Prospectus

Class A, B and C Shares

February 25, 2005

 GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

■ Goldman Sachs Enhanced Income Fund

■  Goldman Sachs Ultra-Short Duration Government Fund

■  Goldman Sachs Short Duration Government Fund

■  Goldman Sachs Government Income Fund

■  Goldman Sachs U.S. Mortgages Fund

■  Goldman Sachs Core Fixed Income Fund

■  Goldman Sachs Investment Grade Credit Fund

■  Goldman Sachs Global Income Fund

■  Goldman Sachs High Yield Fund

■ Goldman Sachs Emerging Markets Debt Fund

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN A FUND IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. AN INVESTMENT IN A FUND INVOLVES INVESTMENT RISKS, AND YOU MAY LOSE MONEY IN A FUND.

NOT FDIC-INSURED	May Lose Value	No Bank Guarantee

General Investment Management Approach

Goldman Sachs Asset Management, L.P. (“GSAM®”), serves as investment adviser to the Enhanced Income, Ultra-Short Duration Government, Short Duration Government, Government Income, U.S. Mortgages, Core Fixed Income, Investment Grade Credit, High Yield and Emerging Markets Debt Funds. Goldman Sachs Asset Management International serves as investment adviser to the Global Income Fund. Goldman Sachs Asset Management, L.P., and Goldman Sachs Asset Management International are each referred to in this Prospectus as the “Investment Adviser.”

The Funds Described In This Prospectus, Including The Enhanced Income Fund, Are Not Money Market Funds. Investors In The Funds Should Understand That The Net Asset Value (“NAV”) Of The Funds Will Fluctuate Which May Result In A Loss Of A Portion Of The Principal Amount Invested.

Goldman Sachs’ Fixed Income Investing Philosophy:
The Fixed Income investment philosophy focuses on consistently striving to add value through a disciplined investment approach. The globally integrated team actively seeks to generate multiple sources of return through a process based on four beliefs:

■	multiple investment strategies are key to achieving optimal risk-adjusted returns;
■	global integration is essential;
■	short-term, tactical opportunities and long-term, investment views are equally important; and
■	consistent, long-term returns can best be achieved through a risk aware approach.

The investment process revolves around four groups: the Investment Strategy Group (ISG), the Top-down Strategy Teams, the Bottom-up Sector Teams, and the Portfolio Teams. Cross-membership of portfolio managers across these groups enables them to fully capitalize on the expertise of the entire investment team.

1. Investment Strategy Group establishes overall macro-economic view— This view serves as the backdrop for the sector allocation, security selection, duration and yield curve strategies.

2. Top-down Strategy Teams formulate decisions across all GSAM portfolios— Using the ISG outlook as a backdrop, these four teams are responsible, to the extent applicable for a particular Fund, for Cross-Sector, Duration, Country and Currency decisions.

3. Bottom-up Sector Teams formulate subsector allocation and security selection decisions— Concurrently, these teams formulate subsector allocation and security selection decisions.

4. Portfolio Teams assess the risk for each Fund— Ultimately accountable for the aggregate result, these teams calibrate the “Best Ideas” generated by the Top-down Strategy and Bottom-up Sector Teams, incorporating Fund guidelines and objectives.

The Investment Adviser de-emphasizes interest rate predictions as a means of generating incremental return. Instead, the Investment Adviser seeks to add value through the selection of particular securities and investment sector allocation as described above.

With every fixed-income portfolio, the Investment Adviser applies a team approach that emphasizes risk management and capitalizes on Goldman Sachs’ extensive research capabilities.

GENERAL INVESTMENT MANAGEMENT APPROACH

Each of the Funds described in this Prospectus has a target duration. A Fund’s duration approximates its price sensitivity to changes in interest rates. Maturity measures the time until final payment is due; it takes no account of the pattern of a security’s cash flows over time. In computing portfolio duration, a Fund will estimate the duration of obligations that are subject to prepayment or redemption by the issuer, taking into account the influence of interest rates on prepayments and coupon flows. This method of computing duration is known as “option-adjusted” duration. The Investment Adviser may use futures contracts and options on futures contracts to manage the Funds’ target duration in accordance with their benchmark or benchmarks. A Fund will not be limited as to its maximum weighted average portfolio maturity or the maximum stated maturity with respect to individual securities unless otherwise noted.

Each Fund also has credit rating requirements for the securities it buys. A Fund will deem a security to have met its minimum credit rating requirement if the security has the required rating at the time of purchase from at least one nationally recognized statistical rating organization (“NRSRO”) even though it has been rated below the minimum rating by one or more other NRSROs. Unrated securities may be purchased by the Funds if they are determined by the Investment Adviser to be of comparable quality. A security satisfies a Fund’s minimum rating requirement regardless of its relative ranking (for example, plus or minus) within a designated major rating category (for example, BBB or Baa). If a security satisfies a Fund’s minimum rating requirement at the time of purchase and is subsequently downgraded below such rating, the Fund will not be required to dispose of such security. This is so even if the downgrade causes the average credit quality of the Fund to be lower than that stated in the Prospectus. Furthermore, during this period, the Investment Adviser will only buy securities at or above the Fund’s average rating requirement. If a downgrade occurs, the Investment Adviser will consider what action, including the sale of such security, is in the best interests of a Fund and its shareholders.

References in the Prospectus to a Fund’s benchmark are for informational purposes only, and unless otherwise noted are not necessarily an indication of how the Fund is managed.

Fund Investment Objectives and Strategies

Goldman Sachs Enhanced Income Fund

FUND FACTS

Duration* (under normal interest rate conditions):	Target = Six-Month U.S. Treasury Bill Index to One-Year U.S. Treasury Note Index

Expected Approximate Interest Rate Sensitivity:	9-month U.S. Treasury bill

Credit Quality:	Minimum = A by a NRSRO at the time of purchase or, if unrated, determined by the Investment Adviser to be of comparable quality Weighted Average = AA

Benchmarks:	Six-Month U.S. Treasury Bill Index One-Year U.S. Treasury Note Index

Symbol:	Class A: GEIAX

INVESTMENT OBJECTIVE

The Fund seeks to generate return in excess of traditional money market products while maintaining an emphasis on preservation of capital and liquidity.

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests, under normal circumstances, primarily in a portfolio of fixed-income securities, including non-mortgage securities issued or guaranteed by the U.S. government, its agencies, instrumentalities or sponsored enterprises (“U.S. Government Securities”), corporate notes and commercial paper and fixed and floating rate asset-backed securities. Except for asset-backed securities and Treasury Securities deliverable into futures transactions, the Fund will not invest in securities with remaining maturities of more than 5 years as determined in accordance with the Statement of Additional Information (the “Additional Statement”). With respect to asset-backed securities, the Fund will not invest in asset-backed securities with a weighted average life of more than 5 years. The Fund may invest across a broad range of high-grade fixed-income sectors with an emphasis on the preservation of capital and liquidity. In pursuing the Fund’s investment objective, the Investment Adviser will seek to enhance the Fund’s return by identifying those high grade fixed income securities that are within the maturity limitations discussed above and that the Investment Adviser believes offer advantageous yields relative to other similar securities.

*	The Fund’s duration approximates its price sensitivity to changes in interest rates.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Goldman Sachs Ultra-Short Duration Government Fund

FUND FACTS

Duration* (under normal interest rate conditions):	Target = Six-Month U.S. Treasury Bill Index to One-Year U.S. Treasury Note Index Maximum = 2 years

Expected Approximate Interest Rate Sensitivity:	9-month U.S. Treasury bill

Credit Quality:	U.S. Government Securities and repurchase agreements collateralized by such securities; non-U.S. Government Securities rated AAA or Aaa by a NRSRO at the time of purchase, or if unrated, determined by the Investment Adviser to be of comparable quality

Benchmarks:	Six-Month U.S. Treasury Bill Index One-Year U.S. Treasury Note Index

Symbol:	Class A: GSAMX

INVESTMENT OBJECTIVE

The Fund seeks to provide a high level of current income, consistent with low volatility of principal.

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in U.S. Government Securities, including securities representing an interest in or collateralized by adjustable rate and fixed rate mortgage loans or other mortgage-related securities (“Mortgage-Backed Securities”), and in repurchase agreements collateralized by U.S. Government Securities**. The remainder of the Fund’s Net Assets (up to 20%) may be invested in other non-government securities. 100% of the Fund’s portfolio will be invested in U.S. dollar-denominated securities.

*	The Fund’s duration approximates its price sensitivity to changes in interest rates.

**	To the extent required by SEC regulations, shareholders will be provided with sixty days notice in the manner prescribed by the SEC before any change in a Fund’s policy to invest at least 80% of its Net Assets in the particular type of investment suggested by its name.

Goldman Sachs Short Duration Government Fund

FUND FACTS

Duration* (under normal interest rate conditions):	Target = Two-Year U.S. Treasury Note Index plus or minus 0.5 years Maximum = 3 years

Expected Approximate Interest Rate Sensitivity:	2-year U.S. Treasury note

Credit Quality:	U.S. Government Securities and repurchase agreements collateralized by such securities

Benchmark:	Two-Year U.S. Treasury Note Index

Symbols:	Class A: GSSDX, Class B: GSDGX, Class C: GSDCX

INVESTMENT OBJECTIVE

The Fund seeks a high level of current income and secondarily, in seeking current income, may also consider the potential for capital appreciation.

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in U.S. Government Securities and in repurchase agreements collateralized by such securities**. Substantially all of the Fund’s Net Assets will be invested in U.S. Government Securities and instruments based on U.S. Government Securities. 100% of the Fund’s portfolio will be invested in U.S. dollar-denominated securities.

*	The Fund’s duration approximates its price sensitivity to changes in interest rates.

**	To the extent required by SEC regulations, shareholders will be provided with sixty days notice in the manner prescribed by the SEC before any change in a Fund’s policy to invest at least 80% of its Net Assets in the particular type of investment suggested by its name.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Goldman Sachs Government Income Fund

FUND FACTS

Duration* (under normal interest rate conditions):	Target = Lehman Brothers Government/Mortgage Index plus or minus 1 year Maximum = 6 years

Expected Approximate Interest Rate Sensitivity:	5-year U.S. Treasury note

Credit Quality:	U.S. Government Securities; non-U.S. Government Securities rated AAA or Aaa by a NRSRO at the time of purchase or, if unrated, determined by the Investment Adviser to be of comparable quality

Benchmark:	Lehman Brothers Government/Mortgage Index

Symbols:	Class A: GSGOX, Class B: GSOBX, Class C: GSOCX

INVESTMENT OBJECTIVE

The Fund seeks a high level of current income, consistent with safety of principal.

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in U.S. Government Securities and in repurchase agreements collateralized by such securities**. The remainder of the Fund’s Net Assets (up to 20%) may be invested in non-government securities such as privately issued Mortgage-Backed Securities, asset-backed securities and corporate securities. 100% of the Fund’s portfolio will be invested in U.S. dollar-denominated securities.

*	The Fund’s duration approximates its price sensitivity to changes in interest rates.

**	To the extent required by SEC regulations, shareholders will be provided with sixty days notice in the manner prescribed by the SEC before any change in a Fund’s policy to invest at least 80% of its Net Assets in the particular type of investment suggested by its name.

Goldman Sachs U.S. Mortgages Fund

FUND FACTS

Duration* (under normal interest rate conditions):	Target = Lehman Brothers Securitized Index plus or minus 0.5 years

Credit Quality:	Minimum = BBB- or Baa3 at time of purchase. Securities will either be rated by a NRSRO or, if unrated, determined by the Investment Adviser to be of comparable quality

Benchmark:	Lehman Brothers Securitized Index

Symbols:	Class A: GSUAX

INVESTMENT OBJECTIVE

The Fund seeks a high level of total return consisting of income and capital appreciation.

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in securities representing direct or indirect interests in or that are collateralized by Mortgage-Backed Securities**. The Fund may also invest in U.S. Government Securities and asset-backed securities.

*	The Fund’s duration approximates its price sensitivity to changes in interest rates.

**	To the extent required by SEC regulations, shareholders will be provided with sixty days notice in the manner prescribed by the SEC before any change in a Fund’s policy to invest at least 80% of its Net Assets in the particular type of investment suggested by its name.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Goldman Sachs Core Fixed Income Fund

FUND FACTS

Duration* (under normal interest rate conditions):	Target = Lehman Brothers Aggregate Bond Index plus or minus one year Maximum = 6 years

Expected Approximate Interest Rate Sensitivity:	5-year U.S. Treasury note

Credit Quality:	Minimum = BBB- or Baa3 at time of purchase. Securities will either be rated by a NRSRO or, if unrated, determined by the Investment Adviser to be of comparable quality

Benchmark:	Lehman Brothers Aggregate Bond Index

Symbols:	Class A: GCFIX, Class B: GCFBX, Class C: GCFCX

INVESTMENT OBJECTIVE

The Fund seeks a total return consisting of capital appreciation and income that exceeds the total return of the Lehman Brothers Aggregate Bond Index (the “Index”).

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in fixed-income securities, including U.S. Government Securities, corporate debt securities, privately issued Mortgage-Backed Securities and asset-backed securities**. The Fund may also invest in custodial receipts, Municipal Securities and convertible securities. The Fund may also engage in forward foreign currency transactions for both speculative and hedging purposes. The Fund’s investments in non-U.S. dollar denominated obligations will not exceed 25% of its total assets at

*	The Fund’s duration approximates its price sensitivity to changes in interest rates.

**	To the extent required by SEC regulations, shareholders will be provided with sixty days notice in the manner prescribed by the SEC before any change in a Fund’s policy to invest at least 80% of its Net Assets in the particular type of investment suggested by its name.

Goldman Sachs Core Fixed Income Fund continued

the time of investment and 10% of the Fund’s total assets may be invested in obligations of issuers in countries with emerging markets or economies (“emerging countries”). However, to the extent that the Investment Adviser has entered into transactions that are intended to hedge the Fund’s position in a non-U.S. dollar denominated obligation against currency risk, such obligation will not be counted when calculating compliance with the 25% limitation on obligations in non-U.S. currency. In pursuing its investment objective, the Fund uses the Index as its performance benchmark, but the Fund will not attempt to replicate the Index. The Fund may, therefore, invest in securities that are not included in the Index.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Goldman Sachs Investment Grade Credit Fund

FUND FACTS

Duration* (under normal interest rate conditions):	Target = Lehman Brothers U.S. Credit Index plus or minus one year

Expected Approximate Interest Rate Sensitivity:	7-year U.S. Treasury note

Credit Quality:	Minimum = BBB- or Baa3 at time of purchase. Securities will either be rated by a NRSRO or, if unrated, determined by the Investment Adviser to be of comparable quality

Benchmark:	Lehman Brothers U.S. Credit Index

Symbol:	Class A: GSGAX

INVESTMENT OBJECTIVE

The Fund seeks a high level total return consisting of capital appreciation and income that exceeds the total return of the Lehman Brothers U.S. Credit Index (the “Index”).

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in investment grade fixed-income securities**. Investment grade securities are securities that are rated at the time of purchase at least BBB- by Standard & Poor’s Rating Group (“Standard & Poor’s”) or at least Baa3 by Moody’s Investors Service, Inc. (“Moody’s”), have a comparable rating by another NRSRO or, if unrated, are determined by the Investment Adviser to be of comparable quality. The Fund may invest in corporate securities, U.S. Government Securities, Mortgage-Backed Securities, asset-backed securities, and fixed-income securities issued by or on behalf of states, territories and possessions of the United States (including the District of Columbia) and the political subdivisions, agencies and instrumentalities thereof (“Municipal Securities”). Although the Fund may invest without limit in foreign securities, the Fund’s investments in non-U.S. dollar denominated obligations will not exceed 25% of its total assets at the time of

*	The Fund’s duration approximates its price sensitivity to changes in interest rates.

**	To the extent required by SEC regulations, shareholders will be provided with sixty days notice in the manner prescribed by the SEC before any change in a Fund’s policy to invest at least 80% of its Net Assets in the particular type of investment suggested by its name.

Goldman Sachs Investment Grade Credit Fund continued

investment, and 10% of the Fund’s total assets may be invested in obligations of emerging countries. However, to the extent that the Investment Adviser has entered into transactions that are intended to hedge the Fund’s position in a non-U.S. dollar denominated obligation against currency risk, such obligation will not be counted when calculating compliance with the 25% limitation on obligations in non-U.S. currency. In pursuing its investment objective, the Fund uses the Index as its performance benchmark, but the Fund will not attempt to replicate the Index. The Fund may, therefore, invest in securities that are not included in the Index.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Goldman Sachs Global Income Fund

FUND FACTS

Duration* (under normal interest rate conditions):	Target = J.P. Morgan Global Government Bond Index (hedged) plus or minus 2.5 years Maximum = 7.5 years

Expected Approximate Interest Rate Sensitivity:	6-year government bond

Credit Quality:	Minimum = BBB- or Baa3 at time of purchase; at least 50% of total assets = AAA or Aaa
Securities will either be rated by a NRSRO or, if unrated, determined by the Investment Adviser to be of comparable quality

Benchmark:	J.P. Morgan Global Government Bond Index (hedged)

Symbols:	Class A: GSGIX, Class B: GSLBX, Class C: GSLCX

INVESTMENT OBJECTIVE

The Fund seeks a high total return, emphasizing current income, and, to a lesser extent, providing opportunities for capital appreciation.

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in a portfolio of fixed-income securities of U.S. and foreign issuers**. The Fund also enters into transactions in foreign currencies. Under normal market conditions, the Fund will:

■	Have at least 30% of its Net Assets, after considering the effect of currency positions, denominated in U.S. dollars
■	Invest in securities of issuers in at least three countries

*	The Fund’s duration approximates its price sensitivity to changes in interest rates.

**	To the extent required by SEC regulations, shareholders will be provided with sixty days notice in the manner prescribed by the SEC before any change in a Fund’s policy to invest at least 80% of its Net Assets in the particular type of investment suggested by its name.

Goldman Sachs Global Income Fund continued

■	Seek to meet its investment objective by pursuing investment opportunities in foreign and domestic fixed-income securities markets and by engaging in currency transactions to seek to enhance returns and to seek to hedge its portfolio against currency exchange rate fluctuations

The Fund may invest more than 25% of its total assets in the securities of corporate and governmental issuers located in each of Canada, Germany, Japan and the United Kingdom as well as in the securities of U.S. issuers. Not more than 25% of the Fund’s total assets will be invested in securities of issuers in any other single foreign country. The Fund may also invest up to 10% of its total assets in issuers in emerging countries.

The fixed-income securities in which the Fund may invest include:

■	U.S. Government Securities and custodial receipts therefor
■	Securities issued or guaranteed by a foreign government or any of its political subdivisions, authorities, agencies, instrumentalities or by supranational entities
■	Corporate debt securities
■	Certificates of deposit and bankers’ acceptances issued or guaranteed by, or time deposits maintained at, U.S. or foreign banks (and their branches wherever located) having total assets of more than $1 billion
■	Commercial paper
■	Mortgage-Backed Securities and asset-backed securities

The Global Income Fund is “non-diversified” under the Investment Company Act of 1940 (the “Investment Company Act”), and may invest more of its assets in fewer issuers than “diversified” mutual funds. Therefore, the Global Income Fund may be more susceptible to adverse developments affecting any single issuer held in its portfolio, and may be more susceptible to greater losses because of these developments.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Goldman Sachs High Yield Fund

FUND FACTS

Duration* (under normal interest rate conditions):	Target = Lehman Brothers U.S. Corporate High Yield Bond Index plus or minus 2.5 years Maximum = 7.5 years

Expected Approximate Interest Rate Sensitivity:	6-year U.S. Treasury note

Credit Quality:	At least 80% of net assets = BB or Ba or lower at the time of purchase or, if unrated, determined by the Investment Adviser to be of comparable quality

Benchmark:	Lehman Brothers U.S. Corporate High Yield Bond Index

Symbols:	Class A: GSHAX, Class B: GSHBX, Class C: GSHCX

INVESTMENT OBJECTIVE

The Fund seeks a high level of current income and may also consider the potential for capital appreciation.

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in high-yield, fixed-income securities that, at the time of purchase, are non-investment grade securities**. Non-investment grade securities are securities rated BB, Ba or below by a NRSRO, or, if unrated, determined by the Investment Adviser to be of comparable quality. The Fund may invest in all types of fixed-income securities, including:

■	Senior and subordinated corporate debt obligations (such as bonds, debentures, notes and commercial paper)

*	The Fund’s duration approximates its price sensitivity to changes in interest rates.

**	To the extent required by SEC regulations, shareholders will be provided with sixty days notice in the manner prescribed by the SEC before any change in a Fund’s policy to invest at least 80% of its Net Assets in the particular type of investment suggested by its name.

Goldman Sachs High Yield Fund continued

■	Convertible and non-convertible corporate debt obligations
■	Loan participations
■	Custodial receipts
■	Municipal Securities
■	Preferred stock

The Fund may invest up to 25% of its total assets in obligations of domestic and foreign issuers which are denominated in currencies other than the U.S. dollar and in securities of issuers located in emerging countries denominated in any currency. However, to the extent that the Investment Adviser has entered into transactions that are intended to hedge the Fund’s position in a non-U.S. dollar denominated obligation against currency risk, such obligation will not be counted when calculating compliance with the 25% limitation on obligations in non-U.S. currency.

Under normal market conditions, the Fund may invest up to 20% of its Net Assets in investment grade fixed-income securities, including U.S. Government Securities. The Fund may also invest in common stocks, warrants, rights and other equity securities, but will generally hold such equity investments only when debt or preferred stock of the issuer of such equity securities is held by the Fund or when the equity securities are received by the Fund in connection with a corporate restructuring of an issuer.

Non-investment grade fixed-income securities (commonly known as “junk bonds”) tend to offer higher yields than higher rated securities with similar maturities. Non-investment grade fixed-income securities are, however, considered speculative and generally involve greater price volatility and greater risk of loss of principal and interest than higher rated securities. The Fund may purchase the securities of issuers that are in default.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Goldman Sachs Emerging Markets Debt Fund

FUND FACTS

Duration* (under normal interest rate conditions):	Target = JP Morgan EMBI Global Diversified Index plus or minus 2 years Maximum = 7 years

Expected Approximate Interest Rate Sensitivity:	10-year government bond

Credit Quality:	Minimum = D (Standard & Poor’s) or C (Moody’s)

Benchmark:	JP Morgan EMBI Global Diversified Index

Symbol:	Class A: GSDAX

INVESTMENT OBJECTIVE

The Fund seeks a high level of total return consisting of income and capital appreciation.

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in fixed-income securities of issuers located in emerging countries**. The Investment Adviser may consider, but is not bound by, classifications by the World Bank, the International Finance Corporation or the United Nations and its agencies in determining whether a country is emerging or developed. Currently, Emerging Countries include, among others, most African, Asian, Eastern European, Middle Eastern, South and Central American nations. The Investment Adviser currently intends that the Fund’s investment focus will be in the following emerging countries: Argentina, Brazil, Bulgaria, Colombia, Dominican Republic, Ecuador, Egypt, Malaysia, Mexico, Nigeria, Panama, Peru, The Philippines, Poland, Russia, South Africa, South Korea, Turkey, Ukraine, Uruguay, Venezuela as well as other

*	The Fund’s duration approximates its price sensitivity to changes in interest rates.

**	To the extent required by SEC regulations, shareholders will be provided with sixty days notice in the manner prescribed by the SEC before any change in a Fund’s policy to invest at least 80% of its Net Assets in the particular type of investment suggested by its name.

Goldman Sachs Emerging Markets Debt Fund continued

emerging countries to the extent that foreign investors are permitted by applicable law to make such investments.

The Fund may invest in all types of emerging country fixed-income securities, including the following:

■	Brady bonds and other debt issued by governments, their agencies and instrumentalities, or by their central banks,
■	interests issued by entities organized and operated for the purpose of restructuring the investment characteristics of instruments issued by emerging country issuers,
■	fixed and floating rate, senior and subordinated corporate debt obligations (such as bonds, debentures, notes and commercial paper),
■	loan participations, and
■	repurchase agreements with respect to the foregoing.

The majority of the countries in which the Fund invests will have sovereign ratings that are below investment grade or are unrated. Moreover, to the extent the Fund invests in corporate or other privately issued debt obligations, many of the issuers of such obligations will be smaller companies with stock market capitalizations of $1 billion or less at the time of investment. Although a majority of the Fund’s assets may be denominated in U.S. Dollars, the Fund may invest in securities denominated in any currency and may be subject to the risk of adverse currency fluctuations.

Non-investment grade fixed-income securities (commonly known as “junk bonds”) tend to offer higher yields than higher-rated securities with similar maturities. Non-investment grade securities are, however, considered speculative and generally involve greater price volatility and greater risk of loss of principal and interest than more highly rated securities. The Fund may purchase the securities of issuers that are in default.

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Other Investment Practices
and Securities

The tables on the following pages identify some of the investment techniques that may (but are not required to) be used by the Funds in seeking to achieve their investment objectives. The tables also highlight the differences among the Funds in their use of these techniques and other investment practices and investment securities. Numbers in the table show allowable usage only; for actual usage, consult the Funds’ annual and semi-annual reports. For more information about these and other investment practices and securities, see Appendix A. Each Fund publishes on its website (http://www.gs.com/funds) complete portfolio holdings for the Fund as of the end of each fiscal quarter subject to a thirty calendar-day lag between the date of the information and the date on which the information is disclosed. In addition, the Funds publish on their website selected holdings information monthly subject to a ten calendar-day lag between the date of the information and the date on which the information is disclosed. This information will be available on the website until the date on which a Fund files its next quarterly portfolio holdings report on Form N-CSR or Form N-Q with the Securities and Exchange Commission (“SEC”). In addition, a description of the Fund’s policies and procedures with respect to the disclosure of a Fund’s portfolio securities is available in the Fund’s Additional Statement.

10 Percent of total assets (including securities lending collateral) (italic type)
10 Percent of net assets (excluding borrowings for investment purposes) (roman type)
• No specific percentage limitation		Ultra-Short	Short
on usage; limited only by the	Enhanced	Duration	Duration	Government
objectives and strategies of the Fund	Income	Government	Government	Income
— Not permitted	Fund	Fund	Fund	Fund

Investment Practices

Borrowings	33 1/3	33 1/3	33 1/3	33 1/3

Credit, Interest Rate and Total Return Swaps*	•	•	•	•

Currency Options and Futures	—	—	—	—

Cross Hedging of Currencies	—	—	—	—

Currency Swaps*	—	—	—	—

Financial Futures Contracts	•	•	•	•

Forward Foreign Currency Exchange Contracts	—	—	—	—

Interest Rate Floors, Caps and Collars	•	•	•	•

Mortgage Dollar Rolls	—	•	•	•

Mortgage Swaps*	—	•	•	•

Options (including Options on Futures)	•	•	•	•

Options on Foreign Currencies	—	—	—	—

Repurchase Agreements	•**	•	•	•

Securities Lending	33 1/3	33 1/3	33 1/3	33 1/3

When-Issued Securities and Forward Commitments	•	•	•	•

*	Limited to 15% of net assets (together with other illiquid securities) for all structured securities which are not deemed to be liquid and all swap transactions.
**	The Enhanced Income, Core Fixed Income, Global Income and High Yield Funds may enter into repurchase agreements collateralized by securities issued by foreign governments. The U.S. Mortgages and Investment Grade Credit Funds may enter into repurchase agreements collateralized by U.S. Government Securities and securities rated at least AAA by Standard & Poor’s or Aaa by Moody’s or have a comparable rating by another NRSRO. The Emerging Markets Debt Fund may enter into repurchase agreements collateralized by securities issued by foreign governments and their central banks.

OTHER INVESTMENT PRACTICES AND SECURITIES

		Investment			Emerging
U.S.	Core Fixed	Grade	Global		Markets
Mortgages	Income	Credit	Income	High Yield	Debt
Fund	Fund	Fund	Fund	Fund	Fund

33 1/3	33 1/3	33 1/3	33 1/3	33 1/3	33 1/3

•	•	•	•	•	•

—	•	•	•	•	•

—	•	•	•	•	•

—	•	•	•	•	•

•	•	•	•	•	•

—	•	•	•	•	•

•	•	•	•	•	•

•	•	•	•	—	—

•	•	•	•	•	—

•	•	•	•	•	•

—	•	•	•	•	•

•**	•**	•**	•**	•**	•**

33 1/3	33 1/3	33 1/3	33 1/3	33 1/3	33 1/3

•	•	•	•	•	•

10 Percent of total assets (italic type)
10 Percent of Net Assets (including borrowings for investment purposes) (roman type)
• No specific percentage limitation		Ultra-Short	Short
on usage; limited only by the	Enhanced	Duration	Duration	Government	U.S.
objectives and strategies of the Fund	Income	Government	Government	Income	Mortgages
— Not permitted	Fund	Fund	Fund	Fund	Fund

Investment Securities

Asset-Backed Securities	•	•	• [1]	•	•
Bank Obligations	•	•	—	•	•
Convertible Securities	•	—	—	—	—
Corporate Debt Obligations and Trust Preferred Securities	•	•	—	•	•
Emerging Country Securities	—	—	—	—	—
Floating and Variable Rate Obligations	•	•	•	•	•
Foreign Securities[2]	•	—	—	—	—
Loan Participations	—	—	—	—	—

Mortgage-Backed Securities

Adjustable Rate Mortgage Loans	—	•	•	•	•
Collateralized Mortgage Obligations	—	•	•	•	•
Fixed Rate Mortgage Loans	—	•	•	•	•
Government Issued Mortgage-Backed Securities	—	•	•	•	•
Multiple Class Mortgage-Backed Securities	—	•	•	•	•
Privately Issued Mortgage-Backed Securities	—	•	—	•	•
Stripped Mortgage-Backed Securities	—	•	•	•	•
Lower Grade Fixed Income Securities	—	—	—	—	—
Preferred Stock, Warrants and Rights	•	—	—	—	—
Structured Securities*	•	•	•	•	•
Taxable Municipal Securities	—	•	—	•	•
Tax-Free Municipal Securities	—	•	—	•	•
Temporary Investments	•	•	•	•	•
U.S. Government Securities	•	•	80+	80+	•

*	Limited to 15% of net assets (together with other illiquid securities) for all structured securities which are not deemed to be liquid and all swap transactions.
[1]	The Short Duration Government Fund may only invest in asset-backed securities that are issued or guaranteed by U.S. government agencies, instrumentalities or sponsored enterprises.
[2]	Includes issuers domiciled in one country and issuing securities denominated in the currency of another. Non-dollar securities are not permitted for the Enhanced Income Fund. The Investment Grade Credit Fund may invest up to 25% of its total assets in securities not denominated in U.S. dollars (unless the Fund is hedged against currency risk).
[3]	Of the Funds’ investments in foreign securities, 10% of each Fund’s total assets in the aggregate may be invested in emerging country securities.

OTHER INVESTMENT PRACTICES AND SECURITIES

Core Fixed	Investment	Global			Emerging
Income	Grade Credit	Income	High Yield		Markets Debt
Fund	Fund	Fund	Fund		Fund

•	•	•	•		•
•	•	•	•		•
•	•	—	•		•

•	•	•	•		•
10 [3]	10 [3]	10 [3]	25	[4]	•

•	•	•	•		•
• [4]	• [4]	•	•	[4]	•
—	•	—	•		•

•	•	•	•		—
•	•	•	•		—
•	•	•	•		—
•	•	•	•		—
•	•	•	•		—
•	•	•	•		—

•	•	•	•		—

—	—	—	80+	[5]	•

—	•	—	•		•
•	•	•	•		•
•	•	—	•		—
•	•	—	•		—
•	•	•	•	[6]	• [6]
•	•	•	•		•

[4]	The Core Fixed Income Fund and Investment Grade Credit Fund may each invest up to 25% of their respective total assets in securities not denominated in U.S. dollars (unless a Fund’s position is hedged against currency risk). The High Yield Fund may invest up to 25% of its total assets in securities not denominated in U.S. dollars (unless the Fund’s position is hedged against currency risk) and in emerging country securities denominated in any currency.
[5]	The High Yield Fund will invest at least 80% of its Net Assets in lower grade securities under normal circumstances.
[6]	The High Yield Fund and Emerging Markets Debt Fund may for this purpose invest in investment grade and high grade securities without limit.

Principal Risks of the Funds

Loss of money is a risk of investing in each Fund. An investment in a Fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The following summarizes important risks that apply to the Funds and may result in a loss of your investment. None of the Funds should be relied upon as a complete investment program. There can be no assurance that a Fund will achieve its investment objective.

		Ultra-Short	Short
	Enhanced	Duration	Duration	Government	U.S.
• Applicable	Income	Government	Government	Income	Mortgages
— Not applicable	Fund	Fund	Fund	Fund	Fund

NAV	•	•	•	•	•

Interest Rate	•	•	•	•	•

Credit/Default	•	•	•	•	•

Call	•	•	•	•	•

Extension	•	•	•	•	•

Derivatives	•	•	•	•	•

U.S. Government Securities	•	•	•	•	•

Market	•	•	•	•	•

Management	•	•	•	•	•

Liquidity	•	•	•	•	•

Non-Diversification	—	—	—	—	—

Sovereign
Political	•	—	—	—	—

Economic	•	—	—	—	—

Repayment	•	—	—	—	—

Foreign	•	—	—	—	—

Emerging Countries	—	—	—	—	—

Junk Bond	—	—	—	—	—

Concentration	—	—	—	—	—

Foreign Currency Trading	—	—	—	—	—

PRINCIPAL RISKS OF THE FUNDS

Core Fixed	Investment	Global		Emerging
Income	Grade Credit	Income	High Yield	Markets Debt
Fund	Fund	Fund	Fund	Fund

•	•	•	•	•

•	•	•	•	•

•	•	•	•	•

•	•	•	•	•

•	•	•	•	•

•	•	•	•	•

•	•	•	•	•

•	•	•	•	•

•	•	•	•	•

•	•	•	•	•

—	—	•	—	—

•	•	•	•	•

•	•	•	•	•

•	•	•	•	•

•	•	•	•	•

•	•	•	•	•

—	—	—	•	•

—	—	•	—	•
•	•	•	•	•

All Funds:

■	NAV Risk—The risk that the net asset value (“NAV”) of the Fund and the value of your investment will fluctuate.
■	Interest Rate Risk—The risk that when interest rates increase, fixed-income securities held by a Fund will decline in value. Long-term fixed-income securities will normally have more price volatility because of this risk than short-term fixed-income securities.
■	Credit/Default Risk—The risk that an issuer or guarantor of fixed-income securities held by a Fund (which may have low credit ratings) may default on its obligation to pay interest and repay principal.
■	Call Risk—The risk that an issuer will exercise its right to pay principal on an obligation held by a Fund (such as a Mortgage-Backed Security) earlier than expected. This may happen when there is a decline in interest rates. Under these circumstances, a Fund may be unable to recoup all of its initial investment and will also suffer from having to reinvest in lower yielding securities.
■	Extension Risk—The risk that an issuer will exercise its right to pay principal on an obligation held by a Fund (such as a Mortgage-Backed Security) later than expected. This may happen when there is a rise in interest rates. Under these circumstances, the value of the obligation will decrease, and a Fund will also suffer from the inability to invest in higher yielding securities.
■	Derivatives Risk—The risk that loss may result from a Fund’s investments in options, futures, swaps, options on swaps, structured securities and other derivative investments. These instruments may be leveraged so that small changes may produce disproportionate losses to a Fund.
■	U.S. Government Securities Risk—The risk that the U.S. government will not provide financial support to U.S. government agencies, instrumentalities or sponsored enterprises if it is not obligated to do so by law. Although many U.S. Government Securities purchased by the Funds, such as those issued by the Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Mortgage Corporation (“Freddie Mac”) and Federal Home Loan Banks may be chartered or sponsored by Acts of Congress, their securities are neither issued nor guaranteed by the United States Treasury and, therefore, are not backed by the full faith and credit of the United States. The maximum potential liability of the issuers of some U.S. Government Securities held by a Fund may greatly exceed their current resources, including their legal right to support from the U.S. Treasury. It is possible that these issuers will not have the funds to meet their payment obligations in the future.
■	Market Risk—The risk that the value of the securities in which a Fund invests may go up or down in response to the prospects of individual companies, particular industry sectors or governments and/or general economic conditions. Price changes may be temporary or last for extended periods. A Fund’s investments may be overweighted from time to time in one or more industry sectors, which will

PRINCIPAL RISKS OF THE FUNDS

increase a Fund’s exposure to risk of loss from adverse developments affecting those sectors.
■	Management Risk—The risk that a strategy used by the Investment Adviser may fail to produce the intended results.
■	Liquidity Risk—The risk that a Fund will not be able to pay redemption proceeds within the time period stated in this Prospectus because of unusual market conditions, an unusually high volume of redemption requests, or other reasons. Funds that invest in non-investment grade fixed-income securities or emerging country issuers will be especially subject to the risk that during certain periods the liquidity of particular issuers or industries, or all securities within these investment categories, will shrink or disappear suddenly and without warning as a result of adverse economic, market or political events, or adverse investor perceptions whether or not accurate. The Goldman Sachs Asset Allocation Portfolios (the “Asset Allocation Portfolios”) expect to invest a significant percentage of their assets in the Funds and other funds for which GSAM or an affiliate now or in the future acts as investment adviser or underwriter. Redemptions by an Asset Allocation Portfolio of its position in a Fund may further increase liquidity risk and may impact a Fund’s NAV.

Specific Funds:

■	Non-Diversification Risk—The Global Income Fund is non-diversified, meaning that the Fund is permitted to invest more of its assets in fewer issuers than “diversified” mutual funds. Thus, the Fund may be more susceptible to adverse developments affecting any single issuer held in its portfolio, and may be more susceptible to greater losses because of these developments.
■	Sovereign Risk—The Enhanced Income, Core Fixed Income, Investment Grade Credit, Global Income, High Yield and Emerging Markets Debt Funds will be subject to the risk that the issuer of the sovereign debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay the principal or interest when due.

■	Political Risk—The risks associated with the general political and social environment of a country. These factors may include among other things government instability, poor socioeconomic conditions, corruption, lack of law and order, lack of democratic accountability, poor quality of the bureaucracy, internal and external conflict, and religious and ethnic tensions. High political risk can impede the economic welfare of a country.
■	Economic Risk—The risks associated with the general economic environment of a country. These can encompass, among other things, low quality and growth rate of Gross Domestic Product (“GDP”), high inflation or deflation, high government deficits as a percentage of GDP, weak financial sector, overvalued exchange rate, and high current account deficits as a percentage of GDP.

■	Repayment Risk—The risk associated with the inability of a country to pay its external debt obligations in the immediate future. Repayment risk factors may include but are not limited to high foreign debt as a percentage of GDP, high foreign debt service as a percentage of exports, low foreign exchange reserves as a percentage of short-term debt or exports, and an unsustainable exchange rate structure.

■	Foreign Risk—The Enhanced Income, Core Fixed Income, Investment Grade Credit, Global Income, High Yield and Emerging Markets Debt Funds will be subject to risks of loss with respect to their foreign investments that are not typically associated with domestic issuers. Loss may result because of less foreign government regulation, less public information and less economic, political and social stability. Loss may also result from the imposition of exchange controls, confiscations and other government restrictions. The Funds will also be subject to the risk of negative foreign currency rate fluctuations. Foreign risks will normally be greatest when a Fund invests in issuers located in emerging countries.
■	Emerging Countries Risk—The Core Fixed Income, Investment Grade Credit, Global Income, High Yield and Emerging Markets Debt Funds may invest in emerging countries. The securities markets of Asian, Latin, Central and South American, Eastern European, Middle Eastern, African and other emerging countries are less liquid, are especially subject to greater price volatility, have smaller market capitalizations, have less government regulation and are not subject to as extensive and frequent accounting, financial and other reporting requirements as the securities markets of more developed countries. These risks are not normally associated with investments in more developed countries.
■	“Junk Bond” Risk—The High Yield and Emerging Markets Debt Funds will invest in non-investment grade fixed-income securities (commonly known as “junk bonds”) that are considered predominantly speculative by traditional investment standards. Non-investment grade fixed-income securities and unrated securities of comparable credit quality are subject to the increased risk of an issuer’s inability to meet principal and interest payment obligations. These securities may be subject to greater price volatility due to such factors as specific corporate or municipal developments, interest rate sensitivity, negative perceptions of the junk bond markets generally and less secondary market liquidity.
■	Concentration Risk—The risk that if the Global Income or Emerging Markets Debt Funds invest more than 25% of its total assets in issuers within the same country, state, region, currency, industry or economic sector, an adverse economic, business or political development may affect the value of the Fund’s investments more than if its investments were not so concentrated. In addition, the Global Income Fund may invest more than 25% of its total assets in the securities of corporate and governmental issuers located in each of Canada, Germany, Japan and the United Kingdom, as well as in the securities of U.S. issuers. Concentration of the Global

PRINCIPAL RISKS OF THE FUNDS

Income Fund’s investments in such issuers will subject the Fund, to a greater extent than if investments were less concentrated, to losses arising from adverse developments affecting those issuers or countries.

■	Foreign Currency Trading Risk—The Core Fixed Income Fund, Investment Grade Credit, Global Income, High Yield, and Emerging Markets Debt Funds may engage, to a greater extent than the other Funds, in forward foreign currency transactions for speculative purposes. The Funds’ Investment Adviser may purchase or sell foreign currencies through the use of forward contracts based on the Investment Adviser’s judgment regarding the direction of the market for a particular foreign currency or currencies. In pursuing this strategy, the Investment Adviser seeks to profit from anticipated movements in currency rates by establishing “long” and/or “short” positions in forward contracts on various foreign currencies. Foreign exchange rates can be extremely volatile and a variance in the degree of volatility of the market or in the direction of the market from the investment adviser’s expectations may produce significant losses to the Funds.

More information about the Funds’ portfolio securities and investment techniques, and their associated risks, is provided in Appendix A. You should consider the investment risks discussed in this section and in Appendix A. Both are important to your investment choice.

Fund Performance

HOW THE FUNDS HAVE PERFORMED

The bar chart and table provide an indication of the risks of investing in a Fund by showing: (a) changes in the performance of a Fund’s Class A Shares from year to year for up to the last ten years; and (b) how the average annual total returns of a Fund’s Class A, B and C Shares* compare to those of broad-based securities market indices. The bar chart (including “Best Quarter” and “Worst Quarter” information) and table assume reinvestment of dividends and distributions. A Fund’s past performance, before and after taxes, is not necessarily an indication of how the Fund will perform in the future.

The average annual total return calculation reflects a maximum initial sales charge of 1.5% for Class A Shares of Enhanced Income and Ultra-Short Duration Government Funds; 2.0% for Class A Shares of Short Duration Government Fund; and 4.5% for Class A Shares of Government Income, Core Fixed Income, Global Income and High Yield Funds; the assumed contingent deferred sales charge (“CDSC”) for Class B Shares (2% maximum declining to 0% after three years for the Short Duration Government Fund and 5% maximum declining to 0% after six years for the Government Income, Core Fixed Income, Global Income and High Yield Funds); and the assumed CDSC for Class C Shares (1% if redeemed within 12 months of purchase). The bar charts (including “Best Quarter” and “Worst Quarter” information) do not reflect the sales loads applicable to Class A Shares. If the sales loads were reflected, returns would be less. Performance reflects expense limitations in effect. If expense limitations were not in place, a Fund’s performance would have been reduced.

*	The Enhanced Income Fund, Ultra-Short Duration Government Fund, U.S. Mortgages Fund, Investment Grade Credit Fund and Emerging Markets Debt Fund do not currently, but may in the future, offer Class B and Class C Shares. As of the date of this Prospectus, Class B Shares of the Short Duration Government Fund may no longer by purchased.

FUND PERFORMANCE

INFORMATION ON AFTER-TAX RETURNS

These definitions apply to the after-tax returns.

Average Annual Total Returns Before Taxes. These returns do not reflect taxes on distributions on a Fund’s Class A Shares nor do they show how performance can be impacted by taxes when shares are redeemed (sold) by you.

Average Annual Total Returns After Taxes on Distributions. These returns assume that taxes are paid on distributions on a Fund’s Class A Shares (i.e., dividends and capital gains) but do not reflect taxes that may be incurred upon redemption (sale) of the Class A Shares at the end of the performance period.

Average Annual Total Returns After Taxes on Distributions and Sale of Shares. These returns reflect taxes paid on distributions on a Fund’s Class A Shares and taxes applicable when the shares are redeemed (sold).

Note on Tax Rates. The after-tax performance figures are calculated using the historically highest individual federal marginal income tax rates at the time of the distributions (as of the date of this Prospectus, 35% for ordinary income dividends and 15% for long-term capital gains distributions) and do not reflect state and local taxes. In calculating the federal income taxes due on redemptions, capital gains taxes resulting from a redemption are subtracted from the redemption proceeds and the tax benefits from capital losses resulting from the redemption are added to the redemption proceeds. Under certain circumstances, the addition of the tax benefits from capital losses resulting from redemptions may cause the Returns After Taxes on Distributions and Sale of Fund Shares to be greater than the Returns After Taxes on Distributions or even the Returns Before Taxes.

Enhanced Income Fund

TOTAL RETURN	CALENDAR YEAR (CLASS A)

Best Quarter* Q1 ’01 +2.24% Worst Quarter* Q2 ’04 -0.23%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2004	1 Year	Since Inception

Class A (Inception 8/2/00)
Returns Before Taxes	-0.97%	2.95%
Returns After Taxes on Distributions**	-1.91%	1.47%
Returns After Taxes on Distributions and Sale of Fund Shares**	-0.63%	1.61%
Six-Month U.S. Treasury Bill Index***	1.22%	2.88%
One-Year U.S. Treasury Note Index***	0.82%	3.41%
Lehman Brothers Mutual Fund Short (1-2) U.S. Government Index****	0.92%	4.51%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The Six-Month U.S. Treasury Bill Index and One-Year U.S. Treasury Note Index, as reported by Merrill Lynch, do not reflect any deduction for fees, expenses or taxes.
****	The Lehman Brothers Mutual Fund Short (1-2) U.S. Government Index, an unmanaged index, does not reflect any deduction for fees, expenses or taxes.

FUND PERFORMANCE

Ultra-Short Duration Government Fund

TOTAL RETURN	CALENDAR YEAR (CLASS A)

Best Quarter* Q4 ’00 +2.30% Worst Quarter* Q2 ’03 +0.03%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2004	1 Year	5 Years	Since Inception

Class A (Inception 5/15/95)
Returns Before Taxes	-0.10%	3.33%	4.30%
Returns After Taxes on Distributions**	-1.13%	1.69%	2.37%
Returns After Taxes on Distributions and Sale of Fund Shares**	-0.07%	1.83%	2.47%
Six-Month U.S. Treasury Bill Index***	1.22%	3.26%	4.28%
One-Year U.S. Treasury Note Index***	0.82%	3.74%	4.60%
Lehman Brothers Mutual Fund Short (1-2) U.S. Government Index****	0.92%	4.72%	5.17%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The Six-Month U.S. Treasury Bill Index and One-Year U.S. Treasury Note Index, as reported by Merrill Lynch, do not reflect any deduction for fees, expenses or taxes.
****	The Lehman Brothers Mutual Fund Short (1-2) U.S. Government Index, an unmanaged index, does not reflect deduction for any fees, expenses or taxes.

Short Duration Government Fund

TOTAL RETURN	CALENDAR YEAR (CLASS A)

Best Quarter* Q3 ’01 +3.66% Worst Quarter* Q4 ’98 -0.22%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2004	1 Year	5 Years	Since Inception

Class A (Inception 5/1/97)
Returns Before Taxes	-0.87%	4.79%	4.79%
Returns After Taxes on Distributions**	-1.86%	3.07%	2.83%
Returns After Taxes on Distributions and Sale of Fund Shares**	-0.52%	3.03%	2.86%
Two-Year U.S. Treasury Note Index***	0.75%	5.02%	5.03%
Lehman Brothers Mutual Fund Short (1-3) U.S. Government Index****	1.07%	5.11%	5.29%

Class B (Inception 5/1/97)
Returns Before Taxes	-1.40%	4.55%	4.45%
Two-Year U.S. Treasury Note Index***	0.75%	5.02%	5.03%
Lehman Brothers Mutual Fund Short (1-3) U.S. Government Index****	1.07%	5.11%	5.29%

Class C (Inception 8/15/97)
Returns Before Taxes	-0.64%	4.39%	4.10%
Two-Year U.S. Treasury Note Index***	0.75%	5.02%	4.88%
Lehman Brothers Mutual Fund Short (1-3) U.S. Government Index****	1.07%	5.11%	5.17%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	The after-tax returns are for Class A Shares only. The after-tax returns for Class B and Class C Shares will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The Two-Year U.S. Treasury Note Index, as reported by Merrill Lynch, does not reflect any deduction for fees, expenses or taxes.
****	The Lehman Brothers Mutual Fund Short (1-3) U.S. Government Index, an unmanaged index, does not reflect any deduction for fees, expenses or taxes.

FUND PERFORMANCE

Government Income Fund

TOTAL RETURN	CALENDAR YEAR (CLASS A)

Best Quarter* Q2 ’95 +5.70% Worst Quarter* Q2 ’04 -1.83%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2004	1 Year	5 Years	10 Years	Since Inception

Class A (Inception 2/10/93)
Returns Before Taxes	-0.98%	6.09%	6.63%	6.04%
Returns After Taxes on Distributions**	-2.18%	4.19%	4.28%	3.64%
Returns After Taxes on Distributions and Sale of Fund Shares**	-0.42%	4.07%	4.21%	3.65%
Lehman Brothers Government/Mortgage Index***	4.08%	7.30%	7.48%	6.58%

Class B (Inception 5/1/96)
Returns Before Taxes	-2.23%	5.87%	N/A	5.77%
Lehman Brothers Government/Mortgage Index***	4.08%	7.30%	N/A	6.91%

Class C (Inception 8/15/97)
Returns Before Taxes	1.82%	6.25%	N/A	5.41%
Lehman Brothers Government/Mortgage Index***	4.08%	7.30%	N/A	6.64%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	The after-tax returns are for Class A Shares only. The after-tax returns for Class B and Class C Shares will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The Lehman Brothers Government/Mortgage Index, an unmanaged index, does not reflect any deduction for fees, expenses or taxes.

U.S. Mortgages Fund

TOTAL RETURN	CALENDAR YEAR (CLASS A)

Best Quarter* Q3 ’04 +2.90% Worst Quarter* Q2 ’04 -0.99%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2004	1 Year	Since Inception

Class A (Inception 11/3/03)
Returns Before Taxes	-0.31%	0.82%
Returns After Taxes on Distributions**	-1.89%	-0.73%
Returns After Taxes on Distributions and Sale of Fund Shares**	-0.09%	-0.15%
Lehman Brothers Securitized Index***	4.59%	5.06%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The Lehman Brothers Securitized Index is an unmanaged composite of asset-backed securities, collateralized mortgage-backed securities (ERISA-eligible) and fixed rate mortgage-backed securities. The Index figures do not reflect any deduction for fees, expenses or taxes.

FUND PERFORMANCE

Core Fixed Income Fund

TOTAL RETURN	CALENDAR YEAR (CLASS A)

Best Quarter* Q3 ’01 +4.46% Worst Quarter* Q2 ’04 -2.23%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2004	1 Year	5 Years	Since Inception

Class A (Inception 5/1/97)
Returns Before Taxes	-0.07%	6.57%	6.14%
Returns After Taxes on Distributions**	-1.42%	4.38%	3.78%
Returns After Taxes on Distributions and Sale of Fund Shares**	0.11%	4.31%	3.79%
Lehman Brothers Aggregate Bond Index***	4.34%	7.70%	7.14%

Class B (Inception 5/1/97)
Returns Before Taxes	-1.38%	6.36%	6.00%
Lehman Brothers Aggregate Bond Index***	4.34%	7.70%	7.14%

Class C (Inception 8/15/97)
Returns Before Taxes	2.76%	6.75%	5.70%
Lehman Brothers Aggregate Bond Index***	4.34%	7.70%	6.87%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	The after-tax returns are for Class A Shares only. The after-tax returns for Class B and Class C Shares will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The Lehman Brothers Aggregate Bond Index represents an unmanaged diversified portfolio of fixed-income securities, including U.S. Treasuries, investment-grade corporate bonds, and mortgage-backed and asset-backed securities. The Index figures do not reflect any deduction for fees, expenses or taxes.

Investment Grade Credit Fund

TOTAL RETURN	CALENDAR YEAR (CLASS A)

Best Quarter* Q3 ’04 +4.08% Worst Quarter* Q2 ’04 -3.31%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2004	1 Year	Since Inception

Class A (Inception 11/3/03)
Returns Before Taxes	0.26%	2.12%
Returns After Taxes on Distributions**	-1.16%	0.70%
Returns After Taxes on Distributions and Sale of Fund Shares**	0.18%	0.99%
Lehman Brothers U.S. Credit Index***	5.24%	5.90%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The Lehman Brothers U.S. Credit Index is an unmanaged index that is unbundled into pure corporates (industrial, utility, and finance, including both U.S. and Non-U.S. corporations) and non-corporates (sovereign, supranational, foreign agencies, and foreign local governments). The Index figures do not reflect any deduction for fees, expenses or taxes.

FUND PERFORMANCE

Global Income Fund

TOTAL RETURN	CALENDAR YEAR (CLASS A)

Best Quarter* Q3 ’98 +5.54% Worst Quarter* Q1 ’94 -4.35%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2004	1 Year	5 Years	10 Years	Since Inception

Class A (Inception 8/2/91)
Returns Before Taxes	-0.45%	4.41%	6.65%	6.24%
Returns After Taxes on Distributions**	-2.95%	1.89%	3.91%	3.52%
Returns After Taxes on Distributions and Sale of Fund Shares**	-0.32%	2.22%	3.99%	3.64%
J.P. Morgan Global Government Bond Index (hedged)***	4.88%	6.44%	8.08%	7.66%

Class B (Inception 5/1/96)
Returns Before Taxes	-1.56%	4.40%	N/A	5.58%
J.P. Morgan Global Government Bond Index (hedged)***	4.88%	6.44%	N/A	7.29%

Class C (Inception 8/15/97)
Returns Before Taxes	2.59%	4.83%	N/A	4.91%
J.P. Morgan Global Government Bond Index (hedged)***	4.88%	6.44%	N/A	6.66%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	The after-tax returns are for Class A Shares only. The after-tax returns for Class B and Class C Shares will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The J.P. Morgan Global Government Bond Index (hedged), an unmanaged index, does not reflect any deduction for fees, expenses or taxes.

High Yield Fund

TOTAL RETURN	CALENDAR YEAR (CLASS A)

Best Quarter* Q2 ’03 +10.92% Worst Quarter* Q3 ’98 -6.68%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2004	1 Year	5 Years	Since Inception

Class A (Inception 8/1/97)
Returns Before Taxes	7.96%	6.76%	6.12%
Returns After Taxes on Distributions**	4.67%	3.07%	2.49%
Returns After Taxes on Distributions and Sale of Fund Shares**	5.04%	3.38%	2.86%
Lehman Brothers U.S. Corporate High Yield Bond Index***	11.13%	6.96%	5.76%

Class B (Inception 8/1/97)
Returns Before Taxes	6.70%	6.51%	6.00%
Lehman Brothers U.S. Corporate High Yield Bond Index***	11.13%	6.96%	5.76%

Class C (Inception 8/15/97)
Returns Before Taxes	11.06%	6.95%	6.05%
Lehman Brothers U.S. Corporate High Yield Bond Index***	11.13%	6.96%	5.86%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	The after-tax returns are for Class A Shares only. The after-tax returns for Class B and Class C Shares will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The Lehman Brothers U.S. Corporate High Yield Bond Index is a total return performance benchmark for fixed-income securities having a maximum quality rating of Ba1 (as determined by Moody’s Investors Service). The Index is unmanaged and does not reflect any deduction for fees, expenses or taxes.

FUND PERFORMANCE

Emerging Markets Debt Fund

TOTAL RETURN	CALENDAR YEAR (CLASS A)

Best Quarter* Q3 ’04 +10.72% Worst Quarter* Q2 ’04 -5.80%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2004	1 Year	Since Inception

Class A (Inception 8/29/03)
Returns Before Taxes	10.38%	13.84%
Returns After Taxes on Distributions**	6.61%	10.25%
Returns After Taxes on Distributions and Sale of Fund Shares**	6.60%	9.64%
JP Morgan EMBI Global Diversified Index***	11.62%	14.55%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The JP Morgan EMBI Global Diversified Index is an unmanaged index of debt instruments of 31 emerging countries. The Index figures do not reflect any deduction for fees, expenses or taxes.

Fund Fees and Expenses (Class A, B and C Shares)

This table describes the fees and expenses that you would pay if you buy and hold Class A, Class B or Class C Shares of a Fund.

	Enhanced	Ultra-Short Duration
	Income Fund	Government Fund

	Class A	Class A

Shareholder Fees (fees paid directly from your investment):
Maximum Sales Charge (Load) Imposed on Purchases	1.5% [1]	1.5% [1]
Maximum Deferred Sales Charge (Load)	None	None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None	None
Redemption Fees[5]	None	None
Exchange Fees	None	None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[6]
Management Fees[7]	0.25%	0.40%
Distribution and Service (12b-1) Fees	0.25%	0.25%
Other Expenses[9]*	0.23%	0.23%

Total Fund Operating Expenses*	0.73%	0.88%

See page 51 for all other footnotes.

*	The “Other Expenses” and “Total Fund Operating Expenses” (after any waivers and expense limitations) of the Fund are as set forth below. The waivers and expense limitations may be terminated at any time at the option of the Investment Adviser. If this occurs, “Other Expenses” and “Total Fund Operating Expenses” may increase without shareholder approval.

	Enhanced	Ultra-Short Duration
	Income Fund	Government Fund

	Class A	Class A

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[6]
Management Fees[7]	0.20%	0.40%
Distribution and Service (12b-1) Fees	0.25%	0.25%
Other Expenses[9]	0.20%	0.23%

Total Fund Operating Expenses (after current waivers and expense limitations)	0.65%	0.88%

FUND FEES AND EXPENSES

	Short Duration Government Fund

	Class A		Class B		Class C

Shareholder Fees (fees paid directly from your investment):
Maximum Sales Charge (Load) Imposed on Purchases	2.0%	[1]	None		None
Maximum Deferred Sales Charge (Load)[2]	None	[1]	2.0%	[3]	1.0%	[4]
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None		None		None
Redemption Fees[5]	None		None		None
Exchange Fees	None		None		None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[6]
Management Fees	0.50%		0.50%		0.50%
Distribution and Service (12b-1) Fees[8]	0.25%		1.00%		1.00%
Other Expenses[9]*	0.25%		0.25%		0.25%

Total Fund Operating Expenses*	1.00%		1.75%		1.75%

See page 51 for all other footnotes.

*	The “Other Expenses” and “Total Fund Operating Expenses” (after any waivers and expense limitations) of the Fund are as set forth below. The waivers and expense limitations may be terminated at any time at the option of the Investment Adviser. If this occurs, “Other Expenses” and “Total Fund Operating Expenses” may increase without shareholder approval.

	Short Duration Government Fund

	Class A	Class B	Class C

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[6]
Management Fees	0.50%	0.50%	0.50%
Distribution and Service (12b-1) Fees[8]	0.25%	0.85%	1.00%
Other Expenses[9]	0.19%	0.19%	0.19%

Total Fund Operating Expenses (after current expense limitations)	0.94%	1.54%	1.69%

Fund Fees and Expenses continued

	Government Income Fund

	Class A		Class B		Class C

Shareholder Fees (fees paid directly from your investment):
Maximum Sales Charge (Load) Imposed on Purchases	4.5%	[1]	None		None
Maximum Deferred Sales Charge (Load)[2]	None	[1]	5.0%	[3]	1.0%	[4]
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None		None		None
Redemption Fees[5]	None		None		None
Exchange Fees	None		None		None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[6]
Management Fees	0.54%		0.54%		0.54%
Distribution and Service (12b-1) Fees	0.25%		1.00%		1.00%
Other Expenses[9]*	0.27%		0.27%		0.27%

Total Fund Operating Expenses*	1.06%		1.81%		1.81%

See page 51 for all other footnotes.

*	The “Other Expenses” and “Total Fund Operating Expenses” (after any waivers and expense limitations) of the Fund are as set forth below. The waivers and expense limitations may be terminated at any time at the option of the Investment Adviser. If this occurs, “Other Expenses” and “Total Fund Operating Expenses” may increase without shareholder approval.

	Government Income Fund

	Class A	Class B	Class C

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[6]
Management Fees[6]	0.54%	0.54%	0.54%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%
Other Expenses[9]	0.19%	0.19%	0.19%

Total Fund Operating Expenses (after current waivers and expense limitations)	0.98%	1.73%	1.73%

FUND FEES AND EXPENSES

U.S. Mortgages
Fund

Class A

Shareholder Fees (fees paid directly from your investment):
Maximum Sales Charge (Load) Imposed on Purchases	4.5% [1]
Maximum Deferred Sales Charge (Load)[2]	None [1]
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None
Redemption Fees[5]	None
Exchange Fees	None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[6]
Management Fees[7]	0.40%
Account Service Fees	0.05%
Distribution and Service (12b-1) Fees	0.25%
Other Expenses[9]*	0.38%

Total Fund Operating Expenses*	1.08%

See page 51 for all other footnotes.

*	The “Other Expenses” and “Total Fund Operating Expenses” (after any waivers and expense limitations) of the Fund are as set forth below. The waivers and expense limitations may be terminated at any time at the option of the Investment Adviser. If this occurs, “Other Expenses” and “Total Fund Operating Expenses” may increase without shareholder approval.

U.S. Mortgages
Fund

Class A

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[6]
Management Fees[7]	0.33%
Account Service Fees	0.05%
Distribution and Service (12b-1) Fees	0.25%
Other Expenses[9]	0.19%

Total Fund Operating Expenses (after current waivers and expense limitations)	0.82%

Fund Fees and Expenses continued

	Core Fixed Income Fund

	Class A		Class B		Class C

Shareholder Fees (fees paid directly from your investment):
Maximum Sales Charge (Load) Imposed on Purchases	4.5%	[1]	None		None
Maximum Deferred Sales Charge (Load)[2]	None	[1]	5.0%	[3]	1.0%	[4]
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None		None		None
Redemption Fees[5]	None		None		None
Exchange Fees	None		None		None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[6]
Management Fees	0.40%		0.40%		0.40%
Distribution and Service (12b-1) Fees	0.25%		1.00%		1.00%
Other Expenses[9]	0.25%		0.25%		0.25%

Total Fund Operating Expenses	0.90%		1.65%		1.65%

See page 51 for all other footnotes.

FUND FEES AND EXPENSES

Investment Grade
Credit Fund

Class A

Shareholder Fees (fees paid directly from your investment):
Maximum Sales Charge (Load) Imposed on Purchases	4.5% [1]
Maximum Deferred Sales Charge (Load)	None [1]
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None
Redemption Fees[5]	None
Exchange Fees	None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[6]
Management Fees[7]	0.40%
Account Services Fees	0.05%
Distribution and Service (12b-1) Fees	0.25%
Other Expenses[9]*	1.15%

Total Fund Operating Expenses*	1.85%

See page 51 for all other footnotes.

*	The “Other Expenses” and “Total Fund Operating Expenses” (after any waivers and expense limitations) of the Fund are as set forth below. The waivers and expense limitations may be terminated at any time at the option of the Investment Adviser. If this occurs, “Other Expenses” and “Total Fund Operating Expenses” may increase without shareholder approval.

Investment Grade
Credit Fund

Class A

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[6]
Management Fees[7]	0.33%
Account Service Fees	0.05%
Distribution and Service (12b-1) Fees	0.25%
Other Expenses[9]	0.19%

Total Fund Operating Expenses (after current waivers and expense limitations)	0.82%

Fund Fees and Expenses continued

	Global Income Fund

	Class A		Class B		Class C

Shareholder Fees (fees paid directly from your investment):
Maximum Sales Charge (Load) Imposed on Purchases	4.5%	[1]	None		None
Maximum Deferred Sales Charge (Load)[2]	None	[1]	5.0%	[3]	1.0%	[4]
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None		None		None
Redemption Fees[5]	2.0%		2.0%		2.0%
Exchange Fees	None		None		None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[6]
Management Fees	0.65%		0.65%		0.65%
Distribution and Service (12b-1) Fees	0.25%		1.00%		1.00%
Other Expenses[9]*	0.36%		0.36%		0.36%

Total Fund Operating Expenses*	1.26%		2.01%		2.01%

See page 51 for all other footnotes.

*	The “Other Expenses” and “Total Fund Operating Expenses” (after any waivers and expense limitations) of the Fund are as set forth below. The waivers and expense limitations may be terminated at any time at the option of the Investment Adviser. If this occurs, “Other Expenses” and “Total Fund Operating Expenses” may increase without shareholder approval.

	Global Income Fund

	Class A	Class B	Class C

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[6]
Management Fees	0.65%	0.65%	0.65%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%
Other Expenses[9]	0.19%	0.19%	0.19%

Total Fund Operating Expenses (after current waivers and expense limitations)	1.09%	1.84%	1.84%

FUND FEES AND EXPENSES

	High Yield Fund

	Class A		Class B		Class C

Shareholder Fees (fees paid directly from your investment):
Maximum Sales Charge (Load) Imposed on Purchases	4.5%	[1]	None		None
Maximum Deferred Sales Charge (Load)[2]	None	[1]	5.0%	[3]	1.0%	[4]
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None		None		None
Redemption Fees[5]	2.0%		2.0%		2.0%
Exchange Fees	None		None		None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[6]
Management Fees	0.70%		0.70%		0.70%
Distribution and Service (12b-1) Fees	0.25%		1.00%		1.00%
Other Expenses[9]*	0.23%		0.23%		0.23%

Total Fund Operating Expenses*	1.18%		1.93%		1.93%

See page 51 for all other footnotes.

*	The “Other Expenses” and “Total Fund Operating Expenses” (after any waivers and expense limitations) of the Fund are as set forth below. The waivers and expense limitations may be terminated at any time at the option of the Investment Adviser. If this occurs, “Other Expenses” and “Total Fund Operating Expenses” may increase without shareholder approval.

	High Yield Fund

	Class A	Class B	Class C

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[6]
Management Fees	0.70%	0.70%	0.70%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%
Other Expenses[9]	0.21%	0.21%	0.21%

Total Fund Operating Expenses (after current expense limitations)	1.16%	1.91%	1.91%

Fund Fees and Expenses continued

Emerging
Markets
Debt Fund

Class A

Shareholder Fees (fees paid directly from your investment):
Maximum Sales Charge (Load) Imposed on Purchases	4.5% [1]
Maximum Deferred Sales Charge (Load)	None [1]
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None
Redemption Fees[5]	2.0%
Exchange Fees	None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[6]
Management Fees	0.80%

Distribution and Service (12b-1) Fees	0.25%
Other Expenses[9]*	1.92%

Total Fund Operating Expenses*	2.97%

See page 51 for all other footnotes.

*	The “Other Expenses” and “Total Fund Operating Expenses” of the Fund (after any waivers and expense limitations) of the Fund are as set forth below. The waivers and expense limitations may be terminated at any time at the option of the Investment Adviser. If this occurs, “Other Expenses” and “Total Fund Operating Expenses” may increase without shareholder approval.

Emerging
Markets
Debt Fund

Class A

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[6]
Management Fees	0.80%
Distribution and Service (12b-1) Fees	0.25%
Other Expenses[9]	0.23%

Total Fund Operating Expenses (after current expense limitations)	1.28%

FUND FEES AND EXPENSES

[1]	The maximum sales charge is a percentage of the offering price. Under certain circumstances, as described in the Shareholder Guide, the maximum sales charge may be reduced or waived entirely. Except with respect to direct purchases of the Enhanced Income Fund and the Ultra-Short Duration Government Fund, a CDSC of 1% may be imposed on certain redemptions (within 18 months of purchase) of Class A Shares sold without an initial sales charge as part of an investment of $1 million or more ($500,000 in the case of the Short Duration Government Fund).
[2]	The maximum deferred sales charge (CDSC) is a percentage of the lesser of the NAV at the time of redemption or the NAV when the shares were originally purchased.
[3]	With the exception of the Short Duration Government Fund, a CDSC is imposed upon Class B Shares redeemed within six years of purchase at a rate of 5% in the first year, declining to 1% in the sixth year, and eliminated thereafter. With respect to the Short Duration Government Fund, a CDSC is imposed on shares redeemed within three years of purchase at a rate of 2.0% in the first year, declining to 1% in the third year, and eliminated thereafter.
[4]	A CDSC of 1% is imposed on Class C Shares redeemed within 12 months of purchase.
[5]	A 2.0% redemption fee will be imposed on the redemption of shares (including by exchange) held for 30 calendar days or less.
[6]	Except for the Government Income Fund, Global Income Fund and Emerging Markets Debt Fund, the Funds’ annual operating expenses are based on actual expenses for the fiscal year ended October 31, 2004. Effective June 1, 2004, with respect to the Global Income Fund and Emerging Markets Debt Fund, the 0.25% personal and account maintenance fee under the Class A Shares’ Distribution and Service Plan was eliminated. As a result, the Global Income Fund and Emerging Markets Debt Fund “Distribution and Service (12b-1) Fees” and “Total Fund Operating Expenses” for Class A Shares have been restated to reflect the current expenses that are expected for the current fiscal year. In addition, effective the date of this Prospectus, the Investment Adviser has entered into a fee reduction commitment with the Goldman Sachs Trust (the “Trust”). The commitment permanently reduces the management fee for the Government Income and Global Income Funds to an annual rate of 0.54% and 0.65%, respectively, of the average daily net assets of such Funds. As a result, “Management Fees” and “Total Fund Operating Expenses” of the Government Income and Global Income Funds in the Expense Table have been restated to reflect the current expenses that are expected for the current fiscal year.
[7]	The Investment Adviser has voluntarily agreed not to impose a portion of the management fee on the Enhanced Income, U.S. Mortgages and Investment Grade Credit Funds equal to 0.05%, 0.07% and 0.07%, respectively, of such Funds’ average daily net assets. As a result of fee waivers, the current management fees of the Enhanced Income, U.S. Mortgages and Investment Grade Credit Funds are 0.20%, 0.33% and 0.33%, respectively, of such Funds’ average daily net assets. The waivers may be terminated at any time at the option of the Investment Adviser.
[8]	Goldman Sachs has voluntarily agreed not to impose a portion of the distribution and service fees attributable to Class B Shares of the Short Duration Government Fund equal to 0.15%. The waiver may be terminated at any time at the option of the distributor. If this occurs, the distribution and service fees attributable to Class B Shares of the Short Duration Government Fund will increase to 1.00% of the Fund’s average daily net assets.
[9]	“Other Expenses” include transfer agency fees and expenses equal on an annualized basis to 0.19% of the average daily net assets of each Fund’s Class A, B and C Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit “Other Expenses” (excluding management fees, distribution and service fees, transfer agency fees and

Fund Fees and Expenses continued

expenses, taxes, interest and brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses) to the following percentages of each Fund’s average daily net assets:

Other
Fund	Expenses

Enhanced Income	0.014%
Ultra-Short Duration Government	0.054%
Short Duration Government	0.004%
Government Income	0.004%
U.S. Mortgages	0.004%
Core Fixed Income	0.104%
Investment Grade Credit	0.004%
Global Income	0.004%
High Yield	0.024%
Emerging Markets Debt	0.044%

FUND FEES AND EXPENSES

Example

The following Example is intended to help you compare the cost of investing in a Fund (without the waivers and expense limitations) with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in Class A, B or C Shares of a Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that a Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Fund	1 Year	3 Years	5 Years	10 Years

Enhanced Income
Class A Shares	$223	$380	$550	$1,043

Ultra-Short Duration Government
Class A Shares	$238	$426	$630	$1,218

Short Duration Government
Class A Shares	$300	$512	$741	$1,400
Class B Shares
– Assuming complete redemption at end of period	$378	$651	$949	$1,864
– Assuming no redemption	$178	$551	$949	$1,864
Class C Shares
– Assuming complete redemption at end of period	$278	$551	$949	$2,062
– Assuming no redemption	$178	$551	$949	$2,062

Government Income
Class A Shares	$553	$772	$1,008	$1,686
Class B Shares
– Assuming complete redemption at end of period	$684	$869	$1,180	$1,930
– Assuming no redemption	$184	$569	$980	$1,930
Class C Shares
– Assuming complete redemption at end of period	$284	$569	$980	$2,127
– Assuming no redemption	$184	$569	$980	$2,127

U.S. Mortgages
Class A Shares	$555	$778	$1,019	$1,708

Core Fixed Income
Class A Shares	$538	$724	$926	$1,508
Class B Shares
– Assuming complete redemption at end of period	$668	$820	$1,097	$1,754
– Assuming no redemption	$168	$520	$897	$1,754
Class C Shares
– Assuming complete redemption at end of period	$268	$520	$897	$1,955
– Assuming no redemption	$168	$520	$897	$1,955

Fund Fees and Expenses continued

Fund	1 Year	3 Years	5 Years	10 Years

Investment Grade Credit
Class A Shares	$629	$1,006	$1,406	$2,522

Global Income
Class A Shares	$573	$832	$1,110	$1,904
Class B Shares
– Assuming complete redemption at end of period	$704	$930	$1,283	$2,144
– Assuming no redemption	$204	$630	$1,083	$2,144
Class C Shares
– Assuming complete redemption at end of period	$304	$630	$1,083	$2,338
– Assuming no redemption	$204	$630	$1,083	$2,338

High Yield
Class A Shares	$565	$808	$1,070	$1,817
Class B Shares
– Assuming complete redemption at end of period	$696	$906	$1,242	$2,059
– Assuming no redemption	$196	$606	$1,042	$2,059
Class C Shares
– Assuming complete redemption at end of period	$296	$606	$1,042	$2,254
– Assuming no redemption	$196	$606	$1,042	$2,254

Emerging Markets Debt
Class A Shares	$737	$1,327	$1,942	$3,592

The hypothetical example assumes that a CDSC will not apply to redemptions of Class A Shares within the first 18 months. Class B Shares convert to Class A Shares eight years after purchase; therefore, Class A expenses are used in the hypothetical example after year eight.

Certain institutions that sell Fund shares and/or their salespersons may receive other compensation in connection with the sale and distribution of Class A, Class B and Class C Shares for services to their customers’ accounts and/or the Funds. For additional information regarding such compensation, see “What Should I Know When I Purchase Shares Through an Authorized Dealer?” in the Prospectus and “Payments to Intermediaries” in the Additional Statement.

Service Providers

INVESTMENT ADVISERS

Investment Adviser	Fund

Goldman Sachs Asset Management, L.P. (“GSAM”) 32 Old Slip New York, New York 10005	Enhanced Income Ultra-Short Duration Government Short Duration Government Government Income U.S. Mortgages Core Fixed Income Investment Grade Credit High Yield Emerging Markets Debt

Goldman Sachs Asset Management International (“GSAMI”) Christchurch Court 10-15 Newgate Street London, England EC1A 7HD	Global Income

GSAM has been registered as an investment adviser with the SEC since 1990 and is an affiliate of Goldman Sachs. GSAMI, a member of the Investment Management Regulatory Organization Limited since 1990 and a registered investment adviser since 1991, is an affiliate of Goldman Sachs. As of December 31, 2004, GSAM and GSAMI, along with other units of the Investment Management Division of Goldman Sachs, had assets under management of $451.3 billion.

The Investment Adviser provides day-to-day advice regarding the Funds’ portfolio transactions. The Investment Adviser makes the investment decisions for the Funds and places purchase and sale orders for the Funds’ portfolio transactions in U.S. and foreign markets. As permitted by applicable law, these orders may be directed to any brokers, including Goldman Sachs and its affiliates. While the Investment Adviser is ultimately responsible for the management of the Funds, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. In addition, the Investment Adviser has access to the research and certain proprietary technical models developed by Goldman Sachs, and will apply quantitative and qualitative analysis in determining the appropriate allocations among categories of issuers and types of securities.

The Investment Adviser also performs the following additional services for the Funds:

■	Supervises all non-advisory operations of the Funds
■	Provides personnel to perform necessary executive, administrative and clerical services to the Funds
■	Arranges for the preparation of all required tax returns, reports to shareholders, prospectuses and statements of additional information and other reports filed with the SEC and other regulatory authorities
■	Maintains the records of each Fund
■	Provides office space and all necessary office equipment and services

MANAGEMENT FEES

As compensation for its services and its assumption of certain expenses, the Investment Adviser is entitled to the following fees, computed daily and payable monthly, at the annual rates listed below (as a percentage of each respective Fund’s average daily net assets):

		Actual Rate
		For the Fiscal
		Year Ended
	Contractual Rate	October 31, 2004

GSAM:

Enhanced Income	0.25%	0.20%

Ultra-Short Duration Government	0.40%	0.40%

Short Duration Government	0.50%	0.50%

Government Income	0.54%	0.54%

U.S. Mortgages	0.40%	0.33%

Core Fixed Income	0.40%	0.40%

Investment Grade Credit	0.40%	0.33%

High Yield	0.70%	0.70%

Emerging Markets Debt	0.80%	0.80%

GSAMI:

Global Income	0.65%	0.65%

As of the date of this Prospectus, the Investment Adviser has entered into a Fee Reduction Commitment with the Trust. The Commitment reduces the management fee for the Government Income Fund and the Global Income Fund to an annual rate of 0.54% and 0.65%, respectively, of such Funds’ average daily net assets. Prior to the date of this Prospectus, the contractual rate for the Government Income Fund and Global Income Fund was 0.65% and 0.90%, respectively, of each Fund’s average daily net assets.

The difference, if any, between the stated fees and the actual fees paid by the Funds reflects that the Investment Adviser did not charge the full amount of the fees to which it would have been entitled. The Investment Adviser may discontinue or modify any such voluntary limitations in the future at its discretion.

SERVICE PROVIDERS

FUND MANAGERS

Jonathan Beinner, a Managing Director of Goldman Sachs, is the Chief Investment Officer and a Co-Head of the U.S. and Global Fixed Income portfolio management teams. Mr. Beinner joined the Investment Adviser in 1990, and became a portfolio manager in 1992. Prior to being named Chief Investment Officer, Mr. Beinner was Co-Head of the U.S. Fixed Income portfolio management team.

Tom Kenny, a Managing Director of Goldman Sachs, is a Co-Head of the U.S. and Global Fixed Income portfolio management teams. Mr. Kenny joined the Investment Adviser in 1999 as a senior portfolio manager. Prior to joining the Investment Adviser, he spent 13 years at Franklin Templeton where he was a portfolio manager of high yield municipal and municipal funds and Director of the Municipal Bond Department.

Fixed Income Portfolio Management Team

■	The investment process revolves around four groups: the Investment Strategy Group, the Top-down Strategy Teams, the Bottom-up Sector Teams and the Portfolio Teams.
■	These teams strive to maximize risk-adjusted returns by de-emphasizing interest rate anticipation and focusing on security selection and sector allocation
■	The team manages approximately $126.5 billion in municipal and taxable fixed-income assets for retail, institutional and high net worth clients

______________________________________________________________________________________________________________

U.S. Fixed Income-Investment Management Team

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

James B. Clark Managing Director, Co-Head U.S. Fixed Income Team	Senior Portfolio Manager— Enhanced Income Ultra-Short Duration Government Short Duration Government Government Income Core Fixed Income U.S. Mortgages Investment Grade Credit Emerging Markets Debt	Since 2000 1994 1994 1994 2000 2003 2003 2003	Mr. Clark joined the Investment Adviser in 1994 as a portfolio manager after working as an investment manager in the mortgage-backed securities group at Travelers Insurance Company.

Christopher Sullivan Managing Director, Co-Head U.S. Fixed Income Team	Senior Portfolio Manager— Enhanced Income Ultra-Short Duration Government Short Duration Government Government Income Core Fixed Income	Since 2001 2001 2001 2001 2001	Mr. Sullivan joined the Investment Adviser in 2001 as a portfolio manager and as Co-Head of the U.S. Fixed Income Team. Since 1997, he was a senior member of the account management group of Pacific Investment Management Company (PIMCO). Prior to joining PIMCO, he was an equity portfolio manager for Hawaiian Trust Company for three years.

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

James McCarthy Managing Director	Portfolio Manager— Enhanced Income Ultra-Short Duration Government Short Duration Government Government Income Core Fixed Income	Since 2000 1995 1995 1995 1995	Mr. McCarthy joined the Investment Adviser in 1995 after working for Nomura Securities as a mortgage backed securities trader.

Thomas D. Teles Managing Director	Portfolio Manager— Enhanced Income Ultra-Short Duration Government Short Duration Government Core Fixed Income U.S. Mortgages	Since 2000 2000 2000 2000 2003	Mr. Teles joined the Investment Adviser in 2000. Prior to his current position, he worked for three years as a mortgage trader and in the research department for Goldman, Sachs & Co.

James Cielinski Managing Director	Senior Portfolio Manager— Global Income Investment Grade Credit Enhanced Income Core Fixed Income	Since 2000 2003 2003 2003	Mr. Cielinski joined the Investment Adviser in 1998 as a portfolio manager. Prior to his current position, he spent five years at Utah Retirement Systems, where he managed the fixed income group.

Mark Van Wyk Vice President	Portfolio Manager— Enhanced Income Ultra-Short Duration Government Short Duration Government Government Income Core Fixed Income	Since 2000 1994 1994 1994 1994	Mr. Van Wyk joined the Investment Adviser in 1994 and specializes in U.S. government and financial derivatives. He worked with an options trading firm prior to joining the Investment Adviser.

Peter D. Dion Vice President	Portfolio Manager— Enhanced Income Ultra-Short Duration Government Short Duration Government Government Income U.S. Mortgages Core Fixed Income	Since 2000 1995 1995 1995 2003 1995	Mr. Dion joined the Investment Adviser in 1992. From 1994 to 1995 he was an associate portfolio manager. He became a portfolio manager in 1995.

Stig S. Hansen Vice President	Portfolio Manager— Enhanced Income Ultra-Short Duration Government Short Duration Government Government Income Core Fixed Income	Since 2000 1997 1997 1997 1997	Mr. Hansen joined the Investment Adviser in 1997 and specializes in U.S. government and agency securities. Prior to joining the Investment Adviser, he spent one year as an Investment Officer at the Travelers Group and was a portfolio manager with MIMCO (MetLife Investment Management Corp.).

SERVICE PROVIDERS

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Steven Kuhn Vice President	Portfolio Manager— Ultra-Short Duration Government Short Duration Government Government Income Core Fixed Income U.S. Mortgages	Since 2002 2002 2002 2002 2003	Mr. Kuhn joined the Investment Adviser in 2002 as a portfolio manager. Prior to his current position, he worked at Citadel Investment Group for two and one half years, where he was primarily responsible for Japanese convertible bond arbitrage and contributed in the development of risk models and portfolio analytics. Prior to joining Citadel Investment Group, he worked for six years in mortgage backed securities with Cargill Investments and Piper Capital Management.

Ben Johnson Vice President	Portfolio Manager— Investment Grade Credit	Since 2003	Mr. Johnson joined the Investment Adviser in 1998 and specializes in credit research. Prior to joining the Investment Adviser, he worked for Prudential Insurance Company of America where he invested in private placement debt securities.

Samuel Finkelstein, CFA Vice President	Portfolio Manager— Emerging Markets Debt	Since 2003	Mr. Finkelstein joined the investment manager in 1997. Prior to joining the emerging market team in 2000, he worked in the fixed income risk and strategy group where he constructed portfolios and monitored risk exposure. Prior to that, he worked for one year as a foreign currency trader at the Union Bank of Switzerland.

Ricardo Penfold Vice President	Portfolio Manager— Emerging Markets Debt	Since 2003	Mr. Penfold joined the Investment Adviser in 2000. Prior to that he was Head of Research and Economics in Venezuela for Santander Investments and Banco Santander Central Hispano for four years.

Owi Ruivivar, Ph.D Vice President	Portfolio Manager— Emerging Markets Debt	Since 2003	Ms. Ruivivar joined the Investment Adviser in 2002. Prior to joining GSAM she worked for five years at BNP Paribas where for her last two years there she headed global emerging market debt strategy. Before joining the finance industry in 1997 she worked in economics research at the International Monetary Fund, and at various other international development institutions.

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Stephen Warren Vice President	Portfolio Manager— U.S. Mortgages	Since 2003	Mr Warren joined the Investment Adviser in 2003 as a member of the mortgage-backed securities team. Mr. Warren was previously a portfolio manager responsible for asset-backed securities and U.S. government bonds for the Investment Adviser from 1993 to 1997. From 1997 to 2003, he worked as a Principal and Chief Investment Officer at Integrity Capital Management, a quantitative hedge fund, and then as a managing director at Urbanfetch, an Internet company.

U.S. Fixed Income-High Yield Investment Management Team

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Andrew Jessop Managing Director and Head of High Yield Team	Senior Portfolio Manager— High Yield	Since 1997	Mr. Jessop joined the Investment Adviser in 1997 as a portfolio manager. He is responsible for managing high yield assets. Previously, he worked six years managing high yield portfolios at Saudi International Bank in London.

Diana Gordon Vice President	Portfolio Manager— High Yield	Since 2001	Ms. Gordon joined the Investment Adviser in 1999 covering the high yield technology and communications sectors in addition to trading. Before joining the Investment Adviser, she was a high yield portfolio manager at Saudi International Bank.

Rob Cignarella Vice President	Portfolio Manager— High Yield	Since 2003	Mr. Cignarella joined the Investment Adviser in 1998 as a high yield credit research analyst. Prior to his current position he worked in investment banking at Salomon Brothers.

SERVICE PROVIDERS

Global Fixed Income—Investment Management Team

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Andrew Wilson Managing Director and Co-Head Global Fixed Income Team	Senior Portfolio Manager— Global Income	Since 1995	Mr. Wilson joined the Investment Adviser in 1995 as a portfolio manager. Prior to his current position, he spent three years as an Assistant Director at Rothschild Asset Management, where he was responsible for managing global and international bond portfolios with specific focus on the U.S., Canadian, Australian and Japanese economies.

Philip Moffitt Partner Managing Director and Co-Head Global Fixed Income Team	Senior Portfolio Manager— Global Income	Since 2000	Mr. Moffitt joined the Investment Adviser in 1999 as a portfolio manager. Prior to joining the Investment Adviser he worked for three years as a proprietary trader for Tokai Asia Ltd in Hong Kong. Before that Mr. Moffitt spent ten years with Bankers Trust Asset Management in Australia, where he was a Managing Director responsible for all active global fixed income funds as well as a member of the Asset Allocation Committee.

Jennifer Youde Executive Director	Senior Portfolio Manager— Global Income	Since 2000	Ms. Youde joined the Investment Adviser in 1996. Prior to joining the Investment Adviser, she worked for thirteen years at CINMan where for her last five years there she managed the global bond and index-linked portfolios.

DISTRIBUTOR AND TRANSFER AGENT

Goldman Sachs, 85 Broad Street, New York, New York 10004, serves as the exclusive distributor (the “Distributor”) of each Fund’s shares. Goldman Sachs, P.O. Box 06050, Chicago, Illinois 60606-6306, also serves as each Fund’s transfer agent (the “Transfer Agent”) and, as such, performs various shareholder servicing functions.

From time to time, Goldman Sachs or any of its affiliates may purchase and hold shares of the Funds. Goldman Sachs reserves the right to redeem at any time some or all of the shares acquired for its own account.

ACTIVITIES OF GOLDMAN SACHS AND ITS AFFILIATES AND OTHER ACCOUNTS MANAGED BY GOLDMAN SACHS

The involvement of the Investment Adviser, Goldman Sachs and their affiliates in the management of, or their interest in, other accounts and other activities of Goldman Sachs may present conflicts of interest with respect to a Fund or limit a Fund’s investment activities. Goldman Sachs is a full service investment banking, broker dealer, asset management and financial services organization and a major participant in global financial markets. As such, it acts as an investor, investment banker, research provider, investment manager, financer, advisor, market maker, trader, prime broker, lender, agent and principal, and has other direct and indirect interests, in the global fixed income, currency, commodity, equity and other markets in which the Funds directly and indirectly invest. Thus, it is likely that the Funds will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which Goldman Sachs performs or seeks to perform investment banking or other services. Goldman Sachs and its affiliates engage in proprietary trading and advise accounts and funds which have investment objectives similar to those of the Funds and/or which engage in and compete for transactions in the same types of securities, currencies and instruments as the Funds. Goldman Sachs and its affiliates will not have any obligation to make available any information regarding their proprietary activities or strategies, or the activities or strategies used for other accounts managed by them, for the benefit of the management of the Funds. The results of a Fund’s investment activities, therefore, may differ from those of Goldman Sachs, its affiliates and other accounts managed by Goldman Sachs, and it is possible that a Fund could sustain losses during periods in which Goldman Sachs and its affiliates and other accounts achieve significant profits on their trading for proprietary or other accounts. In addition, the Funds may, from time to time, enter into transactions in which Goldman Sachs or its other clients have an adverse interest. Furthermore, transactions undertaken by Goldman Sachs, its affiliates or Goldman Sachs advised clients may adversely impact the Funds. Transactions by one or more Goldman Sachs advised clients or the Investment Adviser may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Funds. A Fund’s activities may be limited because of regulatory restrictions applicable to Goldman Sachs and its affiliates, and/or their internal policies designed to comply with such restrictions. As a global financial services firm, Goldman Sachs also provides a wide range of investment banking and financial services to issuers of securities and investors in securities. Goldman Sachs, its affiliates and others associated with it may create markets or specialize in, have positions in and affect transactions in, securities of issuers held by the Funds, and may also perform or seek to perform investment banking and

SERVICE PROVIDERS

financial services for those issuers. Goldman Sachs and its affiliates may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Funds or who engage in transactions with or for the Funds. For more information about conflicts of interest, see the Additional Statement.

Under a securities lending program approved by the Funds’ Board of Trustees, the Funds have retained an affiliate of the Investment Adviser to serve as the securities lending agent for each Fund to the extent that the Funds engage in the securities lending program. For these services, the lending agent may receive a fee from the Funds, including a fee based on the returns earned on the Funds’ investment of the cash received as collateral for the loaned securities. In addition, the Funds may make brokerage and other payments to Goldman Sachs and its affiliates in connection with the Funds’ portfolio investment transactions.

LEGAL PROCEEDINGS

On April 2, 2004, Lois Burke, a plaintiff identifying herself as a shareholder of the Goldman Sachs Internet Tollkeeper Fund, filed a purported class and derivative action lawsuit in the United States District Court for the Southern District of New York against The Goldman Sachs Group, Inc. (“GSG”), GSAM, the Trustees and Officers of the Goldman Sachs Trust (the “Trust”), and John Doe Defendants. In addition, the Goldman Sachs Funds included in this Prospectus and certain other investment portfolios of the Trust were named as nominal defendants. On April 19 and May 6, 2004, additional class and derivative action lawsuits containing substantially similar allegations and requests for redress were filed in the United States District Court for the Southern District of New York. On June 29, 2004, the three complaints were consolidated into one action, In re Goldman Sachs Mutual Funds Fee Litigation, and on November 17, 2004, the plaintiffs filed a consolidated amended complaint against GSG, GSAM, GSAMI, Goldman Sachs & Co., the Trust, Goldman Sachs Variable Insurance Trust (“GSVIT”), the Trustees and Officers of the Trust and GSVIT and John Doe Defendants (collectively, the “Defendants”) in the United States District Court for the Southern District of New York. Certain investment portfolios of the Trust and GSVIT (collectively, the “Goldman Sachs Funds”) were also named as nominal defendants in the amended complaint.

The consolidated amended complaint, which is brought on behalf of all persons or entities who held shares in the Goldman Sachs Funds between April 2, 1999 and January 9, 2004, inclusive (the “Class Period”), asserts claims involving (i) violations of the Investment Company Act, the Investment Advisers Act of 1940, and New York General Business Law, (ii) common law breach of fiduciary duty, (iii) aiding and abetting breach of fiduciary duty and (iv) unjust enrichment. The complaint alleges, among other things, that during the Class Period, the Defendants made improper and excessive brokerage commission and other payments to brokers that sold shares of the Goldman Sachs Funds and omitted statements of fact in registration statements and reports filed pursuant to the Investment Company Act which were necessary to prevent such registration statements and reports from being materially false and misleading. In addition, the complaint alleges that the Goldman Sachs Funds paid excessive and improper investment advisory fees to GSAM and GSAMI. The complaint also alleges that GSAM and GSAMI used Rule 12b-1 fees for improper purposes and made improper use of soft dollars. The complaint further alleges that the Trust’s Officers and Trustees breached their fiduciary duties in connection with the foregoing. The plaintiffs in the cases are seeking compensatory damages; punitive damages; rescission of GSAM’s and GSAMI’s investment advisory agreement and return of fees paid; an accounting of all Goldman Sachs Funds-related fees, commissions and soft dollar payments; restitution of all unlawfully or discriminatorily obtained fees and charges; and reasonable costs and expenses, including counsel fees and expert fees.

Based on currently available information, GSAM and GSAMI believe that the likelihood that the pending purported class and derivative action lawsuit will have a material adverse financial impact on the Goldman Sachs Funds is remote, and the pending action is not likely to materially affect their ability to provide investment management services to their clients, including the Goldman Sachs Funds.

Dividends

Each Fund pays dividends from its investment company taxable income and distributions from net realized capital gains. You may choose to have dividends and distributions paid in:

■	Cash
■	Additional shares of the same class of the same Fund
■	Shares of the same or an equivalent class of another Goldman Sachs Fund. Special restrictions may apply. See the Additional Statement.

You may indicate your election on your Account Application. Any changes may be submitted in writing to Goldman Sachs at any time before the record date for a particular dividend or distribution. If you do not indicate any choice, your dividends and distributions will be reinvested automatically in the applicable Fund. If cash dividends are elected with respect to the Fund’s monthly net investment income dividends, then cash dividends must also be elected with respect to the non-long-term capital gains component, if any, of the Fund’s annual dividend.

The election to reinvest dividends and distributions in additional shares will not affect the tax treatment of such dividends and distributions, which will be treated as received by you and then used to purchase the shares.

Dividends from investment company taxable income and distributions from net capital gains are declared and paid as follows:

	Investment Income		Capital Gains
	Dividends		Distributions

Fund	Declared	Paid	Declared and Paid

Enhanced Income	Daily	Monthly	Annually

Ultra-Short Duration Government	Daily	Monthly	Annually

Short Duration Government	Daily	Monthly	Annually

Government Income	Daily	Monthly	Annually

U.S. Mortgages	Daily	Monthly	Annually

Core Fixed Income	Daily	Monthly	Annually

Investment Grade Credit	Daily	Monthly	Annually

Global Income	Monthly	Monthly	Annually

High Yield	Daily	Monthly	Annually

Emerging Markets Debt	Daily	Monthly	Annually

From time to time a portion of a Fund’s dividends may constitute a return of capital.

When you purchase shares of a Fund, part of the NAV per share may be represented by undistributed income or undistributed realized gains that have previously been earned by the Fund. Therefore, subsequent distributions on such shares from such income or realized gains may be taxable to you even if the NAV of the shares is, as a result of the distributions, reduced below the cost of such shares and the distributions (or portions thereof) represent a return of a portion of the purchase price.

Shareholder Guide

The following section will provide you with answers to some of the most often asked questions regarding buying and selling the Funds’ shares.

HOW TO BUY SHARES

How Can I Purchase Class A, Class B And Class C Shares Of The Funds?
You may purchase shares of the Funds through:

■	Authorized Dealers;
■	Goldman Sachs; or
■	Directly from the Trust.

In order to make an initial investment in a Fund, you must furnish to the Fund, Goldman Sachs or your Authorized Dealer the information in the Account Application. An order will be processed upon receipt of payment.

To Open an Account:

■	Complete the Account Application
■	Mail your payment and Account Application to:

Your Authorized Dealer

—	Purchases by check or Federal Reserve draft should be made payable to your Authorized Dealer
—	Your Authorized Dealer is responsible for forwarding payment promptly (within three business days) to the Fund

or
Goldman Sachs Funds P.O. Box 219711, Kansas City, MO 64121-9711

—	Purchases by check or Federal Reserve draft should be made payable to Goldman Sachs Funds—(Name of Fund and Class of Shares)
—	Boston Financial Data Services, Inc. (“BFDS”), the Fund’s sub-transfer agent, will not accept checks drawn on foreign banks, third-party checks, cashier’s checks or official checks (except in instances pertaining to retirement asset transfers), temporary checks, electronic checks, drawer checks, cash, money orders, travelers cheques or credit card checks
—	Federal funds wire, Automated Clearing House Network (“ACH”) transfer or bank wires should be sent to State Street Bank and Trust Company (“State Street”) (each Fund’s custodian). Please call the Funds at 1-800-526-7384 to get detailed instructions on how to wire your money.

What Is My Minimum Investment In The Funds?

	Initial	Additional

Regular Accounts	$1,000	$50

Tax-Sheltered Retirement Plans	$250	$50

Uniform Gift to Minors Act Accounts/Uniform Transfer to Minors Act Accounts	$250	$50

403(b) Plan Accounts	$200	No Minimum

SEP IRAs, SIMPLE IRAs and Education IRAs	$50	No Minimum

Automatic Investment Plan Accounts	$50	$50

What Alternative Sales Arrangements Are Available?

The Funds offer three classes of shares through this Prospectus.*

Maximum Amount You Can Buy in the Aggregate Across Funds	Class A	No limit

	Class B	$100,000

	Class C	$1,000,000 ($500,000 in the case of Short Duration Government Fund)

Initial Sales Charge	Class A	Applies to purchases of less than $1 million ($500,000 in the case of Short Duration Government Fund)—varies by size of investment with a maximum of 4.5%

	Class B	None

	Class C	None

CDSC	Class A	1.00% on certain investments of $1 million or more if you sell within 18 months (except for certain redemptions of Ultra-Short Duration Government Fund and Enhanced Income Fund Class A Shares that were purchased directly, as opposed to exchanges)

	Class B	6 year declining CDSC with a maximum of 5% (2% in the case of Short Duration Government Fund, which has a 3 year declining CDSC)

	Class C	1% if shares are redeemed within 12 months of purchase

Conversion Feature	Class A	None

	Class B	Class B Shares automatically convert to Class A Shares after 8 years

	Class C	None

*	The Enhanced Income Fund, Ultra-Short Duration Government Fund, U.S. Mortgages Fund, Investment Grade Credit Fund and Emerging Markets Debt Fund do not currently, but may in the future, offer Class B and Class C Shares. As of the date of this Prospectus, Class B Shares of the Short Duration Government Fund may no longer be purchased. Current Class B shareholders of the Short Duration Government Fund may only continue to reinvest dividends and capital gains into their accounts. Exchanges into Class B Shares of the Short Duration Government Fund from other Goldman Sachs Funds are not permitted. Sales of Class B Shares of the Short Duration Government Fund may resume at a future date.

SHAREHOLDER GUIDE

What Else Should I Know About Share Purchases?
The Trust reserves the right to:

■	Refuse to open an account if you fail to (i) provide a Social Security Number or other taxpayer identification number; or (ii) certify that such number is correct (if required to do so under applicable law).
■	Reject or restrict any purchase or exchange order by a particular purchaser (or group of related purchasers) for any reason in its discretion. Without limiting the foregoing, the Trust may reject or restrict purchase and exchange orders by a particular purchaser (or group of related purchasers) when a pattern of frequent purchases, sales or exchanges of shares of a Fund is evident, or if purchases, sales or exchanges are, or a subsequent abrupt redemption might be, of a size that would disrupt the management of a Fund.
■	Close a Fund to new investors from time to time and reopen any such Fund whenever it is deemed appropriate by a Fund’s Investment Adviser.
■	Modify or waive the minimum investment amounts.
■	Modify the manner in which shares are offered.
■	Modify the sales charge rates applicable to future purchases of shares.

Generally, the Fund will not allow non-U.S. citizens and certain U.S. citizens residing outside the United States to open an account directly with the Funds.

The Funds may allow you to purchase shares with securities instead of cash if consistent with a Fund’s investment policies and operations and if approved by the Fund’s Investment Adviser.

Customer Identification Program. Federal law requires the Funds to obtain, verify and record identifying information, which may include the name, residential or business street address, date of birth (for an individual), Social Security Number or taxpayer identification number or other identifying information, for investors who open accounts with the Funds. Applications without the required information, or (where applicable) without an indication that a Social Security Number or taxpayer identification number has been applied for, may not be accepted by the Funds. After accepting an application, to the extent permitted by applicable law or their customer identification program, the Funds reserve the right to: (i) place limits on transactions in any account until the identity of the investor is verified; (ii) refuse an investment in the Funds; or (iii) involuntarily redeem an investor’s shares and close an account in the event that the Funds are unable to verify an investor’s identity. The Funds and their agents will not be responsible for any loss in an investor’s account resulting from the investor’s delay in providing all required identifying information or from closing an account and redeeming an investor’s shares pursuant to the customer identification program.

How Are Shares Priced?
The price you pay or receive when you buy, sell or exchange shares is the Fund’s next determined NAV for a share class. Each class calculates its NAV as follows:

NAV =	(Value of Assets of the Class) - (Liabilities of the Class) Number of Outstanding Shares of the Class

The Funds’ investments are valued based on market quotations, which may be furnished by a pricing service or provided by securities dealers. If accurate quotations are not readily available, or if the Investment Adviser believes that such quotations do not accurately reflect fair value, the fair value of the Funds’ investments may be determined based on yield equivalents, a pricing matrix or other sources, under valuation procedures established by the Trustees. Debt obligations with a remaining maturity of 60 days or less are valued at amortized cost.

In addition, the Investment Adviser, consistent with applicable regulatory guidance, may determine to make an adjustment to the previous closing prices of securities in light of significant events, to reflect what it believes to be the fair value of the securities at the time of determining a Fund’s NAV. Significant events that could affect a large number of securities in a particular market may include, but are not limited to: situations relating to one or more single issuers in a market sector; significant fluctuations in foreign markets; market disruptions or market closings; governmental actions or other developments; as well as the same or similar events which may affect specific issuers or the securities markets even though not tied directly to the securities markets. Other significant events that could relate to a single issuer may include, but are not limited to: corporate actions such as reorganizations, mergers and buy-outs; corporate announcements on earnings; significant litigation; and regulatory news such as governmental approvals.

One effect of using fair valuation may be to reduce stale pricing arbitrage opportunities presented by the pricing of Fund shares. However, it involves the risk that the values used by the Funds to price their investments may be different from those used by other investment companies and investors to price the same investments.

Investments in other registered mutual funds (if any) are valued based on the NAV of those mutual funds (which may use fair value pricing as discussed in their prospectuses).

■	NAV per share of each share class is generally calculated by the accounting agent on each business day as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. New York time) or such later time as the

SHAREHOLDER GUIDE

New York Stock Exchange or NASDAQ market may officially close. This occurs after the determination, if any, of the income to be declared as a dividend (except in the case of the Global Income Fund). Fund shares will generally not be priced on any day the New York Stock Exchange is closed.
■	When you buy shares, you pay the NAV next calculated after the Funds receive your order in proper form, plus any applicable sales charge.
■	When you sell shares, you receive the NAV next calculated after the Funds receive your order in proper form, less any applicable CDSC or redemption fee.
■	On any business day when the Bond Market Association (“BMA”) recommends that the securities markets close early, each Fund reserves the right to close at or prior to the BMA recommended closing time. If a Fund does so, it will cease granting same business day credit for purchase and redemption orders received after the Fund’s closing time and credit will be given to the next business day.
■	The Trust reserves the right to reprocess purchase (including dividend reinvestment), redemption and exchange transactions that were processed at an NAV other than a Fund’s official closing NAV that is subsequently adjusted, and to recover amounts from (or distribute amounts to) shareholders accordingly based on the official closing NAV.
■	The Trust reserves the right to advance the time by which purchase and redemption orders must be received for same business day credit as otherwise permitted by the SEC.

Note: The time at which transactions and shares are priced and the time by which orders must be received may be changed in case of an emergency or if regular trading on the New York Stock Exchange is stopped at a time other than 4:00 p.m. New York time. In the event the New York Stock Exchange does not open for business because of an emergency, the Trust may, but is not required to, open one or more Funds for purchase, redemption and exchange transactions if the Federal Reserve wire payment system is open. To learn whether a Fund is open for business during an emergency situation, please call 1-800-526-7384.

Foreign securities may trade in their local markets on days a Fund is closed. As a result, the NAV of a Fund that holds foreign securities may be impacted on days when investors may not purchase or redeem Fund shares.

COMMON QUESTIONS ABOUT THE PURCHASE OF CLASS A SHARES

What Is The Offering Price Of Class A Shares?
The offering price of Class A Shares of each Fund is the next determined NAV per share plus an initial sales charge paid to Goldman Sachs at the time of purchase of shares. The sales charge varies depending upon the amount you purchase. In some cases, described below, the initial sales charge may be eliminated altogether, and the offering price will be the NAV per share. The current sales charges and commissions paid to Authorized Dealers for Class A Shares of the Government Income, U.S. Mortgages, Core Fixed Income, Investment Grade Credit, Global Income, High Yield and Emerging Markets Debt Funds are as follows:

		Sales Charge	Maximum Dealer
	Sales Charge as	as Percentage	Allowance as
Amount of Purchase	Percentage of	of Net Amount	Percentage of
(including sales charge, if any)	Offering Price	Invested	Offering Price*

Less than $100,000	4.50%	4.71%	4.00%
$100,000 up to (but less than) $250,000	3.00	3.09	2.50
$250,000 up to (but less than) $500,000	2.50	2.56	2.00
$500,000 up to (but less than) $1 million	2.00	2.04	1.75
$1 million or more	0.00 **	0.00 **	***

The current sales charges and commissions paid to Authorized Dealers for Class A Shares of the Short Duration Government Fund are as follows:

		Sales Charge	Maximum Dealer
	Sales Charge as	as Percentage	Allowance as
Amount of Purchase	Percentage of	of Net Amount	Percentage of
(including sales charge, if any)	Offering Price	Invested	Offering Price*

Less than $250,000	2.00%	2.04%	1.75%
$250,000 up to (but less than) $500,000	1.50	1.52	1.25
$500,000 or more	0.00 **	0.00 **	***

The current sales charges and commissions paid to Authorized Dealers of Class A Shares of the Enhanced Income Fund and the Ultra-Short Duration Government Fund are as follows:

		Sales Charge	Maximum Dealer
	Sales Charge as	as Percentage	Allowance as
Amount of Purchase	Percentage of	of Net Amount	Percentage of
(including sales charge, if any)	Offering Price	Invested	Offering Price*

Less than $500,000	1.50%	1.52%	1.25%
$500,000 up to (but less than) $1 million	1.00	1.01	0.75
$1 million or more	0.00	0.00	0.00

*	Dealer’s allowance may be changed periodically. During special promotions, the entire sales charge may be allowed to Authorized Dealers. Authorized Dealers to whom substantially the entire sales charge is allowed may be deemed to be “underwriters” under the Securities Act of 1933.
**	No sales charge is payable at the time of purchase of Class A Shares of $1 million ($500,000 in the case of the Short Duration Government Fund) or more, but a CDSC of 1% may be imposed in the event of certain redemptions within 18 months of purchase.
***	The Distributor may pay a one-time commission to Authorized Dealers who initiate or are responsible for purchases of $1 million or more of shares of the Funds ($500,000 in the case of

SHAREHOLDER GUIDE

the Short Duration Government Fund) equal to 1.00% of the amount under $3 million, 0.50% of the next $2 million, and 0.25% thereafter. In instances where an Authorized Dealer (including Goldman Sachs’ Private Wealth Management unit) agrees to waive its receipt of the one-time commission described above, the CDSC on Class A shares, generally, will be waived. The Distributor may also pay, with respect to all or a portion of the amount purchased, a commission in accordance with the foregoing schedule to Authorized Dealers who initiate or are responsible for purchases of $500,000 or more by certain Section 401(k), profit sharing, money purchase pension, tax sheltered annuity, defined benefit pension, or other employee benefit plans that are sponsored by one or more employers (including governmental or church employers) or employee organizations investing in the Funds which satisfy the criteria set forth below in “When Are Class A Shares Not Subject To A Sales Load?” or $1 million ($500,000 in the case of the Short Duration Government Fund) or more by certain “wrap” accounts. Purchases by such plans will be made at NAV with no initial sales charge, but if shares are redeemed within 18 months after the end of the calendar month in which such purchase was made, a CDSC of 1% may be imposed upon the plan, the plan sponsor or the third party administrator. In addition, Authorized Dealers will remit to the Distributor such payments received in connection with “wrap” accounts in the event that shares are redeemed within 18 months after the end of the calendar month in which the purchase was made.

You should note that the actual sales charge that appears in your mutual fund transaction confirmation may differ slightly from the rate disclosed above in this Prospectus due to rounding calculations.

As indicated in the above chart, and as discussed further below and in the section titled “How Can the Sales Charge on Class A Shares Be Reduced?,” you may, under certain circumstances, be entitled to pay reduced sales charges on your purchases of Class A Shares or have those charges waived entirely. To take advantage of these discounts, you or your Authorized Dealer or financial intermediary must notify the Funds’ Transfer Agent at the time of your purchase order that a discount may apply to your current purchases. You may also be required to provide appropriate documentation to receive these discounts, including:

(i)	Information or records regarding shares of the Funds or other Goldman Sachs Funds held in all accounts (e.g., retirement accounts) of the shareholder at the financial intermediary;

(ii)	Information or records regarding shares of the Funds or other Goldman Sachs Funds held in any account of the shareholder at another financial intermediary; and

(iii)	Information or records regarding shares of the Funds or other Goldman Sachs Funds held at any financial intermediary by related parties or the shareholder, such as members of the same family or household.

You should note in particular that, if the Funds’ Transfer Agent is properly notified, under the “Right of Accumulation” described below, the “Amount of Purchase” in the chart on the preceding page will be deemed to include all Class A, Class B and/ or Class C Shares of the Goldman Sachs Funds that were acquired by purchase or exchange, and that were subject to a sales charge, that are held at the time of purchase by any of the following persons: (i) you, your spouse and your children;

and (ii) any trustee, guardian or other fiduciary of a single trust estate or a single fiduciary account. This includes, for example, any Class A, Class B and/or Class C Shares held at a broker-dealer or other financial intermediary other than the one handling your current purchase. In some circumstances, other Class A, Class B and/or Class C Shares may be aggregated with your current purchase under the Right of Accumulation as described in the Additional Statement. For purposes of determining the “Amount of Purchase,” all Class A Shares, Class B and/or Class C Shares held at the time of purchase will be valued at their current market value.

You should also note that if you provide the Transfer Agent a signed written Statement of Intention to invest (not counting reinvestments of dividends and distributions) in the aggregate, within a 13-month period, $100,000 or more in Class A Shares in the case of the Government Income, U.S. Mortgages, Investment Grade Credit, Core Fixed Income, Global Income, High Yield and Emerging Markets Debt Funds; $250,000 or more in the case of the Short Duration Government Fund; and $500,000 or more in the case of the Enhanced Income Fund and the Ultra-Short Duration Government Fund. Any investments you make during the 13 months will be treated as though the total quantity were invested in one lump sum and you will receive the discounted sales load based on your investment commitment. You must, however, inform the Transfer Agent that the Statement of Intention is in effect each time shares are purchased. Each purchase will be made at the public offering price applicable to a single transaction of the dollar amount specified on the Statement of Intention.

In addition to the information provided in this Prospectus and the Additional Statement, information about sales charge discounts is available from your Authorized Dealer or financial intermediary and, free of charge, on the Funds’ website at http://www.gs.com/funds.

What Else Do I Need To Know About Class A Shares’ CDSC?
Purchases of $1 million ($500,000 in the case of the Short Duration Government Fund) or more of Class A Shares will be made at NAV with no initial sales charge. However, if you redeem shares within 18 months after the end of the calendar month in which the purchase was made, a CDSC of 1% may be imposed. The CDSC may not be imposed if your Authorized Dealer enters into an agreement with the Distributor to return all or an applicable prorated portion of its commission to the Distributor. The CDSC is waived on redemptions in certain circumstances. See “In What Situations May The CDSC On Class A, B Or C Shares Be Waived Or Reduced?” below.

When Are Class A Shares Not Subject To A Sales Load?
Class A Shares of the Funds may be sold at NAV without payment of any sales charge to the following individuals and entities:

SHAREHOLDER GUIDE

■	Goldman Sachs, its affiliates or their respective officers, partners, directors or employees (including retired employees and former partners), any partnership of which Goldman Sachs is a general partner, any Trustee or officer of the Trust and designated family members of any of these individuals;
■	Qualified retirement plans of Goldman Sachs;
■	Trustees or directors of investment companies for which Goldman Sachs or an affiliate acts as sponsor;
■	Any employee or registered representative of any Authorized Dealer or their respective spouses, children and parents;
■	Banks, trust companies or other types of depository institutions;
■	Any state, county or city, or any instrumentality, department, authority or agency thereof, which is prohibited by applicable investment laws from paying a sales charge or commission in connection with the purchase of shares of a Fund;
■	Section 401(k), profit sharing, money purchase pension, tax-sheltered annuity, defined benefit pension, or other employee benefit plans that are sponsored by one or more employers (including governmental or church employers) or employee organizations (“Retirement Plans”) that:

■	Buy shares of Goldman Sachs Funds worth $500,000 or more; or
■	Have 100 or more eligible employees at the time of purchase; or
■	Certify that they expect to have annual plan purchases of shares of Goldman Sachs Funds of $200,000 or more; or
■	Are provided administrative services by certain third-party administrators that have entered into a special service arrangement with Goldman Sachs relating to such plans; or
■	Have at the time of purchase aggregate assets of at least $2,000,000.

■	“Wrap” accounts for the benefit of clients of broker-dealers, financial institutions or financial planners, provided they have entered into an agreement with GSAM specifying aggregate minimums and certain operating policies and standards;
■	Registered investment advisers investing for accounts for which they receive asset-based fees;
■	Accounts over which GSAM or its advisory affiliates have investment discretion;
■	Shareholders receiving distributions from a qualified retirement plan invested in the Goldman Sachs Funds and reinvesting such proceeds in a Goldman Sachs IRA;
■	Shareholders who roll over distributions from any tax-qualified retirement plan or tax-sheltered annuity to an IRA which invests in the Goldman Sachs Funds if the tax-qualified retirement plan or tax-sheltered annuity receives administrative services provided by certain third-party administrators that have entered into a special service arrangement with Goldman Sachs relating to such plan or annuity; or

■	Investors who qualify under other exemptions that are stated from time to time in the Additional Statement.

You must certify eligibility for any of the above exemptions on your Account Application and notify the Fund if you no longer are eligible for the exemption. The Fund will grant you an exemption subject to confirmation of your entitlement. You may be charged a fee if you effect your transactions through a broker or agent.

How Can The Sales Charge On Class A Shares Be Reduced?

■	Right of Accumulation: When buying Class A Shares in Goldman Sachs Funds, your current aggregate investment determines the initial sales load you pay. You may qualify for reduced sales charges when the current market value of holdings across Class A, Class B and/or Class C Shares, plus new purchases, reaches $100,000 or more in the case of the Government Income, U.S. Mortgages, Investment Grade Credit, Core Fixed Income, Global Income, High Yield and Emerging Markets Debt Funds; $250,000 or more in the case of the Short Duration Government Fund; and $500,000 or more in the case of the Enhanced Income Fund and the Ultra-Short Duration Government Fund. Class A, Class B and/or Class C Shares of any of the Goldman Sachs Funds may be combined under the Right of Accumulation. For purposes of applying the Right of Accumulation, shares of the Funds and any other Goldman Sachs Funds purchased by an existing client of Goldman Sachs Wealth Management or GS Ayco Holding LLC will be combined with Class A, Class B and/or Class C Shares and other assets held by all other Goldman Sachs Wealth Management accounts or accounts of GS Ayco Holding LLC, respectively. In addition, under some circumstances, Class A, Class B and/or Class C Shares of the Funds and Class A, Class B and/or Class C Shares of any other Goldman Sachs Fund purchased by partners, directors, officers or employees of the same business organization, groups of individuals represented by and investing on the recommendation of the same accounting firm, certain affinity groups or other similar organizations may be combined for the purpose of determining whether a purchase will qualify for the Right of Accumulation and, if qualifying, the applicable sales charge level. To qualify for a reduced sales load, you or your Authorized Dealer must notify the Fund’s Transfer Agent at the time of investment that a quantity discount is applicable. Use of this option is subject to a check of appropriate records. The Additional Statement has more information about the Right of Accumulation.
■	Statement of Intention: You may obtain a reduced sales charge by means of a written Statement of Intention which expresses your non-binding commitment to invest (not counting reinvestments of dividends and distributions) in the aggregate $100,000 or more within a period of 13 months in the case of the

SHAREHOLDER GUIDE

Government Income, U.S. Mortgages, Investment Grade Credit, Core Fixed Income, Global Income, High Yield and Emerging Markets Debt Funds; $250,000 or more in the case of the Short Duration Government Fund; and $500,000 or more in the case of the Enhanced Income Fund and the Ultra-Short Duration Government Fund. Any investments you make during the period will receive the discounted sales load based on the full amount of your investment commitment. At your request, purchases made during the previous 90 days may be included; however, capital appreciation does not apply toward these combined purchases. If the investment commitment of the Statement of Intention is not met prior to the expiration of the 13-month period, the entire amount will be subject to the higher applicable sales charge. By signing the Statement of Intention, you authorize the Transfer Agent to escrow and redeem Class A Shares in your account to pay this additional charge. The Additional Statement has more information about the Statement of Intention, which you should read carefully.

COMMON QUESTIONS ABOUT THE PURCHASE OF CLASS B SHARES

What Is The Offering Price Of Class B Shares?
You may purchase Class B Shares of the Funds (other than the Enhanced Income Fund, Ultra-Short Duration Government Fund, U.S. Mortgages Fund, Investment Grade Credit Fund, and Emerging Markets Debt Fund) at the next determined NAV without an initial sales charge. However, Class B Shares redeemed within six years (three years in the case of the Short Duration Government Fund) of purchase will be subject to a CDSC at the rates shown in the table below based on how long you held your shares.

The CDSC schedule is as follows:

	CDSC as a Percentage of Dollar Amount Subject to CDSC

	Government Income, Core Fixed Income,
Year Since Purchase	Global Income, and High Yield Funds	Short Duration Government Fund

First	5%	2%
Second	4%	1.5%
Third	3%	1%
Fourth	3%	None
Fifth	2%	None
Sixth	1%	None
Seventh and thereafter	None	None

Proceeds from the CDSC are payable to the Distributor and may be used in whole or in part to defray the Distributor’s expenses related to providing distribution-

related services to the Funds in connection with the sale of Class B Shares, including the payment of compensation to Authorized Dealers. A commission equal to 2% in the case of the Short Duration Government Fund and 4% in the case of all other Funds of the amount invested is paid to Authorized Dealers. As of the date of this Prospectus, Class B Shares of the Short Duration Government Fund may no longer be purchased. Current Class B shareholders of the Short Duration Government Fund may only continue to reinvest dividends and capital gains into their accounts. Exchanges into Class B Shares of the Short Duration Government Fund from other Goldman Sachs Funds are not permitted. Sales of Class B Shares of the Short Duration Government Fund may resume at a future date.

Former Expedition Fund shareholders who received Class B Shares of the Core Fixed Income Fund in connection with the reorganization of their Expedition Fund will be charged CDSCs on those Class B Shares based on the former Expedition Fund CDSC schedule and will be credited for the period of time from the original date of purchase of the Expedition Fund Class B Shares in determining the amount of their CDSC. Goldman Sachs Class B Shares purchased by former Expedition Fund shareholders after the effective time of the reorganization will be charged a CDSC according to the above CDSC schedule. For more information, see the Additional Statement.

What Should I Know About The Automatic Conversion Of Class B Shares?
Class B Shares of a Fund will automatically convert into Class A Shares of the same Fund at the end of the calendar quarter that is eight years after the purchase date.

If you acquire Class B Shares of a Fund by exchange from Class B Shares of another Goldman Sachs Fund, your Class B Shares will convert into Class A Shares of such Fund based on the date of the initial purchase and the CDSC schedule of that purchase.

If you acquire Class B Shares through reinvestment of distributions, your Class B Shares will convert into Class A Shares based on the date of the initial purchase of the shares on which the distribution was paid.

The conversion of Class B Shares to Class A Shares will not occur at any time the Funds are advised that such conversions may constitute taxable events for federal tax purposes, which the Funds believe is unlikely. If conversions do not occur as a result of possible taxability, Class B Shares would continue to be subject to higher expenses than Class A Shares for an indeterminate period.

SHAREHOLDER GUIDE

A COMMON QUESTION ABOUT THE PURCHASE OF CLASS C SHARES

What Is The Offering Price Of Class C Shares?
You may purchase Class C Shares of the Funds (other than the Enhanced Income Fund, Ultra-Short Duration Government Fund, U.S. Mortgages Fund, Investment Grade Credit Fund and Emerging Markets Debt Fund) at the next determined NAV without paying an initial sales charge. However, if you redeem Class C Shares within 12 months of purchase, a CDSC of 1% will normally be deducted from the redemption proceeds. In connection with purchases by Retirement Plans, where Class C Shares are redeemed within 12 months of purchase, a CDSC of 1% may be imposed upon the plan sponsor or third-party administrator.

Proceeds from the CDSC are payable to the Distributor and may be used in whole or in part to defray the Distributor’s expenses related to providing distribution-related services to the Funds in connection with the sale of Class C Shares, including the payment of compensation to Authorized Dealers. An amount equal to 1% of the amount invested is normally paid by the Distributor to Authorized Dealers.

COMMON QUESTIONS APPLICABLE TO THE PURCHASE OF CLASS A, B AND C SHARES

When Will Shares Be Issued And Dividends Begin To Be Paid?
Global Income Fund: If a purchase order is received in proper form before the Fund’s NAV is determined, shares will be issued the same day and will be entitled to any dividends declared which have record dates on or after such purchase date.

For all other Funds:

■	Shares Purchased by Federal Funds Wire or ACH Transfer:

■	If a purchase order in proper form specifies a settlement date and is received before the Fund’s NAV is determined, shares will be issued and dividends will begin to accrue on the purchased shares on the earlier of (i) the business day after the purchase order is received; or (ii) the day that the federal funds wire or ACH transfer is received by State Street Bank and Trust Company.
■	If a purchase order in proper form does not specify a settlement date, shares will be issued and dividends will begin to accrue on the business day after payment is received.

■	Shares Purchased by Check or Federal Reserve Draft:

■	If a purchase order in proper form specifies a settlement date and is received before the Fund’s NAV is determined, shares will be issued and dividends will begin to accrue on the business day after payment is received.
■	If a purchase order in proper form does not specify a settlement date, shares will be issued and dividends will being to accrue on the business day after payment is received.

What Else Do I Need To Know About The CDSC On Class A, B Or C Shares?

■	The CDSC is based on the lesser of the NAV of the shares at the time of redemption or the original offering price (which is the original NAV).

■	No CDSC is charged on shares acquired from reinvested dividends or capital gains distributions.
■	No CDSC is charged on the per share appreciation of your account over the initial purchase price.
■	When counting the number of months since a purchase of Class B or Class C Shares was made, all payments made during a month will be combined and considered to have been made on the first day of that month.

■	To keep your CDSC as low as possible, each time you place a request to sell shares, the Funds will first sell any shares in your account that do not carry a CDSC and then the shares in your account that have been held the longest.

In What Situations May The CDSC On Class A, B Or C Shares Be Waived Or Reduced?
The CDSC on Class A, Class B and Class C Shares that are subject to a CDSC may be waived or reduced if the redemption relates to:

■	Retirement distributions or loans to participants or beneficiaries from Retirement Plans;
■	The death or disability (as defined in Section 72(m)(7) of the Internal Revenue Code of 1986, as amended (the “Code”)) of a participant or beneficiary in a Retirement Plan;
■	Hardship withdrawals by a participant or beneficiary in a Retirement Plan;
■	Satisfying the minimum distribution requirements of the Code;
■	Establishing “substantially equal periodic payments” as described under Section 72(t)(2) of the Code;
■	The separation from service by a participant or beneficiary in a Retirement Plan;
■	The death or disability (as defined in Section 72(m)(7) of the Code) of a shareholder if the redemption is made within one year of the event;

SHAREHOLDER GUIDE

■	Excess contributions distributed from a Retirement Plan;
■	Distributions from a qualified Retirement Plan invested in the Goldman Sachs Funds which are being rolled over to a Goldman Sachs IRA in the same share class; or
■	Redemption proceeds which are to be reinvested in accounts or non-registered products over which GSAM or its advisory affiliates have investment discretion.

In addition, Class A, B and C Shares subject to a systematic withdrawal plan may be redeemed without a CDSC. The Funds reserve the right to limit such redemptions, on an annual basis, to 12% each of the value of your Class B and C Shares and 10% of the value of your Class A Shares.

How Do I Decide Whether To Buy Class A, B Or C Shares?
The decision as to which Class to purchase depends on the amount you invest, the intended length of the investment and your personal situation.

■	Class A Shares. If you are making an investment of $100,000 or more that qualifies for a reduced sales charge, you should consider purchasing Class A Shares.
■	Class B Shares. If you plan to hold your investment for at least six years (three years in the case of the Short Duration Government Fund) and would prefer not to pay an initial sales charge, you might consider purchasing Class B Shares. By not paying a front-end sales charge, your entire investment in Class B Shares is available to work for you from the time you make your initial investment. However, the distribution and service fee paid by Class B Shares will cause your Class B Shares (until conversion to Class A Shares) to have a higher expense ratio, and thus lower performance and lower dividend payments (to the extent dividends are paid) than Class A Shares. A maximum purchase limitation of $100,000 in the aggregate normally applies to Class B Shares. Once the current value of the Class B Shares in the aggregate across all Goldman Sachs Funds is equal to $100,000, you will not be allowed to purchase any additional Class B Shares. Individual purchases exceeding $100,000 will be rejected and additional purchases which could cause your holdings in Class B Shares to exceed $100,000 will be rejected.
■	Class C Shares. If you are unsure of the length of your investment or plan to hold your investment for less than six years and would prefer not to pay an initial sales charge, you may prefer Class C Shares. By not paying a front-end sales charge, your entire investment in Class C Shares is available to work for you from the time you make your initial investment. However, the distribution and service fee paid by Class C Shares will cause your Class C Shares to have a higher expense ratio, and thus lower performance and lower dividend payments (to the extent dividends are paid) than Class A Shares (or Class B Shares after conversion to Class A Shares).

Although Class C Shares are subject to a CDSC for only 12 months, Class C Shares do not have the automatic eight year conversion feature applicable to Class B Shares and your investment may pay higher distribution fees indefinitely.

A maximum purchase limitation of $1,000,000 ($500,000 in the case of the Short Duration Government Fund) in the aggregate normally applies to purchases of Class C Shares. Once the current value of the Class C Shares in the aggregate across all Goldman Sachs Funds is equal to $1,000,000, you will not be allowed to purchase any additional Class C Shares. Individual purchases exceeding $1,000,000 will be rejected and additional purchases which could cause your holdings in Class C Shares to exceed $1,000,000 will be rejected.

Note: Authorized Dealers may receive different compensation for selling Class A, Class B or Class C Shares.

In addition to Class A, Class B and Class C Shares, each Fund also offers other classes of shares to investors. These other share classes are subject to different fees and expenses (which affect performance), have different minimum investment requirements and are entitled to different services. Information regarding these other share classes may be obtained from your sales representative or from Goldman Sachs by calling the number on the back cover of this Prospectus.

SHAREHOLDER GUIDE

HOW TO SELL SHARES

How Can I Sell Class A, Class B And Class C Shares Of The Funds?

You may arrange to take money out of your account by selling (redeeming) some or all of your shares. Generally, each Fund will redeem its shares upon request on any business day at the NAV next determined after receipt of such request in proper form, subject to any applicable CDSC. You may request that redemption proceeds be sent to you by check or by wire (if the wire instructions are on record). Redemptions may be requested in writing or by telephone.

Instructions For Redemptions:

By Writing:	■ Write a letter of instruction that includes:
■ Your name(s) and signature(s)
■ Your account number
■ The Fund name and Class of Shares
■ The dollar amount you want to sell
■ How and where to send the proceeds
■ Obtain a signature guarantee (see details below)
■ Mail your request to: Goldman Sachs Funds P.O. Box 219711 Kansas City, MO 64121-9711
or for overnight delivery:
Goldman Sachs Funds 330 West 9th Street Poindexter Bldg., 1st Floor Kansas City, MO 64105

By Telephone:	If you have not declined the telephone redemption privilege on your Account Application:
■ 1-800-526-7384 (8:00 a.m. to 4:00 p.m. New York time)
■ You may redeem up to $50,000 of your shares daily
■ Proceeds which are sent directly to a Goldman Sachs brokerage account or to the bank account designated on your Account Application are not subject to the $50,000 limit

When Do I Need A Medallion Signature Guarantee To Redeem Shares?
A signature guarantee is required if:

■	You are requesting in writing to redeem shares in an amount over $50,000;
■	You would like the redemption proceeds sent to an address that is not your address of record; or
■	You would like to change the bank designated on your Account Application.

A signature guarantee must be obtained from a bank, brokerage firm or other financial intermediary that is a member of an approved Medallion Guarantee Program or that is otherwise approved by the Trust. A notary public cannot provide a signature guarantee. Additional documentation may be required for executors, trustees or corporations or when deemed appropriate by the Transfer Agent.

What Do I Need To Know About Telephone Redemption Requests?
The Trust, the Distributor and the Transfer Agent will not be liable for any loss you may incur in the event that the Trust accepts unauthorized telephone redemption requests that the Trust reasonably believes to be genuine. The Trust may accept telephone redemption instructions from any person identifying himself or herself as the owner of an account or the owner’s registered representative where the owner has not declined in writing to use this service. Thus, you risk possible losses if a telephone redemption is not authorized by you.

In an effort to prevent unauthorized or fraudulent redemption and exchange requests by telephone, Goldman Sachs and BFDS each employ reasonable procedures specified by the Trust to confirm that such instructions are genuine. If reasonable procedures are not employed, the Trust may be liable for any loss due to unauthorized or fraudulent transactions. The following general policies are currently in effect:

■	All telephone requests are recorded.
■	Proceeds of telephone redemption requests will be sent only to your address of record or authorized bank account designated in the Account Application (unless you provide written instructions and a signature guarantee, indicating another address or account).
■	For the 30-day period following a change of address, telephone redemptions will only be filled by a wire transfer to the bank account designated in the Account Applications (see immediately preceding bullet point). In order to receive the redemption by check during this time period, the redemption request must be a written, Medallion signature guaranteed letter.
■	The telephone redemption option does not apply to shares held in a “street name” account. “Street name” accounts are accounts maintained and serviced by your Authorized Dealer. If your account is held in “street name,” you should contact your registered representative of record, who may make telephone redemptions on your behalf.
■	The telephone redemption option may be modified or terminated at any time.

Note: It may be difficult to make telephone redemptions in times of drastic economic or market conditions.

SHAREHOLDER GUIDE

How Are Redemption Proceeds Paid?
By Wire: You may arrange for your redemption proceeds to be wired as federal funds to the domestic bank account designated in your Account Application. The following general policies govern wiring redemption proceeds:

■	Redemption proceeds will normally be wired on the next business day in federal funds (for a total of one business day delay), but may be paid up to three business days following receipt of a properly executed wire transfer redemption request. If you are selling shares you recently paid for by check, the Fund will pay you when your check has cleared, which may take up to 15 days. If the Federal Reserve Bank is closed on the day that the redemption proceeds would ordinarily be wired, wiring the redemption proceeds may be delayed one additional business day.
■	To change the bank designated on your Account Application you must send written instructions (with your signature guaranteed) to the Transfer Agent.
■	Neither the Trust nor Goldman Sachs assumes any responsibility for the performance of your bank or any intermediaries in the transfer process. If a problem with such performance arises, you should deal directly with your bank or any such intermediaries.

By Check: You may elect to receive your redemption proceeds by check. Redemption proceeds paid by check will normally be mailed to the address of record within three business days of a properly executed redemption request. If you are selling shares you recently paid for by check, the Fund will pay you when your check has cleared, which may take up to 15 days.

What Do I Need To Know About Redemption Fees?
The Global Income and High Yield Funds will charge a 2% redemption fee on the redemption of shares (including by exchange) held for 30 calendar days or less. For this purpose, the Funds use a first-in first-out (“FIFO”) method so that shares held longest will be treated as being redeemed first and shares held shortest will be treated as being redeemed last. The redemption fee will be paid to the Fund from which the redemption is made, and is intended to offset the trading costs, market impact and other costs associated with short-term money movements in and out of a Fund. The redemption fee may be collected by deduction from the redemption proceeds or, if assessed after the redemption transaction, through a separate billing.

The redemption fee does not apply to transactions involving the following:

■	Redemptions of shares acquired by reinvestment of dividends or capital gains distributions.
■	Redemptions of shares that are acquired or redeemed in connection with the participation in a systematic withdrawal program or automatic investment plan.

■	Redemptions of shares in connection with a regularly scheduled automatic rebalancing of assets by certain mutual fund asset allocation programs.
■	Redemptions of shares maintained in omnibus accounts by the Funds’ transfer agent on behalf of trust companies and bank trust departments investing assets held in a fiduciary, agency, advisory, custodial or similar capacity and over which the trust companies and bank trust departments or other plan fiduciaries or participants (in the case of certain retirement plans) have full or shared investment discretion.
■	Total or partial redemptions of shares held through retirement plans and accounts maintained pursuant to Section 401 (tax-qualified pension, profit sharing, 401(k), money purchase and stock bonus plans), 403 (qualified annuity plans and tax-sheltered annuities) and 457 (deferred compensation plans for employees of tax-exempt entities or governments) of the Internal Revenue Code of 1986, as amended, that are maintained by the Funds’ transfer agent on an omnibus basis.
■	Redemption of shares that are issued as part of an investment company reorganization to which a Goldman Sachs Fund is a party.

The Trust reserves the right to modify or eliminate the redemption fee or waivers at any time and will give 60 days’ prior written notice of any material changes, unless otherwise provided by law. The redemption fee policy may be modified or amended in the future to reflect, among other factors, regulatory requirements mandated by the SEC.

In addition to the circumstances noted above, the Trust reserves the right to grant additional exceptions based on such factors as operational limitations, contractual limitations and further guidance from the SEC or other regulators.

What Else Do I Need To Know About Redemptions?
The following generally applies to redemption requests:

■	Shares of each Fund (other than the Global Income Fund) earn dividends declared on the day the shares are redeemed.
■	Additional documentation may be required when deemed appropriate by the Transfer Agent. A redemption request will not be in proper form until such additional documentation has been received.
■	Institutions (including banks, trust companies, brokers and investment advisers) are responsible for the timely transmittal of redemption requests by their customers to the Transfer Agent. In order to facilitate the timely transmittal of redemption requests, these institutions may set times by which they must receive redemption requests. These institutions may also require additional documentation from you.

SHAREHOLDER GUIDE

The Trust reserves the right to:

■	Redeem your shares if your account balance falls below the required Fund minimum as a result of a redemption. The Funds will not redeem your shares on this basis if the value of your account falls below the minimum account balance solely as a result of market conditions. The Funds will give you 60 days’ prior written notice to allow you to purchase sufficient additional shares of the Fund in order to avoid such redemption.
■	Redeem your shares in other circumstances determined by the Board of Trustees to be in the best interests of the Trust.
■	Pay redemptions by a distribution in-kind of securities (instead of cash). If you receive redemption proceeds in-kind, you should expect to incur transaction costs upon the disposition of those securities.
■	Reinvest any dividends or other distributions which you have elected to receive in cash should your check for such dividends or other distributions be returned to a Fund as undeliverable or remain uncashed for six months. This provision may not apply to certain retirement or qualified accounts. In addition, that distribution and all future distributions payable to you will be reinvested at the NAV on the day of reinvestment in additional shares of the same class of the Fund that pays the distributions. No interest will accrue on amounts represented by uncashed distribution or redemption checks.

Can I Reinvest Redemption Proceeds In The Same Or Another Goldman Sachs Fund?
You may redeem shares of a Fund and reinvest a portion or all of the redemption proceeds (plus any additional amounts needed to round off purchases to the nearest full share) at NAV. To be eligible for this privilege, you must hold the shares you want to redeem for at least 30 days and you must reinvest the share proceeds within 90 days after you redeem. You may reinvest as follows:

■	Class A or B Shares—Class A Shares of the same Fund or another Goldman Sachs Fund
■	Class C Shares—Class C Shares of the same Fund or another Goldman Sachs Fund

■	You should obtain and read the applicable prospectuses before investing in any other Funds.
■	If you pay a CDSC upon redemption of Class A or Class C Shares and then reinvest in Class A or Class C Shares as described above, your account will be credited with the amount of the CDSC you paid. The reinvested shares will, however, continue to be subject to a CDSC. The holding period of the shares acquired through reinvestment will include the holding period of the redeemed shares for purposes of computing the CDSC payable upon a subsequent redemption. For Class B Shares, you may reinvest the redemption proceeds in

Class A Shares at NAV but the amount of the CDSC paid upon redemption of the Class B Shares will not be credited to your account.
■	The reinvestment privilege may be exercised at any time in connection with transactions in which the proceeds are reinvested at NAV in a tax-sheltered retirement plan. In other cases, the reinvestment privilege may be exercised once per year upon receipt of a written request.
■	You may be subject to tax as a result of a redemption. You should consult your tax adviser concerning the tax consequences of a redemption and reinvestment.

Can I Exchange My Investment From One Fund To Another?
You may exchange shares of a Fund at NAV without the imposition of an initial sales charge or CDSC at the time of exchange for shares of the same class or an equivalent class of another Goldman Sachs Fund. The exchange privilege may be materially modified or withdrawn at any time upon 60 days’ written notice to you.

Instructions For Exchanging Shares:

By Writing:	■ Write a letter of instruction that includes:
■ Your name(s) and signature(s)
■ Your account number
■ The Fund names and Class of Shares
■ The dollar amount you want to exchange
■ Mail the request to: Goldman Sachs Funds P.O. Box 219711 Kansas City, MO 64121-9711
or for overnight delivery—
Goldman Sachs Funds 330 West 9th St. Poindexter Bldg., 1st Floor Kansas City, MO 64105

By Telephone:	If you have not declined the telephone exchange privilege on your Account Application:
■ 1-800-526-7384 (8:00 a.m. to 4:00 p.m. New York time)

You should keep in mind the following factors when making or considering an exchange:

■	You should obtain and carefully read the prospectus of the Fund you are acquiring before making an exchange.
■	Currently, there is no charge for exchanges, although a Fund may impose a charge in the future.
■	The exchanged shares may later be exchanged for shares of the same class (or an equivalent class) of the original Fund at the next determined NAV without the imposition of an initial sales charge or CDSC if the amount in the Fund

SHAREHOLDER GUIDE

resulting from such exchanges is less than the largest amount on which you have previously paid the applicable sales charge.
■	When you exchange shares subject to a CDSC, no CDSC will be charged at that time. The exchanged shares will be subject to the CDSC of the shares originally held. For purposes of determining the amount of the applicable CDSC, the length of time you have owned the shares will be measured from the date you acquired the original shares subject to a CDSC and will not be affected by a subsequent exchange.
■	Eligible investors may exchange certain classes of shares for another class of shares of the same Fund. For further information, call Goldman Sachs Funds at 1-800-526-7384 and see the Additional Statement.
■	All exchanges which represent an initial investment in a Fund must satisfy the minimum initial investment requirements of that Fund or the entire balance of the original Fund account should be exchanged.
■	Exchanges are available only in states where exchanges may be legally made.
■	It may be difficult to make telephone exchanges in times of drastic economic or market conditions.
■	Goldman Sachs and BFDS may use reasonable procedures described under “What Do I Need To Know About Telephone Redemption Requests?” in an effort to prevent unauthorized or fraudulent telephone exchange requests.
■	Telephone exchanges normally will be made only to an identically registered account.
■	Exchanges into Funds that are closed to new investors may be restricted.

For federal income tax purposes, an exchange from one Fund to another is treated as a redemption of the shares surrendered in the exchange, on which you may be subject to tax, followed by a purchase of shares received in the exchange. You should consult your tax adviser concerning the tax consequences of an exchange.

SHAREHOLDER SERVICES

Can I Arrange To Have Automatic Investments Made On A Regular Basis?
You may be able to make systematic cash investments through your bank via ACH transfer or your checking account via bank draft each month. Forms for this option are available from Goldman Sachs, and your Authorized Dealer, or you may check the appropriate box on the Account Application.

Can My Dividends And Distributions From A Fund Be Invested In Other Funds?
You may elect to cross-reinvest dividends and capital gains distributions paid by a Fund in shares of the same class or an equivalent class of other Goldman Sachs Funds.

■	Shares will be purchased at NAV.
■	No initial sales charge or CDSC will be imposed.
■	You may elect cross-reinvestment into an identically registered account or a similarly registered account provided that at least one name on the account is registered identically.

Can I Arrange To Have Automatic Exchanges Made On A Regular Basis?
You may elect to exchange automatically a specified dollar amount of shares of a Fund for shares of the same class or an equivalent class of other Goldman Sachs Funds.

■	Shares will be purchased at NAV.
■	No initial sales charge is imposed.
■	Shares subject to a CDSC acquired under this program may be subject to a CDSC at the time of redemption from the Fund into which the exchange is made depending upon the date and value of your original purchase.
■	Automatic exchanges are made monthly on the 15th day of each month or the first business day thereafter.
■	Minimum dollar amount: $50 per month.

What Else Should I Know About Cross-Reinvestments And Automatic Exchanges?
Cross-reinvestments and automatic exchanges are subject to the following conditions:

■	You must invest an amount in the Fund into which cross-reinvestments or automatic exchanges are being made that is equal to that Fund’s minimum initial investment or continue to cross-reinvest or to make automatic exchanges until such minimum initial investment is met.
■	You should obtain and read the prospectus of the Fund into which dividends are invested or automatic exchanges are made.

Can I Have Automatic Withdrawals Made On A Regular Basis?
You may draw on your account systematically via check or ACH transfer in any amount of $50 or more.

■	It is normally undesirable to maintain a systematic withdrawal plan at the same time that you are purchasing additional Class A, Class B or Class C Shares because of the sales charge imposed on your purchases of Class A Shares and/or

SHAREHOLDER GUIDE

the imposition of a CDSC on your redemptions of Class A, Class B or Class C Shares.
■	You must have a minimum balance of $5,000 in a Fund.
■	Checks are mailed the next business day after your selected systematic withdrawal date.
■	Each systematic withdrawal is a redemption and therefore may be a taxable transaction.
■	The CDSC applicable to Class A, Class B or Class C Shares redeemed under the systematic withdrawal plan may be waived.

What Types of Reports Will Be Sent Regarding My Investment?
You will be provided with a printed confirmation of each transaction in your account and a quarterly account statement. A year-to-date statement for your account will be provided upon request made to Goldman Sachs. If your account is held in “street name” you may receive your statements and confirmations on a different schedule.

You will also receive an annual shareholder report containing audited financial statements and a semi-annual shareholder report. If you have consented to the delivery of a single copy of shareholder reports, prospectuses and other information to all shareholders who share the same mailing address with your account, you may revoke your consent at any time by contacting Goldman Sachs Funds by phone at 1-800-526-7384 or by mail at Goldman Sachs Funds, P.O. Box 06050, Chicago, IL 60606-6306. The Funds will begin sending individual copies to you within 30 days after receipt of your revocation.

The Funds do not generally provide sub-accounting services.

What Should I Know When I Purchase Shares Through An Authorized Dealer?
Authorized Dealers and other financial intermediaries may provide varying arrangements for their clients to purchase and redeem Fund shares. They may charge additional fees not described in this Prospectus to their customers for such services.

If shares of a Fund are held in a “street name” account with an Authorized Dealer, all recordkeeping, transaction processing and payments of distributions relating to your account will be performed by the Authorized Dealer, and not by the Fund and its Transfer Agent. Since the Funds will have no record of your transactions, you should contact the Authorized Dealer to purchase, redeem or exchange shares, to make changes in or give instructions concerning the account or to obtain information about your account. The transfer of shares in a “street name” account to an account with another dealer or to an account directly with the

Fund involves special procedures and will require you to obtain historical purchase information about the shares in the account from the Authorized Dealer.

Authorized Dealers and other financial intermediaries may be authorized to accept, on behalf of the Trust, purchase, redemption and exchange orders placed by or on behalf of their customers, and if approved by the Trust, to designate other intermediaries to accept such orders. In these cases:

■	A Fund will be deemed to have received an order that is in proper form when the order is accepted by an Authorized Dealer or intermediary on a business day, and the order will be priced at the Fund’s NAV per share (adjusted for any applicable sales charge) next determined after such acceptance.
■	Authorized Dealers and intermediaries are responsible for transmitting accepted orders to the Funds within the time period agreed upon by them.

You should contact your Authorized Dealer or intermediary to learn whether it is authorized to accept orders for the Trust.

The Investment Adviser, Distributor and/or their affiliates may make payments to Authorized Dealers and other financial intermediaries (“Intermediaries”) from time to time to promote the sale, distribution and/or servicing of shares of the Funds and other Goldman Sachs Funds. These payments are made out of the Investment Adviser’s, Distributor’s and/or their affiliates’ own assets, and are not an additional charge to the Funds. The payments are in addition to the distribution and service fees and sales charges described in this Prospectus. Such payments are intended to compensate Intermediaries, for among other things: marketing shares of the Funds and other Goldman Sachs Funds, which may consist of payments relating to Funds included on preferred or recommended fund lists or in certain sales programs from time to time sponsored by the Intermediaries; access to the Intermediaries’ registered representatives or salespersons, including at conferences and other meetings; assistance in training and education of personnel; marketing support; and/or other specified services intended to assist in the distribution and marketing of the Funds and other Goldman Sachs Funds. The payments may also, to the extent permitted by applicable regulations, contribute to various non-cash and cash incentive arrangements to promote the sale of shares, as well as sponsor various educational programs, sales contests and/or promotions. The additional payments by the Investment Adviser, Distributor and/or their affiliates may also compensate Intermediaries for subaccounting, administrative and/or shareholder processing services that are in addition to the fees paid for these services by the Funds. The amount of these additional payments is normally not expected to exceed 0.50% (annualized) of the amount sold or invested through the Intermediaries. Please refer to the “Payments to Intermediaries” section of the Additional Statement for more information about these payments.

SHAREHOLDER GUIDE

The payments made by the Investment Adviser, Distributor and/or their affiliates may be different for different Intermediaries. The presence of these payments and the basis on which an Intermediary compensates its registered representatives or salespersons may create an incentive for a particular Intermediary, registered representative or salesperson to highlight, feature or recommend Funds based, at least in part, on the level of compensation paid. You should contact your Authorized Dealer or Intermediary for more information about the payments they receive and any potential conflicts of interest.

DISTRIBUTION SERVICES AND FEES

What Are The Different Distribution And Service Fees Paid By Class A, B and C Shares?
The Trust has adopted distribution and service plans (each a “Plan”) under which Class A, Class B and Class C Shares bear distribution and service fees paid to Authorized Dealers and Goldman Sachs. If the fees received by Goldman Sachs pursuant to the Plans exceed its expenses, Goldman Sachs may realize a profit from these arrangements. Goldman Sachs generally pays the distribution and service fees on a quarterly basis.

Under the Plans, Goldman Sachs is entitled to a monthly fee from each Fund for distribution services equal, on an annual basis, to 0.25%, 0.75% and 0.75%, respectively, of a Fund’s average daily net assets attributed to Class A, Class B and Class C Shares.* Because these fees are paid out of the Fund’s assets on an ongoing basis, over time, these fees will increase the cost of your investment and may cost you more than paying other types of such charges.

The distribution fees are subject to the requirements of Rule 12b-1 under the Investment Company Act of 1940, and may be used (among other things) for:

■	Compensation paid to and expenses incurred by Authorized Dealers, Goldman Sachs and their respective officers, employees and sales representatives;
■	Commissions paid to Authorized Dealers;
■	Allocable overhead;
■	Telephone and travel expenses;
■	Interest and other costs associated with the financing of such compensation and expenses;
■	Printing of prospectuses for prospective shareholders;
■	Preparation and distribution of sales literature or advertising of any type; and

*	Currently, Goldman Sachs voluntarily limits such fees to 0.60% of the average daily net assets attributed to Class B Shares of the Short Duration Government Fund. Goldman Sachs may modify or discontinue such waivers in the future at its discretion.

■	All other expenses incurred in connection with activities primarily intended to result in the sale of Class A, Class B and Class C Shares.

In connection with the sale of Class C Shares, Goldman Sachs normally begins paying the 0.75% distribution fee as an ongoing commission to Authorized Dealers after the shares have been held for one year.

PERSONAL AND ACCOUNT MAINTENANCE SERVICES AND FEES

Under the Plans, Goldman Sachs is also entitled to receive a separate fee equal on an annual basis to 0.25% of each Fund’s average daily net assets attributed to Class B or Class C Shares. This fee is for personal and account maintenance services, and may be used to make payments to Goldman Sachs, Authorized Dealers and their officers, sales representatives and employees for responding to inquiries of, and furnishing assistance to, shareholders regarding ownership of their shares or their accounts or similar services not otherwise provided on behalf of the Funds. If the fees received by Goldman Sachs pursuant to the Plans exceed its expenses, Goldman Sachs may realize a profit from this arrangement.

Goldman Sachs is also entitled to receive an account service fee equal on an annual basis to 0.05% of the U.S. Mortgages and Investment Grade Credit Funds’ respectively, average daily net assets attributed to Class A Shares. This fee is for account services, and may be used to make payments to Authorized Dealers for account maintenance, processing orders to purchase, redeem and exchange Class A Shares and other services.

In connection with the sale of Class C Shares, Goldman Sachs normally begins paying the 0.25% ongoing service fee to Authorized Dealers after the shares have been held for one year.

RESTRICTIONS ON EXCESSIVE TRADING PRACTICES

Policies and Procedures on Excessive Trading Practices. In accordance with the policy adopted by the Board of Trustees, the Trust does not permit market timing or other excessive trading practices. Purchases and exchanges should be made with a view to longer-term investment purposes only that are consistent with the investment policies and practices of the respective Funds. Excessive, short-term (market timing) trading practices may disrupt portfolio management strategies, increase brokerage and administrative costs, harm fund performance and result in dilution in the value of Fund shares held by long-term shareholders. The Trust and Goldman Sachs reserve the right to reject or restrict purchase or exchange requests from any investor. The Trust and Goldman Sachs will not be liable for any loss

SHAREHOLDER GUIDE

resulting from rejected purchase or exchange orders. To minimize harm to the Trust and its shareholders (or Goldman Sachs), the Trust (or Goldman Sachs) will exercise this right if, in the Trust’s (or Goldman Sachs’) judgment, an investor has a history of excessive trading or if an investor’s trading, in the judgment of the Trust (or Goldman Sachs), has been or may be disruptive to a Fund. In making this judgment, trades executed in multiple accounts under common ownership or control may be considered together to the extent they can be identified. No waivers of the provisions of the policy established to detect and deter market timing and other excessive trading activity are permitted that would harm the Trust or its shareholders or would subordinate the interests of the Trust or its shareholders to those of Goldman Sachs or any affiliated person or associated person of Goldman Sachs.

To deter excessive shareholder trading, the High Yield and Global Income Funds described in this Prospectus, certain other Fixed Income Funds and the International Equity Funds (which are offered in separate prospectuses) impose a redemption fee on redemptions made within 30 calendar days of purchase subject to certain exceptions. See “Shareholder Guide—What Do I Need To Know About Redemption Fees?” for more information about the redemption fee, including transactions and certain omnibus accounts to which the redemption fee does not apply.

Pursuant to the policy adopted by the Board of Trustees, Goldman Sachs has developed criteria that it uses to identify trading activity that may be excessive. Goldman Sachs reviews on a regular, periodic basis available information relating to the trading activity in the Funds in order to assess the likelihood that a Fund may be the target of excessive trading. As part of its excessive trading surveillance process, Goldman Sachs, on a periodic basis, examines transactions that exceed certain monetary thresholds or numerical limits within a period of time. If, in its judgment, Goldman Sachs detects excessive, short term trading, Goldman Sachs may reject or restrict a purchase or exchange request and may further seek to close an investor’s account with a Fund. Goldman Sachs may modify its surveillance procedures and criteria from time to time without prior notice regarding the detection of excessive trading or to address specific circumstances. Goldman Sachs will apply the criteria in a manner that, in Goldman Sachs’ judgment, will be uniform.

Fund shares may be held through omnibus arrangements maintained by intermediaries such as broker-dealers, investment advisers, transfer agents, administrators and insurance companies. In addition, Fund shares may be held in omnibus 401(k) plans, retirement plans and other group accounts. Omnibus accounts include multiple investors and such accounts typically provide the Funds with a net purchase or redemption request on any given day where the purchases and redemptions of Fund shares by the investors are netted against one another. The identity of individual investors whose purchase and redemption orders are aggregated are not known by the Funds. A number of these financial intermediaries may not have the capability or may not be willing to apply the Funds’ market timing policies or any applicable redemption fee. While Goldman Sachs may monitor share turnover at the omnibus account level, a Fund’s ability to monitor and detect market timing by shareholders or apply any applicable redemption fee in these omnibus accounts is limited. The netting effect makes it more difficult to identify, locate and eliminate market timing activities. In addition, those investors who engage in market timing and other excessive trading activities may employ a variety of techniques to avoid detection. There can be no assurance that the Funds and Goldman Sachs will be able to identify all those who trade excessively or employ a market timing strategy, and curtail their trading in every instance.

Taxation

As with any investment, you should consider how your investment in the Funds will be taxed. The tax information below is provided as general information. More tax information is available in the Additional Statement. You should consult your tax adviser about the federal, state, local or foreign tax consequences of your investment in the Funds.

Unless your investment is an IRA or other tax-advantaged account, you should consider the possible tax consequences of Fund distributions and the sale of your Fund shares.

DISTRIBUTIONS

Each Fund contemplates declaring as dividends each year all or substantially all of its taxable income. Distributions you receive from the Funds are generally subject to federal income tax, and may also be subject to state or local taxes. This is true whether you reinvest your distributions in additional Fund shares or receive them in cash. For federal tax purposes, Fund distributions attributable to short-term capital gains and net investment income are generally taxable to you as ordinary income, while distributions attributable to long-term capital gains are taxable as long-term capital gains, no matter how long you have owned your Fund shares.

Under recent changes to the Internal Revenue Code (the “Code”), the maximum long-term capital gain tax rate applicable to individuals, estates, and trusts is reduced to 15%. A sunset provision provides that the 15% long-term capital gain rate and the taxation of dividends at the long-term capital gain rate will revert back to a prior version of these provisions in the Code for taxable years beginning after December 31, 2008. Also, Fund distributions to noncorporate shareholders attributable to dividends received by the Funds from U.S. and certain qualified foreign corporations will generally be taxed at the long-term capital gain rate, as long as certain other requirements are met. The amount of a Fund’s distributions that qualify for this favorable tax treatment will be reduced as a result of a Fund’s securities lending activities, by a high portfolio turnover rate or by investments in debt securities or “non-qualified” foreign corporations. For these lower rates to apply, the non-corporate shareholder must own the relevant Fund shares for at least 61 days during the 121-day period beginning 60 days before the Fund’s ex-dividend date.

Although distributions are generally treated as taxable to you in the year they are paid, distributions declared in October, November or December but paid in January are taxable as if they were paid in December. A percentage of the Funds’ dividends paid to corporate shareholders may be eligible for the corporate dividends-received deduction. This percentage may, however, be reduced as a result of a Fund’s securities lending activities, by a high portfolio turnover rate or by investments in debt securities or foreign corporations. Character and tax status of all distributions will be available to shareholders after the close of each calendar year.

The Enhanced Income, Core Fixed Income, Investment Grade Credit, Global Income, High Yield and Emerging Markets Debt Funds may be subject to foreign withholding or other foreign taxes on income or gain from certain foreign securities. In general, the Funds may deduct these taxes in computing their taxable income. Shareholders of the Global Income and Emerging Markets Debt Funds may be entitled to claim a credit or a deduction with respect to foreign taxes if the Fund elects to pass through these taxes to you. Your January statement will provide the relevant foreign tax information to you.

If you buy shares of a Fund before it makes a distribution, the distribution will be taxable to you even though it may actually be a return of a portion of your investment. This is known as “buying a dividend.”

SALES AND EXCHANGES

Your sale of Fund shares is a taxable transaction for federal income tax purposes, and may also be subject to state and local taxes. For tax purposes, the exchange of your Fund shares for shares of a different Goldman Sachs Fund is the same as a sale. When you sell your shares, you will generally recognize a capital gain or loss in an amount equal to the difference between your adjusted tax basis in the shares and the amount received. Generally, this gain or loss is long-term or short-term depending on whether your holding period exceeds twelve months, except that any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received on the shares. Additionally, any loss realized on a sale, exchange or redemption of shares of a Fund may be disallowed under “wash sale” rules to the extent the shares disposed of are replaced with other shares of that Fund within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of that Fund. If disallowed, the loss will be reflected in an adjustment to the basis of the shares acquired.

TAXATION

OTHER INFORMATION

When you open your account, you should provide your Social Security Number or tax identification number on your Account Application. By law, each Fund must withhold 28% of your taxable distributions and any redemption proceeds if you do not provide your correct taxpayer identification number, or certify that it is correct, or if the IRS instructs the Fund to do so.

Non-U.S. investors may be subject to U.S. withholding and estate tax. However, distributions of short-term capital gains and qualified interest income made by the Funds to non-U.S. investors after November 1, 2005 and before October 31, 2008 will generally not be subject to U.S. withholding.

Appendix A Additional Information on Portfolio Risks, Securities and Techniques

A. General Portfolio Risks

The Funds will be subject to the risks associated with fixed-income securities. These risks include interest rate risk, credit risk and call/extension risk. In general, interest rate risk involves the risk that when interest rates decline, the market value of fixed-income securities tends to increase (although many mortgage related securities will have less potential than other debt securities for capital appreciation during periods of declining rates). Conversely, when interest rates increase, the market value of fixed-income securities tends to decline. Credit risk involves the risk that the issuer or guarantor could default on its obligations, and a Fund will not recover its investment. Call risk and extension risk are normally present in adjustable rate mortgage loans (“ARMs”), Mortgage-Backed Securities and asset-backed securities. For example, homeowners have the option to prepay their mortgages. Therefore, the duration of a security backed by home mortgages can either shorten (call risk) or lengthen (extension risk). In general, if interest rates on new mortgage loans fall sufficiently below the interest rates on existing outstanding mortgage loans, the rate of prepayment would be expected to increase. Conversely, if mortgage loan interest rates rise above the interest rates on existing outstanding mortgage loans, the rate of prepayment would be expected to decrease. In either case, a change in the prepayment rate can result in losses to investors. The same would be true of asset-backed securities, such as securities backed by car loans.

The Investment Adviser will not consider the portfolio turnover rate a limiting factor in making investment decisions for a Fund. A high rate of portfolio turnover (100% or more) involves correspondingly greater expenses which must be borne by a Fund and its shareholders and is also likely to result in higher short-term capital gains taxable to shareholders. The portfolio turnover rate is calculated by dividing the lesser of the dollar amount of sales or purchases of portfolio securities by the average monthly value of a Fund’s portfolio securities, excluding securities having a maturity at the date of purchase of one year or less. See “Financial Highlights” in Appendix B for a statement of the Funds’ historical portfolio turnover rates.

The following sections provide further information on certain types of securities and investment techniques that may be used by the Funds, including their associated risks. Additional information is provided in the Additional Statement, which is available upon request. Among other things, the Additional Statement describes certain fundamental investment restrictions that cannot be changed

APPENDIX A

without shareholder approval. You should note, however, that all investment objectives and all investment policies not specifically designated as fundamental are non-fundamental, and may be changed without shareholder approval. If there is a change in a Fund’s investment objective, you should consider whether that Fund remains an appropriate investment in light of your then current financial position and needs.

B. Other Portfolio Risks

Credit/Default Risks. Debt securities purchased by the Funds may include securities (including zero coupon bonds) issued by the U.S. government (and its agencies, instrumentalities and sponsored enterprises), foreign governments, domestic and foreign corporations, banks and other issuers. Some of these fixed-income securities are described in the next section below. Further information is provided in the Additional Statement.

Debt securities rated BBB- or higher by Standard & Poor’s Rating Group (“Standard & Poor’s”), or Baa3 or higher by Moody’s Investors Service, Inc. (“Moody’s”) or having a comparable rating by another NRSRO are considered “investment grade.” Securities rated BBB- or Baa3 are considered medium-grade obligations with speculative characteristics, and adverse economic conditions or changing circumstances may weaken their issuers’ capacity to pay interest and repay principal. A security will be deemed to have met a rating requirement if it receives the minimum required rating from at least one such rating organization even though it has been rated below the minimum rating by one or more other rating organizations, or if unrated by such rating organizations, the security is determined by the Investment Adviser to be of comparable credit quality. If a security satisfies a Fund’s minimum rating requirement at the time of purchase and is subsequently downgraded below that rating, the Fund will not be required to dispose of the security. If a downgrade occurs, the Investment Adviser will consider which action, including the sale of the security, is in the best interest of a Fund and its shareholders.

Certain Funds may invest in fixed-income securities rated BB or Ba or below (or comparable unrated securities) which are commonly referred to as “junk bonds.” Junk bonds are considered predominantly speculative and may be questionable as to principal and interest payments.

In some cases, junk bonds may be highly speculative, have poor prospects for reaching investment grade standing and be in default. As a result, investment in such bonds will present greater speculative risks than those associated with investment in investment grade bonds. Also, to the extent that the rating assigned to a security in a Fund’s portfolio is downgraded by a rating organization, the market price and liquidity of such security may be adversely affected.

Risks of Derivative Investments. A Fund’s transactions in options, futures, options on futures, swaps, interest rate caps, floors and collars, structured securities, inverse floating-rate securities, stripped mortgage-backed securities and foreign currency transactions involve additional risk of loss. Loss can result from a lack of correlation between changes in the value of derivative instruments and the portfolio assets (if any) being hedged, the potential illiquidity of the markets for derivative instruments, or the risks arising from margin requirements and related leverage factors associated with such transactions. The use of these management techniques also involves the risk of loss if the Investment Adviser is incorrect in its expectation of fluctuations in securities prices, interest rates or currency prices. Each Fund may also invest in derivative investments for non-hedging purposes (that is, to seek to increase total return). Investing for non-hedging purposes is considered a speculative practice and presents even greater risk of loss.

Derivative Mortgage-Backed Securities (such as principal-only (“POs”), interest-only (“IOs”) or inverse floating rate securities) are particularly exposed to call and extension risks. Small changes in mortgage prepayments can significantly impact the cash flow and the market value of these securities. In general, the risk of faster than anticipated prepayments adversely affects IOs, super floaters and premium priced Mortgage-Backed Securities. The risk of slower than anticipated prepayments generally adversely affects POs, floating-rate securities subject to interest rate caps, support tranches and discount priced Mortgage-Backed Securities. In addition, particular derivative securities may be leveraged such that their exposure (i.e., price sensitivity) to interest rate and/or prepayment risk is magnified.

Some floating-rate derivative debt securities can present more complex types of derivative and interest rate risks. For example, range floaters are subject to the risk that the coupon will be reduced below market rates if a designated interest rate floats outside of a specified interest rate band or collar. Dual index or yield curve floaters are subject to lower prices in the event of an unfavorable change in the spread between two designated interest rates.

Risks of Foreign Investments. In general, certain Funds may make foreign investments. Foreign investments involve special risks that are not typically associated with U.S. dollar denominated or quoted securities of U.S. issuers. Foreign investments may be affected by changes in currency rates, changes in foreign or U.S. laws or restrictions applicable to such investments and changes in exchange control regulations (e.g., currency blockage). A decline in the exchange rate of the currency (i.e., weakening of the currency against the U.S. dollar) in which a portfolio security is quoted or denominated relative to the U.S. dollar

APPENDIX A

would reduce the value of the portfolio security. In addition, if the currency in which a Fund receives dividends, interest or other payments declines in value against the U.S. dollar before such income is distributed as dividends to shareholders or converted to U.S. dollars, the Fund may have to sell portfolio securities to obtain sufficient cash to pay such dividends.

Brokerage commissions, custodial services and other costs relating to investment in international securities markets generally are more expensive than in the United States. In addition, clearance and settlement procedures may be different in foreign countries and, in certain markets, such procedures have been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct such transactions.

Foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to U.S. issuers. There may be less publicly available information about a foreign issuer than a U.S. issuer. In addition, there is generally less government regulation of foreign markets, companies and securities dealers than in the United States, and the legal remedies for investors may be more limited than the remedies available in the United States. Foreign securities markets may have substantially less volume than U.S. securities markets and securities of many foreign issuers are less liquid and more volatile than securities of comparable domestic issuers. Furthermore, with respect to certain foreign countries, there is a possibility of nationalization, expropriation or confiscatory taxation, imposition of withholding or other taxes on dividend or interest payments (or, in some cases, capital gains distributions), limitations on the removal of funds or other assets from such countries, and risks of political or social instability or diplomatic developments which could adversely affect investments in those countries.

Concentration of a Fund’s assets in one or a few countries and currencies will subject a Fund to greater risks than if a Fund’s assets were not geographically concentrated.

Risks of Sovereign Debt. Investment in sovereign debt obligations by a Fund involves risks not present in debt obligations of corporate issuers. The issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due in accordance with the terms of such debt, and a Fund may have limited recourse to compel payment in the event of a default. Periods of economic uncertainty may result in the volatility of market prices of sovereign debt, and in turn a Fund’s NAV, to a greater extent than the volatility inherent in debt obligations of U.S. issuers.

A sovereign debtor’s willingness or ability to repay principal and pay interest in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign currency reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the sovereign debtor’s policy toward international lenders, and the political constraints to which a sovereign debtor may be subject.

Risks of Euro. On January 1, 1999, the European Economic and Monetary Union (EMU) introduced a new single currency called the euro. The euro has replaced the national currencies of the following member countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, and Spain. In addition, Cyprus, the Czech Republic, Estonia, Hungary, Latvia, Lithuania, Malta, Poland, Slovakia and Slovenia became members of the EMU on May 1, 2004, but these countries will not adopt the euro as their new currency until they can show their economies have converged with the economies of the euro zone.

The European Central Bank has control over each country’s monetary policies. Therefore, the member countries no longer control their own monetary policies by directing independent interest rates for their currencies. The national governments of the participating countries, however, have retained the authority to set tax and spending policies and public debt levels.

The change to the euro as a single currency is relatively new and untested. The elimination of currency risk among EMU countries has affected the economic environment and behavior of investors, particularly in European markets, but the long-term impact of those changes on currency values or on the business or financial condition of European countries and issuers cannot be fully assessed at this time. In addition, the introduction of the euro presents other unique uncertainties, including the fluctuation of the euro relative to non-euro currencies; whether the interest rate, tax and labor regimes of European countries participating in the euro will converge over time; and whether the conversion of the currencies of other countries that now are or may in the future become members of the European Union (“EU”) will have an impact on the euro. Also, it is possible that the euro could be abandoned in the future by countries that have already adopted its use. These or other events, including political and economic developments, could cause market disruptions, and could adversely affect the value of securities held by the Funds. Because of the number of countries using this single currency, a significant portion of the assets held by the Funds may be denominated in the euro.

Risks of Emerging Countries. Certain Funds may invest in securities of issuers located in emerging countries. The risks of foreign investment are heightened when the issuer is located in an emerging country. Emerging countries are generally

APPENDIX A

located in the Asia and Pacific regions, the Middle East, Eastern Europe, Latin, Central and South America and Africa. A Fund’s purchase and sale of portfolio securities in certain emerging countries may be constrained by limitations relating to daily changes in the prices of listed securities, periodic trading or settlement volume and/or limitations on aggregate holdings of foreign investors. Such limitations may be computed based on the aggregate trading volume by or holdings of a Fund, the Investment Adviser, its affiliates and their respective clients and other service providers. A Fund may not be able to sell securities in circumstances where price, trading or settlement volume limitations have been reached.

Foreign investment in the securities markets of certain emerging countries is restricted or controlled to varying degrees which may limit investment in such countries or increase the administrative costs of such investments. For example, certain Asian countries require governmental approval prior to investments by foreign persons or limit investment by foreign persons to only a specified percentage of an issuer’s outstanding securities or a specific class of securities which may have less advantageous terms (including price) than securities of the issuer available for purchase by nationals. In addition, certain countries may restrict or prohibit investment opportunities in issuers or industries deemed important to national interests. Such restrictions may affect the market price, liquidity and rights of securities that may be purchased by a Fund. The repatriation of both investment income and capital from certain emerging countries is subject to restrictions such as the need for governmental consents. In situations where a country restricts direct investment in securities (which may occur in certain Asian and other countries), a Fund may invest in such countries through other investment funds in such countries.

Many emerging countries have recently experienced currency devaluations and substantial (and, in some cases, extremely high) rates of inflation. Other emerging countries have experienced economic recessions. These circumstances have had a negative effect on the economies and securities markets of those emerging countries. Economies in emerging countries generally are dependent heavily upon commodity prices and international trade and, accordingly, have been and may continue to be affected adversely by the economies of their trading partners, trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade.

Many emerging countries are subject to a substantial degree of economic, political and social instability. Governments of some emerging countries are authoritarian in nature or have been installed or removed as a result of military coups, while governments in other emerging countries have periodically used force to suppress civil dissent. Disparities of wealth, the pace and success of democratization, and ethnic, religious and racial disaffection, among other factors, have also led to social unrest, violence and/or labor unrest in some emerging countries. Unanticipated political or social developments may result in sudden and significant investment losses. Investing in emerging countries involves greater risk of loss due to expropriation, nationalization, confiscation of assets and property or the imposition of restrictions on foreign investments and on repatriation of capital invested. As an example, in the past some Eastern European governments have expropriated substantial amounts of private property, and many claims of the property owners have never been fully settled. There is no assurance that similar expropriations will not recur in Eastern European or other countries.

A Fund’s investment in emerging countries may also be subject to withholding or other taxes, which may be significant and may reduce the return from an investment in such countries to the Fund.

Settlement procedures in emerging countries are frequently less developed and reliable than those in the United States and may involve a Fund’s delivery of securities before receipt of payment for their sale. In addition, significant delays may occur in certain markets in registering the transfer of securities. Settlement or registration problems may make it more difficult for a Fund to value its portfolio securities and could cause the Fund to miss attractive investment opportunities, to have a portion of its assets uninvested or to incur losses due to the failure of a counterparty to pay for securities the Fund has delivered or the Fund’s inability to complete its contractual obligations because of theft or other reasons.

The creditworthiness of the local securities firms used by a Fund in emerging countries may not be as sound as the creditworthiness of firms used in more developed countries. As a result, the Fund may be subject to a greater risk of loss if a securities firm defaults in the performance of its responsibilities.

The small size and inexperience of the securities markets in certain emerging countries and the limited volume of trading in securities in those countries may make a Fund’s investments in such countries less liquid and more volatile than investments in countries with more developed securities markets (such as the United States, Japan and most Western European countries). A Fund’s investments in emerging countries are subject to the risk that the liquidity of a particular investment, or investments generally, in such countries will shrink or disappear suddenly and without warning as a result of adverse economic, market or political conditions or adverse investor perceptions, whether or not accurate. Because of the lack of sufficient market liquidity, a Fund may incur losses because it will be required to effect sales at a disadvantageous time and then only at a substantial

APPENDIX A

drop in price. Investments in emerging countries may be more difficult to price precisely because of the characteristics discussed above and lower trading volumes.

A Fund’s use of foreign currency management techniques in emerging countries may be limited. Due to the limited market for these instruments in emerging countries, the Investment Adviser does not currently anticipate that a significant portion of the Funds’ currency exposure in emerging countries, if any, will be covered by such instruments.

Risks of Investments in Central and South America. A significant portion of the Emerging Markets Debt Fund’s portfolio may be invested in issuers located in Central and South American countries. The economies of Central and South American countries have experienced considerable difficulties in the past decade, including high inflation rates, high interest rates and currency devaluations. As a result, Central and South American securities markets have experienced great volatility. In addition, a number of Central and South American countries are among the largest emerging country debtors. There have been moratoria on, and reschedulings of, repayment with respect to these debts. Such events can restrict the flexibility of these debtor nations in the international markets and result in the imposition of onerous conditions on their economies. The political history of certain Central and South American countries has been characterized by political uncertainty, intervention by the military in civilian and economic spheres and political corruption. Such developments, if they were to recur, could reverse favorable trends toward market and economic reform, privatization and removal of trade barriers. Certain Central and South American countries have entered into regional trade agreements that would, among other things, reduce barriers between countries, increase competition among companies and reduce government subsidies in certain industries. No assurance can be given that these changes will result in the economic stability intended. There is a possibility that these trade arrangements will not be implemented, will be implemented but not completed or will be completed but then partially or completely unwound. Any of the foregoing risk factors could have an adverse impact on the Fund’s investments in Central and South America.

Risks of Illiquid Securities. Each Fund may invest up to 15% of its net assets in illiquid securities which cannot be disposed of in seven days in the ordinary course of business at fair value. Illiquid securities include:

■	Both domestic and foreign securities that are not readily marketable
■	Certain municipal leases and participation interests
■	Certain stripped Mortgage-Backed Securities
■	Repurchase agreements and time deposits with a notice or demand period of more than seven days

■	Certain over-the-counter options
■	Certain structured securities and all swap transactions
■	Certain restricted securities, unless it is determined, based upon a review of the trading markets for a specific restricted security, that such restricted security is liquid because it is so-called “4(2) commercial paper” or is otherwise eligible for resale pursuant to Rule 144A under the Securities Act of 1933 (“144A Securities”).

Investing in 144A Securities may decrease the liquidity of a Fund’s portfolio to the extent that qualified institutional buyers become for a time uninterested in purchasing these restricted securities. The purchase price and subsequent valuation of restricted and illiquid securities normally reflect a discount, which may be significant, from the market price of comparable securities for which a liquid market exists.

Temporary Investment Risks. Each Fund may, for temporary defensive purposes, invest a certain percentage of its total assets in:

■	U.S. Government Securities
■	Repurchase agreements collateralized by U.S. Government Securities

When a Fund’s assets are invested in such instruments, the Fund may not be achieving its investive objective.

C. Portfolio Securities and Techniques

This section provides further information on certain types of securities and investment techniques that may be used by the Funds, including their associated risks.

The Funds may purchase other types of securities or instruments similar to those described in this section if otherwise consistent with the Fund’s investment objective and policies. Further information is provided in the Additional Statement, which is available upon request.

U.S. Government Securities. Each Fund may invest in U.S. Government Securities. U.S. Government Securities include U.S. Treasury obligations and obligations issued or guaranteed by U.S. government agencies, instrumentalities or sponsored enterprises. U.S. Government Securities may be supported by (a) the full faith and credit of the U.S. Treasury; (b) the right of the issuer to borrow from the U.S. Treasury; (c) the discretionary authority of the U.S. government to purchase certain obligations of the issuer; or (d) only the credit of the issuer. U.S. Government Securities also include Treasury receipts, zero coupon bonds and other stripped

APPENDIX A

U.S. Government Securities, where the interest and principal components of stripped U.S. Government Securities are traded independently.

Custodial Receipts and Trust Certificates. Each Fund may invest in custodial receipts and trust certificates representing interests in securities held by a custodian or trustee. The securities so held may include U.S. Government Securities, Municipal Securities or other types of securities in which a Fund may invest. The custodial receipts or trust certificates may evidence ownership of future interest payments, principal payments or both on the underlying securities, or, in some cases, the payment obligation of a third party that has entered into an interest rate swap or other arrangement with the custodian or trustee. For certain securities laws purposes, custodial receipts and trust certificates may not be considered obligations of the U.S. government or other issuer of the securities held by the custodian or trustee. If for tax purposes a Fund is not considered to be the owner of the underlying securities held in the custodial or trust account, the Fund may suffer adverse tax consequences. As a holder of custodial receipts and trust certificates, a Fund will bear its proportionate share of the fees and expenses charged to the custodial account or trust. Each Fund may also invest in separately issued interests in custodial receipts and trust certificates.

Mortgage-Backed Securities. Certain Funds may invest in Mortgage-Backed Securities. Mortgage-Backed Securities represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property. Mortgage-Backed Securities can be backed by either fixed rate mortgage loans or adjustable rate mortgage loans, and may be issued by either a governmental or non-governmental entity.

Certain Funds may invest in privately-issued mortgage pass-through securities that represent interests in pools of mortgage loans that are issued by trusts formed by originators of and institutional investors in mortgage loans (or represent interests in custodial arrangements administered by such institutions). These originators and institutions include commercial banks, savings and loans associations, credit unions, savings banks, mortgage bankers, insurance companies, investment banks or special purpose subsidiaries of the foregoing. The pools underlying privately-issued mortgage pass-through securities consist of mortgage loans secured by mortgages or deeds of trust creating a first lien on commercial, residential, residential multi-family and mixed residential/ commercial properties. These Mortgage-Backed Securities typically do not have the same credit standing as U.S. government guaranteed Mortgage-Backed Securities.

Privately-issued mortgage pass-through securities generally offer a higher yield than similar securities issued by a government entity because of the absence of any direct or indirect government or agency payment guarantees. However, timely payment of interest and principal on mortgage loans in these pools may be supported by various forms of insurance or guarantees, including individual loan, pool and hazard insurance, subordination and letters of credit. The insurance and guarantees are issued by government entities, private insurers, banks and mortgage poolers. Mortgage-Backed Securities without insurance or guarantees may also be purchased by the Fund if they have the required rating from an NRSRO. Some Mortgage-Backed Securities issued by private organizations may not be readily marketable.

Mortgage-Backed Securities may include multiple class securities, including collateralized mortgage obligations (“CMOs”) and Real Estate Mortgage Investment Conduit (“REMIC”) pass-through or participation certificates. A REMIC is a CMO that qualifies for special tax treatment under the Code and invests in certain mortgages principally secured by interests in real property and other permitted investments. CMOs provide an investor with a specified interest in the cash flow from a pool of underlying mortgages or of other Mortgage-Backed Securities. CMOs are issued in multiple classes each with a specified fixed or floating interest rate and a final scheduled distribution date. In many cases, payments of principal are applied to the CMO classes in the order of their respective stated maturities, so that no principal payments will be made on a CMO class until all other classes having an earlier stated maturity date are paid in full.

Sometimes, however, CMO classes are “parallel pay,” i.e., payments of principal are made to two or more classes concurrently. In some cases, CMOs may have the characteristics of a stripped mortgage-backed security whose price can be highly volatile. CMOs may exhibit more or less price volatility and interest rate risk than other types of Mortgage-Backed Securities, and under certain interest rate and payment scenarios, the Fund may fail to recoup fully its investment in certain of these securities regardless of their credit quality.

To the extent a Fund concentrates its investments in pools of Mortgage-Backed Securities sponsored by the same sponsor or serviced by the same servicer, it may be subject to additional risks. Servicers of mortgage-related pools collect payments on the underlying mortgage assets for pass-through to the pool on a periodic basis. Upon insolvency of the servicer, the pool may be at risk with respect to collections received by the servicer but not yet delivered to the pool.

Mortgaged-Backed Securities also include stripped Mortgage-Backed Securities (“SMBS”), which are derivative multiple class Mortgage-Backed Securities. SMBS are usually structured with two different classes: one that receives substantially all of the interest payments and the other that receives substantially all of the principal payments from a pool of mortgage loans. The market value of SMBS consisting entirely of principal payments generally is unusually volatile in response to changes

APPENDIX A

in interest rates. The yields on SMBS that receive all or most of the interest from mortgage loans are generally higher than prevailing market yields on other Mortgage-Backed Securities because their cash flow patterns are more volatile and there is a greater risk that the initial investment will not be fully recouped.

Asset-Backed Securities. Each Fund may invest in asset-backed securities. Asset-backed securities are securities whose principal and interest payments are collateralized by pools of assets such as auto loans, credit card receivables, leases, installment contracts and personal property. Asset-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans. During periods of declining interest rates, prepayment of loans underlying asset-backed securities can be expected to accelerate. Accordingly, a Fund’s ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interest rates at that time. Asset-backed securities present credit risks that are not presented by Mortgage-Backed Securities. This is because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets. If the issuer of an asset-backed security defaults on its payment obligations, there is the possibility that, in some cases, a Fund will be unable to possess and sell the underlying collateral and that a Fund’s recoveries on repossessed collateral may not be available to support payments on the securities. In the event of a default, a Fund may suffer a loss if it cannot sell collateral quickly and receive the amount it is owed.

Municipal Securities. Certain Funds may invest in securities and instruments issued by state and local government issuers. Municipal Securities in which a Fund may invest consist of bonds, notes, commercial paper and other instruments (including participation interests in such securities) issued by or on behalf of the states, territories and possessions of the United States (including the District of Columbia) and their political subdivisions, agencies or instrumentalities.

Municipal Securities include both “general” and “revenue” bonds and may be issued to obtain funds for various purposes. General obligations are secured by the issuer’s pledge of its full faith, credit and taxing power. Revenue obligations are payable only from the revenues derived from a particular facility or class of facilities.

Municipal Securities are often issued to obtain funds for various public purposes, including the construction of a wide range of public facilities such as bridges, highways, housing, hospitals, mass transportation, schools, streets and water and sewer works. Municipal Securities include private activity bonds, pre-refunded municipal securities and auction rate securities.

The obligations of the issuer to pay the principal of and interest on a Municipal Security are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Act, and laws, if any, that may be enacted by Congress or state legislatures extending the time for payment of principal or interest or imposing other constraints upon the enforcement of such obligations. There is also the possibility that, as a result of litigation or other conditions, the power or ability of the issuer to pay when due the principal of or interest on a Municipal Security may be materially affected.

In addition, Municipal Securities include municipal leases, certificates of participation and “moral obligation” bonds. A municipal lease is an obligation issued by a state or local government to acquire equipment or facilities. Certificates of participation represent interests in municipal leases or other instruments, such as installment purchase agreements. Moral obligation bonds are supported by a moral commitment but not a legal obligation of a state or local government. Municipal leases, certificates of participation and moral obligation bonds frequently involve special risks not normally associated with general obligation or revenue bonds. In particular, these instruments permit governmental issuers to acquire property and equipment without meeting constitutional and statutory requirements for the issuance of debt. If, however, the governmental issuer does not periodically appropriate money to enable it to meet its payment obligations under these instruments, it cannot be legally compelled to do so. If a default occurs, it is likely that a Fund would be unable to obtain another acceptable source of payment. Some municipal leases, certificates of participation and moral obligation bonds may be illiquid.

Municipal Securities may also be in the form of a tender option bond, which is a Municipal Security (generally held pursuant to a custodial arrangement) having a relatively long maturity and bearing interest at a fixed rate substantially higher than prevailing short-term, tax-exempt rates. The bond is typically issued with the agreement of a third party, such as a bank, broker-dealer or other financial institution, which grants the security holders the option, at periodic intervals, to tender their securities to the institution. After payment of a fee to the financial institution that provides this option, the security holder effectively holds a demand obligation that bears interest at the prevailing short-term, tax-exempt rate. An institution may not be obligated to accept tendered bonds in the event of certain defaults or a significant downgrading in the credit rating assigned to the issuer of the bond. The tender option will be taken into account in determining the maturity

APPENDIX A

of the tender option bonds and a Fund’s duration. Certain tender option bonds may be illiquid.

Municipal Securities may be backed by letters of credit or other forms of credit enhancement issued by domestic or foreign banks or by other financial institutions. The credit quality of these banks and financial institutions could, therefore, cause a loss to a Fund that invests in Municipal Securities. Letters of credit and other obligations of foreign banks and financial institutions may involve risks in addition to those of domestic obligations because of less publicly available financial and other information, less securities regulation, potential imposition of foreign withholding and other taxes, war, expropriation or other adverse governmental actions. Foreign banks and their foreign branches are not regulated by U.S. banking authorities, and are generally not bound by the accounting, auditing and financial reporting standards applicable to U.S. banks.

Certain Funds may invest 25% or more of the value of their respective total assets in Municipal Securities which are related in such a way that an economic, business or political development or change affecting one Municipal Security would also affect the other Municipal Security. For example, a Fund may invest all of its assets in (a) Municipal Securities the interest on which is paid solely from revenues from similar projects such as hospitals, electric utility systems, multi-family housing, nursing homes, commercial facilities (including hotels), steel companies or life care facilities; (b) Municipal Securities whose issuers are in the same state; or (c) industrial development obligations. Concentration of a Fund’s investments in these Municipal Securities will subject the Fund, to a greater extent than if such investment was not so concentrated, to the risks of adverse economic, business or political developments affecting the particular state, industry or other area of concentration.

Brady Bonds and Similar Instruments. Certain Funds may invest in debt obligations commonly referred to as “Brady Bonds.” Brady Bonds are created through the exchange of existing commercial bank loans to foreign borrowers for new obligations in connection with debt restructurings under a plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the “Brady Plan”).

Brady Bonds involve various risk factors including the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. There can be no assurance that Brady Bonds in which the Fund may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause the Fund to suffer a loss of interest or principal on its holdings.

In addition, the Fund may invest in other interests issued by entities organized and operated for the purpose of restructuring the investment characteristics of instruments issued by emerging country issuers. These types of restructuring involve the deposit with or purchase by an entity of specific instruments and the issuance by that entity of one or more classes of securities backed by, or representing interests in, the underlying instruments. Certain issuers of such structured securities may be deemed to be “investment companies” as defined in the Investment Company Act. As a result, the Fund’s investment in such securities may be limited by certain investment restrictions contained in the Investment Company Act.

Corporate Debt Obligations; Trust Preferred Securities; Convertible Securities. Certain Funds may invest in corporate debt obligations, trust preferred securities and convertible securities. Corporate debt obligations include bonds, notes, debentures, commercial paper and other obligations of corporations to pay interest and repay principal. A trust preferred security is a long dated bond (for example, 30 years) with preferred features. The preferred features are that payment of interest can be deferred for a specified period without initiating a default event. The securities are generally senior in claim to standard preferred stock but junior to other bondholders. Certain Funds may also invest in other short-term obligations issued or guaranteed by U.S. corporations, non-U.S. corporations or other entities.

Convertible securities are preferred stock or debt obligations that are convertible into common stock. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. Convertible securities in which a Fund invests are subject to the same rating criteria as its other investments in fixed-income securities. Convertible securities have both equity and fixed-income risk characteristics. Like all fixed-income securities, the value of convertible securities is susceptible to the risk of market losses attributable to changes in interest rates. Generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, to increase as interest rates decline. However, when the market price of the common stock underlying a convertible security exceeds the conversion price of the convertible security, the convertible security tends to reflect the market price of the underlying common stock. As the market price of the underlying common stock declines, the convertible security, like a fixed-income security, tends to trade increasingly on a yield basis, and thus may not decline in price to the same extent as the underlying common stock.

Bank Obligations. Certain Funds may invest in obligations issued or guaranteed by U.S. or foreign banks. Bank obligations, including without limitation, time deposits, bankers’ acceptances and certificates of deposit, may be general obligations of the parent bank or may be limited to the issuing branch by the terms of the specific

APPENDIX A

obligations or by government regulations. Banks are subject to extensive but different governmental regulations which may limit both the amount and types of loans which may be made and interest rates which may be charged. In addition, the profitability of the banking industry is largely dependent upon the availability and cost of funds for the purpose of financing lending operations under prevailing money market conditions. General economic conditions as well as exposure to credit losses arising from possible financial difficulties of borrowers play an important part in the operation of this industry.

Foreign Currency Transactions. Certain Funds may, to the extent consistent with their investment policies, purchase or sell foreign currencies on a cash basis or through forward contracts. A forward contract involves an obligation to purchase or sell a specific currency at a future date at a price set at the time of the contract.

Certain Funds may engage in foreign currency transactions for hedging purposes and to seek to protect against anticipated changes in future foreign currency exchange rates. In addition, certain Funds may enter into foreign currency transactions to seek a closer correlation between the Fund’s overall currency exposures and the currency exposures of the Fund’s performance benchmark. Certain Funds may also enter into such transactions to seek to increase total return, which is considered a speculative practice.

Some Funds may also engage in cross-hedging by using forward contracts in a currency different from that in which the hedged security is denominated or quoted. A Fund may hold foreign currency received in connection with investments in foreign securities when, in the judgment of the Investment Adviser, it would be beneficial to convert such currency into U.S. dollars at a later date (e.g., the Investment Adviser may anticipate the foreign currency to appreciate against the U.S. dollar).

Currency exchange rates may fluctuate significantly over short periods of time, causing, along with other factors, a Fund’s NAV to fluctuate (when the Fund’s NAV fluctuates, the value of your shares may go up or down). Currency exchange rates also can be affected unpredictably by the intervention of U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments in the United States or abroad.

The market in forward foreign currency exchange contracts, currency swaps and other privately negotiated currency instruments offers less protection against defaults by the other party to such instruments than is available for currency instruments traded on an exchange. Such contracts are subject to the risk that the counterparty to the contract will default on its obligations. Since these contracts are not guaranteed by an exchange or clearinghouse, a default on a contract would deprive a Fund of unrealized profits, transaction costs or the benefits of a currency hedge or could force the Fund to cover its purchase or sale commitments, if any, at the current market price.

Structured Securities and Inverse Floaters. Certain Funds may invest in structured securities. Structured securities are securities whose value is determined by reference to changes in the value of specific currencies, interest rates, commodities, indices or other financial indicators (the “Reference”) or the relative change in two or more References. The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased depending upon changes in the applicable Reference. Structured securities may be positively or negatively indexed, so that appreciation of the Reference may produce an increase or decrease in the interest rate or value of the security at maturity. In addition, changes in the interest rates or the value of the security at maturity may be a multiple of changes in the value of the Reference. Consequently, structured securities may present a greater degree of market risk than many types of securities, and may be more volatile, less liquid and more difficult to price accurately than less complex securities.

Structured securities include, but are not limited to, inverse floating rate debt securities (“inverse floaters”). The interest rate on inverse floaters resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floater may be considered to be leveraged to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. The higher the degree of leverage of an inverse floater, the greater the volatility of its market value.

Floating and Variable Rate Obligations. Each Fund may purchase floating and variable rate obligations. The value of these obligations is generally more stable than that of a fixed rate obligation in response to changes in interest rate levels. The issuers or financial intermediaries providing demand features may support their ability to purchase the obligations by obtaining credit with liquidity supports. These may include lines of credit, which are conditional commitments to lend, and letters of credit, which will ordinarily be irrevocable both of which may be issued by domestic banks or foreign banks. A Fund may purchase variable or floating rate obligations from the issuers or may purchase certificates of participation, a type of floating or variable rate obligation, which are interests in a pool of debt obligations held by a bank or other financial institutions.

Zero Coupon, Deferred Interest, Pay-In-Kind and Capital Appreciation Bonds. Each Fund may invest in zero coupon bonds, deferred interest, pay-in-kind and capital appreciation bonds. These bonds are issued at a discount from their face value because interest payments are typically postponed until maturity. Pay-in-kind

APPENDIX A

securities are securities that have interest payable by the delivery of additional securities. The market prices of these securities generally are more volatile than the market prices of interest-bearing securities and are likely to respond to a greater degree to changes in interest rates than interest-bearing securities having similar maturities and credit quality.

Mortgage Dollar Rolls. Certain Funds may enter into mortgage dollar rolls. A mortgage dollar roll involves the sale by a Fund of securities for delivery in the current month. The Fund simultaneously contracts with the same counterparty to repurchase substantially similar (same type, coupon and maturity) but not identical securities on a specified future date. During the roll period, the Fund loses the right to receive principal and interest paid on the securities sold. However, the Fund benefits to the extent of any difference between (a) the price received for the securities sold and (b) the lower forward price for the future purchase and/or fee income plus the interest earned on the cash proceeds of the securities sold. Unless the benefits of a mortgage dollar roll exceed the income, capital appreciation and gain or loss due to mortgage prepayments that would have been realized on the securities sold as part of the roll, the use of this technique will diminish the Fund’s performance.

Successful use of mortgage dollar rolls depends upon the Investment Adviser’s ability to predict correctly interest rates and mortgage prepayments. If the Investment Adviser is incorrect in its prediction, a Fund may experience a loss. The Funds do not currently intend to enter into mortgage dollar rolls for financing and do not treat them as borrowings.

Options on Securities, Securities Indices and Foreign Currencies. A put option gives the purchaser of the option the right to sell, and the writer (seller) of the option the obligation to buy, the underlying instrument during the option period. A call option gives the purchaser of the option the right to buy, and the writer (seller) of the option the obligation to sell, the underlying instrument during the option period. Each Fund may write (sell) covered call and put options and purchase put and call options on any securities in which the Fund may invest or on any securities index consisting of securities in which it may invest. Certain Funds may also, to the extent consistent with its investment policies, purchase and sell (write) put and call options on foreign currencies.

The writing and purchase of options is a highly specialized activity which involves special investment risks. Options may be used for either hedging or cross-hedging purposes, or to seek to increase total return (which is considered a speculative activity). The successful use of options depends in part on the ability of the Investment Adviser to manage future price fluctuations and the degree of correlation between the options and securities (or currency) markets. If the

Investment Adviser is incorrect in its expectation of changes in market prices or determination of the correlation between the instruments or indices on which options are written and purchased and the instruments in a Fund’s investment portfolio, the Fund may incur losses that it would not otherwise incur. The use of options can also increase a Fund’s transaction costs. Options written or purchased by the Funds may be traded on either U.S. or foreign exchanges or over-the-counter. Foreign and over-the-counter options will present greater possibility of loss because of their greater illiquidity and credit risks.

Yield Curve Options. Each Fund may enter into options on the yield “spread” or differential between two securities. Such transactions are referred to as “yield curve” options. In contrast to other types of options, a yield curve option is based on the difference between the yields of designated securities, rather than the prices of the individual securities, and is settled through cash payments. Accordingly, a yield curve option is profitable to the holder if this differential widens (in the case of a call) or narrows (in the case of a put), regardless of whether the yields of the underlying securities increase or decrease.

The trading of yield curve options is subject to all of the risks associated with the trading of other types of options. In addition, such options present a risk of loss even if the yield of one of the underlying securities remains constant, or if the spread moves in a direction or to an extent which was not anticipated.

Futures Contracts and Options on Futures Contracts. Futures contracts are standardized, exchange-traded contracts that provide for the sale or purchase of a specified financial instrument or currency at a future time at a specified price. An option on a futures contract gives the purchaser the right (and the writer of the option the obligation) to assume a position in a futures contract at a specified exercise price within a specified period of time. A futures contract may be based on particular securities, foreign currencies, securities indices and other financial instruments and indices. The Funds may engage in futures transactions on U.S. and (in the case of certain Funds) foreign exchanges.

Each Fund may purchase and sell futures contracts, and purchase and write call and put options on futures contracts, in order to seek to increase total return or to hedge against changes in interest rates, securities prices or, to the extent a Fund invests in foreign securities, currency exchange rates, or to otherwise manage its term structure, sector selection and duration in accordance with its investment objective and policies. Each Fund may also enter into closing purchase and sale transactions with respect to such contracts and options. The Trust, on behalf of each Fund, has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act and, therefore, is not subject

APPENDIX A

to registration or regulation as a pool operator under that Act with respect to the Funds.

Futures contracts and related options present the following risks:

■	While a Fund may benefit from the use of futures and options on futures, unanticipated changes in interest rates, securities prices or currency exchange rates may result in poorer overall performance than if the Fund had not entered into any futures contracts or options transactions.
■	Because perfect correlation between a futures position and a portfolio position that is intended to be protected is impossible to achieve, the desired protection may not be obtained and a Fund may be exposed to additional risk of loss.
■	The loss incurred by a Fund in entering into futures contracts and in writing call options on futures is potentially unlimited and may exceed the amount of the premium received.
■	Futures markets are highly volatile and the use of futures may increase the volatility of a Fund’s NAV.
■	As a result of the low margin deposits normally required in futures trading, a relatively small price movement in a futures contract may result in substantial losses to a Fund.
■	Futures contracts and options on futures may be illiquid, and exchanges may limit fluctuations in futures contract prices during a single day.
■	Foreign exchanges may not provide the same protection as U.S. exchanges.

When-Issued Securities and Forward Commitments. Each Fund may purchase when-issued securities and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. When-issued securities are securities that have been authorized, but not yet issued. When-issued securities are purchased in order to secure what is considered to be an advantageous price or yield to the Fund at the time of entering into the transaction. A forward commitment involves entering into a contract to purchase or sell securities for a fixed price at a future date beyond the customary settlement period.

The purchase of securities on a when-issued or forward commitment basis involves a risk of loss if the value of the security to be purchased declines before the settlement date. Conversely, the sale of securities on a forward commitment basis involves the risk that the value of the securities sold may increase before the settlement date. Although a Fund will generally purchase securities on a when-issued or forward commitment basis with the intention of acquiring the securities for its portfolio, a Fund may dispose of when-issued securities or forward commitments prior to settlement if the Investment Adviser deems it appropriate.

Lending of Portfolio Securities. Each Fund may engage in securities lending. Securities lending involves the lending of securities owned by a Fund to financial institutions such as certain broker-dealers, including, as permitted by the SEC, Goldman Sachs. The borrowers are required to secure their loans continuously with cash, cash equivalents, U.S. Government Securities or letters of credit in an amount at least equal to the market value of the securities loaned. Cash collateral may be invested by a Fund in short-term investments, including unregistered investment pools managed by the Investment Adviser or its affiliates and from which the Investment Adviser or its affiliates may receive fees. To the extent that cash collateral is so invested, such collateral will be subject to market depreciation or appreciation, and a Fund will be responsible for any loss that might result from its investment of the borrowers’ collateral. If the Investment Adviser determines to make securities loans, the value of the securities loaned may not exceed 33 1/3% of the value of the total assets of a Fund (including the loan collateral). Loan collateral (including any investment of that collateral) is not subject to the percentage limitations described elsewhere in this Prospectus regarding investments in particular types of fixed-income and other securities.

A Fund may lend its securities to increase its income. A Fund may, however, experience delay in the recovery of its securities or incur a loss if the institution with which it has engaged in a portfolio loan transaction breaches its agreement with the Fund or becomes insolvent.

Repurchase Agreements. Repurchase agreements involve the purchase of securities subject to the seller’s agreement to repurchase them at a mutually agreed upon date and price. Each Fund may enter into repurchase agreements with securities dealers and banks which furnish collateral at least equal in value or market price to the amount of their repurchase obligation. Some Funds may also enter into repurchase agreements involving certain foreign government securities.

If the other party or “seller” defaults, a Fund might suffer a loss to the extent that the proceeds from the sale of the underlying securities and other collateral held by the Fund are less than the repurchase price and the Fund’s costs associated with delay and enforcement of the repurchase agreement. In addition, in the event of bankruptcy of the seller, a Fund could suffer additional losses if a court determines that the Fund’s interest in the collateral is not enforceable.

Certain Funds, together with other registered investment companies having advisory agreements with the Investment Adviser or any of its affiliates, may transfer uninvested cash balances into a single joint account, the daily aggregate balance of which will be invested in one or more repurchase agreements.

Borrowings and Reverse Repurchase Agreements. Each Fund can borrow money from banks and other financial institutions, and certain Funds may enter into reverse repurchase agreements in amounts not exceeding one-third of its total

APPENDIX A

assets. A Fund may not make additional investments if borrowings exceed 5% of its total assets. Reverse repurchase agreements involve the sale of securities held by a Fund (excluding the Enhanced Income Fund) subject to the Fund’s agreement to repurchase them at a mutually agreed upon date and price (including interest). These transactions may be entered into as a temporary measure for emergency purposes or to meet redemption requests. Reverse repurchase agreements may also be entered into when the Investment Adviser expects that the interest income to be earned from the investment of the transaction proceeds will be greater than the related interest expense. Borrowings and reverse repurchase agreements involve leveraging. If the securities held by a Fund decline in value while these transactions are outstanding, the NAV of the Fund’s outstanding shares will decline in value by proportionately more than the decline in value of the securities. In addition, reverse repurchase agreements involve the risk that the investment return earned by a Fund (from the investment of the proceeds) will be less than the interest expense of the transaction, that the market value of the securities sold by a Fund will decline below the price the Fund is obligated to pay to repurchase the securities, and that the securities may not be returned to the Fund.

Interest Rate Swaps, Mortgage Swaps, Credit Swaps, Currency Swaps, Total Return Swaps, Options on Swaps and Interest Rate Caps, Floors and Collars. Interest rate swaps involve the exchange by a Fund with another party of their respective commitments to pay or receive interest, such as an exchange of fixed-rate payments for floating rate payments. Mortgage swaps are similar to interest rate swaps in that they represent commitments to pay and receive interest. The notional principal amount, however, is tied to a reference pool or pools of mortgages. Credit swaps involve the receipt of floating or fixed rate payments in exchange for assuming potential credit losses on an underlying security. Credit swaps give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive a payment from the other party, upon the occurrence of specified credit events. Currency swaps involve the exchange of the parties’ respective rights to make or receive payments in specified currencies. Total return swaps give a Fund the right to receive the appreciation in the value of a specified security, index or other instrument in return for a fee paid to the counterparty, which will typically be an agreed upon interest rate. If the underlying asset in a total return swap declines in value over the term of the swap, the Fund may also be required to pay the dollar value of that decline to the counterparty. The Funds may also purchase and write (sell) options contracts on swaps, commonly referred to as swaptions. A swaption is an option to enter into a swap agreement. Like other types of options, the buyer of a swaption pays a non-refundable premium for the option and obtains the right, but not the obligation, to enter into an underlying swap on agreed-upon terms. The seller of a swaption, in exchange for the premium, becomes obligated (if the option is exercised) to enter into an underlying swap on agreed-upon terms. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payment of interest on a notional principal amount from the party selling such interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling the interest rate floor. An interest rate collar is the combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates.

Each Fund may enter into swap transactions for hedging purposes or to seek to increase total return. The use of interest rate, mortgage, credit, currency and total return swaps, options on swaps, and interest rate caps, floors and collars, is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Investment Adviser is incorrect in its forecasts of market values, interest rates and currency exchange rates, the investment performance of a Fund would be less favorable than it would have been if these investment techniques were not used.

Other Investment Companies. Each Fund may invest in securities of other investment companies subject to statutory limitations prescribed by the Investment Company Act. These limitations include a prohibition on any Fund acquiring more than 3% of the voting shares of any other investment company, and a prohibition on investing more than 5% of a Fund’s total assets in securities of any one investment company or more than 10% of its total assets in securities of all investment companies. A Fund will indirectly bear its proportionate share of any management fees and other expenses paid by such other investment companies. Although the Funds do not expect to do so in the foreseeable future, each Fund is authorized to invest substantially all of its assets in a single open-end investment company or series thereof that has substantially the same investment objective, policies and fundamental restrictions as the Fund. Pursuant to an exemptive order obtained from the SEC, other investment companies in which a Fund may invest include money market funds for which the Investment Adviser or any of its affiliates serves as investment adviser, administrator or distributor.

Non-Investment Grade Fixed-Income Securities. Non-investment grade fixed-income securities and unrated securities of comparable credit quality (commonly known as “junk bonds”) are considered predominantly speculative by traditional investment standards. In some cases, these obligations may be highly speculative and have poor prospects for reaching investment grade standing. Non-investment grade fixed-income securities are subject to the increased risk of an issuer’s

APPENDIX A

inability to meet principal and interest obligations. These securities, also referred to as high yield securities, may be subject to greater price volatility due to such factors as specific corporate or municipal developments, interest rate sensitivity, negative perceptions of the junk bond markets generally and less secondary market liquidity.

Non-investment grade fixed-income securities are often issued in connection with a corporate reorganization or restructuring or as part of a merger, acquisition, takeover or similar event. They are also issued by less established companies seeking to expand. Such issuers are often highly leveraged and generally less able than more established or less leveraged entities to make scheduled payments of principal and interest in the event of adverse developments or business conditions. Non-investment grade securities are also issued by governmental bodies that may have difficulty in making all scheduled interest and principal payments.

The market value of non-investment grade fixed-income securities tends to reflect individual corporate or municipal developments to a greater extent than that of higher rated securities which react primarily to fluctuations in the general level of interest rates. As a result, a Fund’s ability to achieve its investment objectives may depend to a greater extent on the Investment Adviser’s judgment concerning the creditworthiness of issuers than funds which invest in higher-rated securities. Issuers of non-investment grade fixed-income securities may not be able to make use of more traditional methods of financing and their ability to service debt obligations may be affected more adversely than issuers of higher-rated securities by economic downturns, specific corporate or financial developments or the issuer’s inability to meet specific projected business forecasts. Negative publicity about the junk bond market and investor perceptions regarding lower rated securities, whether or not based on fundamental analysis, may depress the prices for such securities.

A holder’s risk of loss from default is significantly greater for non-investment grade fixed-income securities than is the case for holders of other debt securities because such non-investment grade securities are generally unsecured and are often subordinated to the rights of other creditors of the issuers of such securities. Investment by a Fund in defaulted securities poses additional risk of loss should nonpayment of principal and interest continue in respect of such securities. Even if such securities are held to maturity, recovery by a Fund of its initial investment and any anticipated income or appreciation is uncertain.

The secondary market for non-investment grade fixed-income securities is concentrated in relatively few market makers and is dominated by institutional investors, including mutual funds, insurance companies and other financial institutions. Accordingly, the secondary market for such securities is not as liquid as, and is more volatile than, the secondary market for higher-rated securities. In addition, market trading volume for high yield fixed-income securities is generally lower and the secondary market for such securities could shrink or disappear suddenly and without warning as a result of adverse market or economic conditions, independent of any specific adverse changes in the condition of a particular issuer. The lack of sufficient market liquidity may cause a Fund to incur losses because it will be required to effect sales at a disadvantageous time and then only at a substantial drop in price. These factors may have an adverse effect on the market price and a Fund’s ability to dispose of particular portfolio investments. A less liquid secondary market also may make it more difficult for a Fund to obtain precise valuations of the high yield securities in its portfolio.

Credit ratings issued by credit rating agencies are designed to evaluate the safety of principal and interest payments of rated securities. They do not, however, evaluate the market value risk of non-investment grade securities and, therefore, may not fully reflect the true risks of an investment. In addition, credit rating agencies may or may not make timely changes in a rating to reflect changes in the economy or in the conditions of the issuer that affect the market value of the security. Consequently, credit ratings are used only as a preliminary indicator of investment quality.

Loan Participations. Certain Funds may invest in loan participations. A loan participation is an interest in a loan to a U.S. or foreign company or other borrower which is administered and sold by a financial intermediary. A Fund may only invest in loans to issuers in whose obligations it may otherwise invest. Loan participation interests may take the form of a direct or co-lending relationship with the corporate borrower, an assignment of an interest in the loan by a co-lender or another participant, or a participation in the seller’s share of the loan. When a Fund acts as co-lender in connection with a participation interest or when it acquires certain participation interests, the Fund will have direct recourse against the borrower if the borrower fails to pay scheduled principal and interest. In cases where the Fund lacks direct recourse, it will look to an agent for the lenders (the “agent lender”) to enforce appropriate credit remedies against the borrower. In these cases, the Fund may be subject to delays, expenses and risks that are greater than those that would have been involved if the Fund had purchased a direct obligation (such as commercial paper) of such borrower. Moreover, under the terms of the loan participation, the Fund may be regarded as a creditor of the agent lender (rather than of the underlying corporate borrower), so that the Fund may also be subject to the risk that the agent lender may become insolvent.

Preferred Stock, Warrants and Rights. Certain Funds may invest in preferred stock, warrants and rights. Preferred stocks are securities that represent an ownership interest providing the holder with claims on the issuer’s earnings and assets before common stock owners but after bond owners. Unlike debt securities,

APPENDIX A

the obligations of an issuer of preferred stock, including dividend and other payment obligations, may not typically be accelerated by the holders of such preferred stock on the occurrence of an event of default or other non-compliance by the issuer of the preferred stock.

Warrants and other rights are options to buy a stated number of shares of common stock at a specified price at any time during the life of the warrant or right. The holders of warrants and rights have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

Appendix B Financial Highlights

The financial highlights tables are intended to help you understand a Fund’s financial performance for the past five years (or less if the Fund has been in operation for less than five years). Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in a Fund (assuming reinvestment of all dividends and distributions). The information has been audited by Ernst & Young LLP, whose report, along with the Funds’ financial statements, is included in the Funds’ annual report (available upon request).

ENHANCED INCOME FUND

	Enhanced Income Fund—Class A Shares

					For the
					Period Ended
	Years Ended October 31,				October 31, 2000
					(commenced
	2004	2003	2002	2001	August 2, 2000)

Net asset value, beginning of year	$9.99	$10.13	$10.26	$10.00	$10.00

Income (loss) from investment operations

Net investment income[c]	0.25	0.33	0.38	0.45	0.11

Net realized and unrealized gain (loss)	(0.19)	(0.15)	(0.13)	0.34	0.06

Total from investment operations	0.06	0.18	0.25	0.79	0.17

Distributions to shareholders

From net investment income	(0.27)	(0.32)	(0.38)	(0.53)	(0.17)

Net asset value, end of year	$9.78	$9.99	$10.13	$10.26	$10.00

Total return[a]	0.63%	1.77%	2.48%	8.10%	1.66%

Net assets at end of period (in 000s)	$150,537	$378,378	$810,768	$151,497	$12,336

Ratio of net expenses to average net assets	0.65%	0.65%	0.65%	0.65%	0.65%[b]

Ratio of net investment income to average net assets	2.61%	3.28%	3.70%	4.60%	4.52%[b]

Ratios assuming no expense reductions

Ratio of expenses to average net assets	0.73%	0.71%	0.72%	0.80%	1.77%[b]

Ratio of net investment income to average net assets	2.53%	3.22%	3.63%	4.45%	3.40%[b]

Portfolio turnover rate	51%	41%	65%	127%	31%

See page 146 for all footnotes.

APPENDIX B

ULTRA-SHORT DURATION GOVERNMENT FUND

	Ultra-Short Duration Government Fund—Class A Shares

	Years Ended October 31,

	2004	2003	2002	2001	2000

Net asset value, beginning of year	$9.47	$9.66	$9.79	$9.56	$9.63

Income (loss) from investment operations

Net investment income[c]	0.19	0.24	0.31 [e]	0.53	0.54

Net realized and unrealized gain (loss)	(0.04)	(0.11)	(0.06)[e]	0.23	(0.06)

Total from investment operations	0.15	0.13	0.25	0.76	0.48

Distributions to shareholders

From net investment income	(0.29)	(0.32)	(0.38)	(0.53)	(0.55)

Net asset value, end of year	$9.33	$9.47	$9.66	$9.79	$9.56

Total return[a]	1.61%	1.40%	2.57%	8.21%	5.12%

Net assets at end of year (in 000s)	$373,650	$768,910	$1,000,977	$59,209	$41,188

Ratio of net expenses to average net assets	0.88%	0.86%	0.88%	0.89%	0.89%

Ratio of net investment income to average net assets	2.12%	2.55%	3.21%[e]	5.48%	5.67%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	0.88%	0.86%	0.88%	0.97%	0.96%

Ratio of net investment income to average net assets	2.12%	2.55%	3.21%[e]	5.40%	5.60%

Portfolio turnover rate[d]	103%	102%	144%	87%	11%

See page 146 for all footnotes.

SHORT DURATION GOVERNMENT FUND

	Short Duration Government Fund—Class A Shares

	Years Ended October 31,

	2004	2003	2002	2001	2000

Net asset value, beginning of year	$9.99	$10.12	$10.04	$9.49	$9.57

Income (loss) from investment operations

Net investment income[c]	0.24	0.35	0.37 [e]	0.51	0.59

Net realized and unrealized gain (loss)	(0.06)	(0.14)	0.14 [e]	0.60	(0.07)

Total from investment operations	0.18	0.21	0.51	1.11	0.52

Distributions to shareholders

From net investment income	(0.30)	(0.34)	(0.43)	(0.56)	(0.60)

From paid-in capital	(0.01)	—	—	—	—

Total distributions	(0.31)	(0.34)	(0.43)	(0.56)	(0.60)

Net asset value, end of year	$9.86	$9.99	$10.12	$10.04	$9.49

Total return[a]	1.81%	2.11%	5.26%	12.00%	5.65%

Net assets at end of year (in 000s)	$321,863	$317,379	$246,763	$88,394	$29,446

Ratio of net expenses to average net assets	0.94%	0.95%	0.94%	0.94%	0.94%

Ratio of net investment income to average net assets	2.41%	3.46%	3.69%[e]	5.26%	6.21%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	1.00%	1.01%	1.04%	1.11%	1.13%

Ratio of net investment income to average net assets	2.35%	3.40%	3.59%[e]	5.09%	6.02%

Portfolio turnover rate[d]	249%	184%	194%	243%	130%

See page 146 for all footnotes.

APPENDIX B

	Short Duration Government Fund—Class B Shares

	Years Ended October 31,

	2004	2003	2002		2001	2000

Net asset value, beginning of year	$9.95	$10.09	$10.01		$9.46	$9.56

Income (loss) from investment operations

Net investment income[c]	0.19	0.29	0.31	[e]	0.47	0.53

Net realized and unrealized gain (loss)	(0.06)	(0.15)	0.14	[e]	0.58	(0.09)

Total from investment operations	0.13	0.14	0.45		1.05	0.44

Distributions to shareholders

From net investment income	(0.24)	(0.28)	(0.37)		(0.50)	(0.54)

From paid-in capital	(0.01)	—	—		—	—

Total distributions	(0.25)	(0.28)	(0.37)		(0.50)	(0.54)

Net asset value, end of year	$9.83	$9.95	$10.09		$10.01	$9.46

Total return[a]	1.31%	1.41%	4.65%		11.38%	4.80%

Net assets at end of year (in 000s)	$38,526	$50,580	$49,874		$16,809	$5,743

Ratio of net expenses to average net assets	1.54%	1.55%	1.54%		1.54%	1.54%

Ratio of net investment income to average net assets	1.85%	2.87%	3.09	% [e]	4.80%	5.63%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	1.75%	1.76%	1.79%		1.86%	1.88%

Ratio of net investment income to average net assets	1.64%	2.66%	2.84	% [e]	4.48%	5.29%

Portfolio turnover rate[d]	249%	184%	194%		243%	130%

See page 146 for all footnotes.

	Short Duration Government Fund—Class C Shares

	Years Ended October 31,

	2004	2003	2002		2001	2000

Net asset value, beginning of year	$9.93	$10.07	$9.99		$9.45	$9.54

Income (loss) from investment operations

Net investment income[c]	0.17	0.27	0.28	[e]	0.44	0.51

Net realized and unrealized gain (loss)	(0.06)	(0.14)	0.16	[e]	0.58	(0.07)

Total from investment operations	0.11	0.13	0.44		1.02	0.44

Distributions to shareholders

From net investment income	(0.22)	(0.27)	(0.36)		(0.48)	(0.53)

From paid-in capital	(0.01)	—	—		—	—

Total distributions	(0.23)	(0.27)	(0.36)		(0.48)	(0.53)

Net asset value, end of year	$9.81	$9.93	$10.07		$9.99	$9.45

Total return[a]	1.16%	1.26%	4.50%		11.12%	4.76%

Net assets at end of year (in 000s)	$90,317	$130,087	$95,458		$18,871	$5,128

Ratio of net expenses to average net assets	1.69%	1.70%	1.69%		1.69%	1.69%

Ratio of net investment income to average net assets	1.71%	2.71%	2.84	% [e]	4.59%	5.45%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	1.75%	1.76%	1.79%		1.86%	1.88%

Ratio of net investment income to average net assets	1.65%	2.65%	2.74	% [e]	4.42%	5.26%

Portfolio turnover rate[d]	249%	184%	194%		243%	130%

See page 146 for all footnotes.

APPENDIX B

GOVERNMENT INCOME FUND

	Government Income Fund—Class A Shares

	Years Ended October 31,

	2004	2003	2002	2001	2000

Net asset value, beginning of year	$14.88	$14.95	$14.96	$13.84	$13.70

Income (loss) from investment operations

Net investment income	0.39 [c]	0.41 [c]	0.63 [c,e]	0.78 [c]	0.82

Net realized and unrealized gain (loss)	0.33	0.05	0.19 [e]	1.13	0.15

Total from investment operations	0.72	0.46	0.82	1.91	0.97

Distributions to shareholders

From net investment income	(0.47)	(0.51)	(0.67)	(0.79)	(0.83)

From net realized gains	(0.13)	(0.02)	(0.16)	—	—

Total distributions	(0.60)	(0.53)	(0.83)	(0.79)	(0.83)

Net asset value, end of year	$15.00	$14.88	$14.95	$14.96	$13.84

Total return[a]	4.99%	3.11%	5.77%	14.20%	7.33%

Net assets at end of year (in 000s)	$494,883	$358,058	$248,719	$142,904	$88,783

Ratio of net expenses to average net assets	0.98%	0.99%	0.98%	0.98%	0.98%

Ratio of net investment income to average net assets	2.60%	2.78%	4.26%[e]	5.46%	6.01%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	1.17%	1.18%	1.24%	1.31%	1.39%

Ratio of net investment income to average net assets	2.41%	2.59%	4.00%[e]	5.13%	5.60%

Portfolio turnover rate[d]	609%	520%	226%	473%	341%

See page 146 for all footnotes.

	Government Income Fund—Class B Shares

	Years Ended October 31,

	2004	2003	2002		2001	2000

Net asset value, beginning of year	$14.88	$14.95	$14.96		$13.85	$13.72

Income (loss) from investment operations

Net investment income	0.28 [c]	0.31 [c]	0.52	[c,e]	0.68 [c]	0.71

Net realized and unrealized gain (loss)	0.32	0.04	0.19	[e]	1.11	0.15

Total from investment operations	0.60	0.35	0.71		1.79	0.86

Distributions to shareholders

From net investment income	(0.35)	(0.40)	(0.56)		(0.68)	(0.73)

From net realized gains	(0.13)	(0.02)	(0.16)		—	—

Total distributions	(0.48)	(0.42)	(0.72)		(0.68)	(0.73)

Net asset value, end of year	$15.00	$14.88	$14.95		$14.96	$13.85

Total return[a]	4.21%	2.34%	4.99%		13.27%	6.45%

Net assets at end of year (in 000s)	$32,782	$44,120	$51,124		$34,036	$18,724

Ratio of net expenses to average net assets	1.73%	1.74%	1.73%		1.73%	1.73%

Ratio of net investment income to average net assets	1.93%	2.06%	3.54	% [e]	4.71%	5.24%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	1.92%	1.93%	1.99%		2.06%	2.14%

Ratio of net investment income to average net assets	1.74%	1.87%	3.28	% [e]	4.38%	4.83%

Portfolio turnover rate[d]	609%	520%	226%		473%	341%

See page 146 for all footnotes.

APPENDIX B

	Government Income Fund—Class C Shares

	Years Ended October 31,

	2004	2003	2002		2001	2000

Net asset value, beginning of year	$14.87	$14.94	$14.95		$13.84	$13.71

Income (loss) from investment operations

Net investment income	0.28 [c]	0.31 [c]	0.51	[c,e]	0.68 [c]	0.71

Net realized and unrealized gain (loss)	0.32	0.04	0.20	[e]	1.11	0.14

Total from investment operations	0.60	0.35	0.71		1.79	0.85

Distributions to shareholders

From net investment income	(0.35)	(0.40)	(0.56)		(0.68)	(0.72)

From net realized gains	(0.13)	(0.02)	(0.16)		—	—

Total distributions	(0.48)	(0.42)	(0.72)		(0.68)	(0.72)

Net asset value, end of year	$14.99	$14.87	$14.94		$14.95	$13.84

Total return[a]	4.14%	2.34%	4.99%		13.28%	6.46%

Net assets at end of year (in 000s)	$20,778	$23,720	$24,095		$13,814	$7,606

Ratio of net expenses to average net assets	1.73%	1.74%	1.73%		1.73%	1.73%

Ratio of net investment income to average net assets	1.91%	2.05%	3.49	% [e]	4.71%	5.25%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	1.92%	1.93%	1.99%		2.06%	2.14%

Ratio of net investment income to average net assets	1.72%	1.86%	3.23	% [e]	4.38%	4.84%

Portfolio turnover rate[d]	609%	520%	226%		473%	341%

See page 146 for all footnotes.

U.S. MORTGAGES FUND

U.S. Mortgages Fund—Class A Shares

For the Period Ended October 31,

2004
(commenced November 3, 2003)

Net asset value, beginning of period	$10.00

Income (loss) from investment operations

Net investment income[c]	0.22

Net realized and unrealized gain (loss)	0.33

Total from investment operations	0.55

Distributions to shareholders

From net investment income	(0.33)

Net asset value, end of year	$10.22

Total return[a]	5.60%

Net assets at end of period (in 000s)	$628

Ratio of net expenses to average net assets[b]	0.82%

Ratio of net investment income to average net assets[b]	1.95%

Ratios assuming no expense reductions

Ratio of expenses to average net assets[b]	1.08%

Ratio of net investment income to average net assets[b]	1.69%

Portfolio turnover rate[d]	1953%

See page 146 for all footnotes.

APPENDIX B

CORE FIXED INCOME FUND

	Core Fixed Income Fund—Class A Shares

	Years Ended October 31,

	2004	2003	2002	2001	2000

Net asset value, beginning of year	$10.31	$10.07	$10.25	$9.52	$9.50

Income (loss) from investment operations

Net investment income[c]	0.30	0.40	0.50	0.56	0.57

Net realized and unrealized gain (loss)	0.32	0.28	(0.13)	0.75	0.02

Total from investment operations	0.62	0.68	0.37	1.31	0.59

Distributions to shareholders

From net investment income	(0.33)	(0.40)	(0.52)	(0.58)	(0.57)

From net realized gains	(0.35)	(0.04)	(0.03)	—	—

Total distributions	(0.68)	(0.44)	(0.55)	(0.58)	(0.57)

Net asset value, end of year	$10.25	$10.31	$10.07	$10.25	$9.52

Total return[a]	6.24%	7.03%	3.59%	14.17%	6.48%

Net assets at end of year (in 000s)	$523,045	$445,178	$315,441	$178,885	$73,846

Ratio of net expenses to average net assets	0.90%	0.89%	0.90%	0.94%	0.94%

Ratio of net investment income to average net assets	2.96%	3.91%	5.03%	5.61%	6.04%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	0.90%	0.89%	0.90%	0.94%	0.97%

Ratio of net investment income to average net assets	2.96%	3.91%	5.03%	5.61%	6.01%

Portfolio turnover rate[d]	549%	489%	437%	315%	272%

See page 146 for all footnotes.

	Core Fixed Income Fund—Class B Shares

	Years Ended October 31,

	2004	2003	2002	2001	2000

Net asset value, beginning of year	$10.35	$10.10	$10.29	$9.54	$9.52

Income (loss) from investment operations

Net investment income[c]	0.23	0.33	0.43	0.49	0.50

Net realized and unrealized gain (loss)	0.31	0.28	(0.15)	0.77	0.02

Total from investment operations	0.54	0.61	0.28	1.26	0.52

Distributions to shareholders

From net investment income	(0.25)	(0.32)	(0.44)	(0.51)	(0.50)

From net realized gains	(0.35)	(0.04)	(0.03)	—	—

Total distributions	(0.60)	(0.36)	(0.47)	(0.51)	(0.50)

Net asset value, end of year	$10.29	$10.35	$10.10	$10.29	$9.54

Total return[a]	5.43%	6.31%	2.70%	13.51%	5.69%

Net assets at end of year (in 000s)	$32,040	$37,120	$36,131	$26,848	$14,002

Ratio of net expenses to average net assets	1.65%	1.64%	1.65%	1.69%	1.69%

Ratio of net investment income to average net assets	2.21%	3.21%	4.33%	4.93%	5.29%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	1.65%	1.64%	1.65%	1.69%	1.72%

Ratio of net investment income to average net assets	2.21%	3.21%	4.33%	4.93%	5.26%

Portfolio turnover rate[d]	549%	489%	437%	315%	272%

See page 146 for all footnotes.

APPENDIX B

	Core Fixed Income Fund—Class C Shares

	Years Ended October 31,

	2004	2003	2002	2001	2000

Net asset value, beginning of year	$10.35	$10.10	$10.29	$9.55	$9.52

Income (loss) from investment operations

Net investment income[c]	0.23	0.33	0.43	0.49	0.50

Net realized and unrealized gain (loss)	0.31	0.28	(0.15)	0.76	0.03

Total from investment operations	0.54	0.61	0.28	1.25	0.53

Distributions to shareholders

From net investment income	(0.25)	(0.32)	(0.44)	(0.51)	(0.50)

From net realized gains	(0.35)	(0.04)	(0.03)	—	—

Total distributions	(0.60)	(0.36)	(0.47)	(0.51)	(0.50)

Net asset value, end of year	$10.29	$10.35	$10.10	$10.29	$9.55

Total return[a]	5.42%	6.21%	2.80%	13.38%	5.80%

Net assets at end of year (in 000s)	$24,323	$25,409	$20,176	$11,998	$6,107

Ratio of net expenses to average net assets	1.65%	1.64%	1.65%	1.69%	1.69%

Ratio of net investment income to average net assets	2.21%	3.16%	4.32%	4.89%	5.30%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	1.65%	1.64%	1.65%	1.69%	1.72%

Ratio of net investment income to average net assets	2.21%	3.16%	4.32%	4.89%	5.27%

Portfolio turnover rate[d]	549%	489%	437%	315%	272%

See page 146 for all footnotes.

INVESTMENT GRADE CREDIT FUND

Investment Grade Credit Fund—Class A Shares

For the Period Ended October 31,

2004
(commenced November 3, 2003)

Net asset value, beginning of period	$10.00

Income (loss) from investment operations

Net investment income[c]	0.38

Net realized and unrealized gain (loss)	0.31

Total from investment operations	0.69

Distributions to shareholders

From net investment income	(0.38)

Net asset value, end of period	$10.31

Total return[a]	7.00%

Net assets at end of period (in 000s)	$2,179

Ratio of net expenses to average net assets[b]	0.82%

Ratio of net investment income to average net assets[b]	3.66%

Ratios assuming no expense reductions

Ratio of expenses to average net assets[b]	1.85%

Ratio of net investment income to average net assets[b]	2.63%

Portfolio turnover rate	78%

See page 146 for all footnotes.

APPENDIX B

GLOBAL INCOME FUND

	Global Income Fund—Class A Shares

	Years Ended October 31,

	2004	2003	2002		2001	2000

Net asset value, beginning of year	$14.39	$14.34	$14.72		$14.68	$14.49

Income (loss) from investment operations

Net investment income[c]	0.36	0.46	0.50	[e]	0.55	0.59

Net realized and unrealized gain (loss)	0.19	0.32	(0.35	) [e]	0.85	0.20

Total from investment operations	0.55	0.78	0.15		1.40	0.79

Distributions to shareholders

From net investment income	(1.29)	(0.73)	(0.53)		(1.36)	(0.60)

Net asset value, end of year	$13.65	$14.39	$14.34		$14.72	$14.68

Total return[a]	4.01%	5.45%	1.08%		10.08%	5.58%

Net assets at end of year (in 000s)	$168,340	$224,553	$255,821		$286,718	$294,738

Ratio of net expenses to average net assets	1.25%	1.35%	1.34%		1.34%	1.34%

Ratio of net investment income to average net assets	2.60%	3.15%	3.36%[e]		3.80%	4.03%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	1.67%	1.74%	1.72%		1.70%	1.70%

Ratio of net investment income to average net assets	2.18%	2.76%	2.98%[e]		3.44%	3.67%

Portfolio turnover rate	109%	106%	146%		222%	185%

See page 146 for all footnotes.

	Global Income Fund—Class B Shares

	Years Ended October 31,

	2004	2003	2002		2001	2000

Net asset value, beginning of year	$14.34	$14.30	$14.68		$14.65	$14.45

Income (loss) from investment operations

Net investment income[c]	0.28	0.39	0.41	[e]	0.48	0.51

Net realized and unrealized gain (loss)	0.19	0.30	(0.33	) [e]	0.84	0.22

Total from investment operations	0.47	0.69	0.08		1.32	0.73

Distributions to shareholders

From net investment income	(1.20)	(0.65)	(0.46)		(1.29)	(0.53)

Net asset value, end of year	$13.61	$14.34	$14.30		$14.68	$14.65

Total return[a]	3.47%	4.87%	0.59%		9.50%	5.14%

Net assets at end of year (in 000s)	$31,252	$37,118	$37,986		$31,969	$22,008

Ratio of net expenses to average net assets	1.84%	1.85%	1.84%		1.84%	1.84%

Ratio of net investment income to average net assets	2.00%	2.64%	2.88	% [e]	3.28%	3.53%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	2.26%	2.24%	2.22%		2.20%	2.20%

Ratio of net investment income to average net assets	1.58%	2.25%	2.50	% [e]	2.92%	3.17%

Portfolio turnover rate	109%	106%	146%		222%	185%

See page 146 for all footnotes.

APPENDIX B

	Global Income Fund—Class C Shares

	Years Ended October 31,

	2004	2003	2002		2001	2000

Net asset value, beginning of year	$14.32	$14.27	$14.65		$14.63	$14.43

Income (loss) from investment operations

Net investment income[c]	0.28	0.38	0.41	[e]	0.47	0.51

Net realized and unrealized gain (loss)	0.18	0.32	(0.33	) [e]	0.84	0.22

Total from investment operations	0.46	0.70	0.08		1.31	0.73

Distributions to shareholders

From net investment income	(1.20)	(0.65)	(0.46)		(1.29)	(0.53)

Net asset value, end of year	$13.58	$14.32	$14.27		$14.65	$14.63

Total return[a]	3.40%	4.96%	0.59%		9.44%	5.13%

Net assets at end of year (in 000s)	$8,463	$11,238	$11,533		$8,679	$5,954

Ratio of net expenses to average net assets	1.84%	1.85%	1.84%		1.84%	1.84%

Ratio of net investment income to average net assets	2.01%	2.64%	2.88	% [e]	3.28%	3.54%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	2.26%	2.24%	2.22%		2.20%	2.20%

Ratio of net investment income to average net assets	1.59%	2.25%	2.50	% [e]	2.92%	3.18%

Portfolio turnover rate	109%	106%	146%		222%	185%

See page 146 for all footnotes.

HIGH YIELD FUND

	High Yield Fund—Class A Shares

	Years Ended October 31,

	2004	2003	2002	2001	2000

Net asset value, beginning of year	$7.79	$6.38	$7.24	$8.18	$9.07

Income (loss) from investment operations

Net investment income[c]	0.65	0.65	0.68	0.83	0.84

Net realized and unrealized gain (loss)	0.32	1.40	(0.86)	(0.93)	(0.78)

Total from investment operations	0.97	2.05	(0.18)	(0.10)	0.06

Distributions to shareholders

From net investment income	(0.68)	(0.64)	(0.68)	(0.84)	(0.95)

Net asset value, end of year	$8.08	$7.79	$6.38	$7.24	$8.18

Total return[a]	12.94%	33.34%	(2.98)%	(1.54)%	0.38%

Net assets at end of year (in 000s)	$1,109,364	$1,821,032	$770,011	$493,739	$409,224

Ratio of net expenses to average net assets	1.16%	1.17%	1.16%	1.16%	1.16%

Ratio of net investment income to average net assets	8.31%	8.97%	9.54%	10.55%	9.54%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	1.18%	1.19%	1.19%	1.22%	1.21%

Ratio of net investment income to average net assets	8.29%	8.95%	9.51%	10.49%	9.49%

Portfolio turnover rate	47%	54%	36%	57%	55%

See page 146 for all footnotes.

APPENDIX B

	High Yield Fund—Class B Shares

	Years Ended October 31,

	2004	2003	2002	2001	2000

Net asset value, beginning of year	$7.80	$6.39	$7.24	$8.18	$9.08

Income (loss) from investment operations

Net investment income[c]	0.60	0.60	0.63	0.77	0.78

Net realized and unrealized gain (loss)	0.31	1.39	(0.85)	(0.93)	(0.80)

Total from investment operations	0.91	1.99	(0.22)	(0.16)	(0.02)

Distributions to shareholders

From net investment income	(0.62)	(0.58)	(0.63)	(0.78)	(0.88)

Net asset value, end of year	$8.09	$7.80	$6.39	$7.24	$8.18

Total return[a]	12.09%	32.31%	(3.56)%	(2.28)%	(0.48)%

Net assets at end of year (in 000s)	$105,106	$97,894	$54,065	$45,514	$37,085

Ratio of net expenses to average net assets	1.91%	1.92%	1.91%	1.91%	1.91%

Ratio of net investment income to average net assets	7.54%	8.25%	8.83%	9.83%	8.79%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	1.93%	1.94%	1.94%	1.97%	1.96%

Ratio of net investment income to average net assets	7.52%	8.23%	8.80%	9.77%	8.74%

Portfolio turnover rate	47%	54%	36%	57%	55%

See page 146 for all footnotes.

	High Yield Fund—Class C Shares

	Years Ended October 31,

	2004	2003	2002	2001	2000

Net asset value, beginning of year	$7.79	$6.38	$7.24	$8.17	$9.07

Income (loss) from investment operations

Net investment income[c]	0.60	0.59	0.62	0.77	0.78

Net realized and unrealized gain (loss)	0.31	1.40	(0.85)	(0.92)	(0.80)

Total from investment operations	0.91	1.99	(0.23)	(0.15)	(0.02)

Distributions to shareholders

From net investment income	(0.62)	(0.58)	(0.63)	(0.78)	(0.88)

Net asset value, end of year	$8.08	$7.79	$6.38	$7.24	$8.17

Total return[a]	12.10%	32.36%	(3.57)%	(2.28)%	(0.48)%

Net assets at end of year (in 000s)	$56,174	$46,812	$20,107	$12,494	$8,933

Ratio of net expenses to average net assets	1.91%	1.92%	1.91%	1.91%	1.91%

Ratio of net investment income to average net assets	7.53%	8.21%	8.81%	9.82%	8.78%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	1.93%	1.94%	1.94%	1.97%	1.96%

Ratio of net investment income to average net assets	7.51	8.19%	8.78%	9.76%	8.73%

Portfolio turnover rate	47%	54%	36%	57%	55%

See page 146 for all footnotes.

APPENDIX B

EMERGING MARKETS DEBT FUND

	Emerging Markets Debt Fund—Class A Shares

		For the
		Period Ended
		October 31, 2003
	2004	(Commenced August 29, 2003)

Net asset value, beginning of period	$10.22	$10.00

Income (loss) from investment operations

Net investment income[c]	0.59	0.08

Net realized and unrealized gain	0.97	0.26

Total from investment operations	1.56	0.34

Distributions to shareholders

From net investment income	(0.57)	(0.12)

From net realized gains	(0.03)	—

Total distributions	(0.60)	(0.12)

Net asset value, end of period	$11.18	$10.22

Total return[a]	15.78%	3.36%

Net assets, end of period (in 000s)	$5,411	$1,088

Ratio of net expenses to average net assets	1.28%	1.28%[b]

Ratio of net investment income to average net assets	5.43%	5.35%[b]

Ratios assuming no expense reductions

Ratio of expenses to average net assets	3.09%	5.53%[b]

Ratio of net investment income to average net assets	3.62%	1.10%[b]

Portfolio turnover rate	273%	49%

See page 146 for all footnotes.

Footnotes:

a	Assumes investment at the net asset value at the beginning of the period, reinvestment of all distributions, a complete redemption of the investment at the net asset value at the end of period and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account, if applicable. Total returns for periods less than one full year are not annualized. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
b	Annualized.
c	Calculated based on the average shares outstanding methodology.
d	Includes the effect of mortgage dollar roll transactions.
e	As required, effective November 1, 2001, the Funds have adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began amortizing all premiums and discounts on debt securities. The effects of these changes for the year ended October 31, 2002 were as follows:

			Decrease the Ratio of Net
			Investment Incomes to
	Decrease Net	Increase Net Realized	Average Net Assets With
	Investment	and Unrealized Gains	and Without Expense
Fund	Income Per Share	and Losses Per Share	Reductions

Ultra-Short Duration Government	$0.05	$0.05	0.48%
Short Duration Government	$0.06	$0.06	0.63%
Government Income	$0.06	$0.06	0.44%
Global Income	$0.06	$0.06	0.43%

Per share ratios and supplemental data for periods prior to November 1, 2001 have not been restated to reflect this change in presentation.

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Index

1 General Investment Management Approach

4 Fund Investment Objectives and Strategies
4	Goldman Sachs Enhanced Income Fund
5	Goldman Sachs Ultra-Short Duration Government Fund
6	Goldman Sachs Short Duration Government Fund
7	Goldman Sachs Government Income Fund
8	Goldman Sachs U.S. Mortgages Fund
9	Goldman Sachs Core Fixed Income Fund
11	Goldman Sachs Investment Grade Credit Fund
13	Goldman Sachs Global Income Fund
15	Goldman Sachs High Yield Fund
17	Goldman Sachs Emerging Markets Debt Fund

20 Other Investment Practices and Securities

24 Principal Risks of the Funds

30 Fund Performance

42 Fund Fees and Expenses

55 Service Providers

65 Dividends

67 Shareholder Guide
67	How to Buy Shares
83	How to Sell Shares

97 Taxation

100 Appendix A Additional Information on Portfolio Risks, Securities and Techniques

126 Appendix B Financial Highlights

Fixed Income Funds Prospectus (Class A, B and C Shares)

FOR MORE INFORMATION

Annual/Semi-annual Report

Additional information about the Funds’ investments is available in the Funds’ annual and semi-annual reports to shareholders. In the Funds’ annual reports, you will find a discussion of the market conditions and investment strategies that significantly affected the Funds’ performance during the last fiscal year.

Statement of Additional Information

Additional information about the Funds and their policies is also available in the Funds’ Additional Statement. The Additional Statement is incorporated by reference into this Prospectus (is legally considered part of this Prospectus).

The Funds’ annual and semi-annual reports, and the Additional Statement, are available free upon request by calling Goldman Sachs at 1-800-526-7384. You can also access and download the annual and semi-annual reports and the Additional Statement at the Funds’ website: http//www.gs.com/funds.

To obtain other information and for shareholder inquiries:

■ By telephone:	1-800-526-7384

■ By mail:	Goldman, Sachs & Co., P.O. Box 06050 Chicago, Illinois 60606-6306

■ By e-mail:	gs-funds@gs.com

■ On the Internet:	SEC EDGAR database – http://www.sec.gov
Goldman Sachs – http://www.gs.com

You may review and obtain copies of Fund documents by visiting the SEC’s public reference room in Washington, D.C. You may also obtain copies of Fund documents, after paying a duplicating fee, by writing to the SEC’s Public Reference Section, Washington, D.C. 20549-0102 or by electronic request to: publicinfo@sec.gov. Information on the operation of the public reference room may be obtained by calling the SEC at (202) 942-8090.

The Funds’ investment company registration number is 811-5349.

GSAM® is a registered service mark of Goldman, Sachs & Co.

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